As filed with the Securities and Exchange Commission on August 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lazydays Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	82-4183498
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6130 Lazy Days Blvd., Seffner, Florida 33584, Telephone: (813) 246-4999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William P. Murnane,
Chairman and Chief Executive Officer
Lazydays Holdings, Inc.
6130 Lazy Days Boulevard
Seffner, Florida 33584
Telephone: (813) 246-4999
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Please send a copy of all communications to:
Esther L. Moreno
Larry W. Ross II
Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street, Suite 1100
Miami, Florida 33131
Telephone: (305) 374-5600

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement. [  ]

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	[ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Shares of Common Stock, par value $0.0001 per share	1,900,000 shares	$7.78	$14,782,000	$1,840.36

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average high and low prices of the Common Stock reported on the Nasdaq Capital Market on August 29, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 31, 2018.

1,900,000 Shares of Common Stock

Lazydays Holdings, Inc.

This prospectus relates to an aggregate of 1,900,000 shares of common stock, par value $0.0001 per share, of Lazydays Holdings, Inc., a Delaware corporation, (“Lazydays,” the “Company,” “Holdco,” “we,” “us,” or “our”), which may be issued from time to time by the Company in connection with acquisitions of assets, businesses, or securities in the Recreation Vehicle (“RV”) and outdoor enthusiast industries. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered.

We do not expect to receive any cash proceeds when we issue shares of common stock offered by this prospectus.

Our common stock trades on the Nasdaq Capital Market (“NASDAQ”) under the symbol “LAZY”. On August 29, 2018, the last reported sales price of our common stock was $7.79 per share.

Investing in the shares involves risks. See ‘‘Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2018

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you with copies of this information, without charge, upon written or oral request to:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attention: Investor Relations

Phone: (813) 246-4999

In order to receive timely delivery of this information, you should make your request no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus, including the Risk Factors and our consolidated financial statements and related notes appearing elsewhere in this prospectus before making an investment decision.

Our Business

Lazydays Holdings, Inc., through its direct and indirect subsidiaries, operates Recreation Vehicle (“RV”) dealerships and offers a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. The Company generates revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV-repair and services, financing and insurance products, third-party protection plans, after-market parts and accessories, RV rentals and RV camping. The Company provides these offerings through its Lazydays branded dealerships. Lazydays is known nationally as The RV AuthorityTM, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013. In this Registration Statement on Form S-4, we refer to Lazydays Holdings, Inc. as “Lazydays,” the “Company,” “Holdco,” “we,” “us,” “our,” and similar words.

The Company believes, based on industry research and management’s estimates, it operates one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, Florida. The Company also operates RV dealerships in Tucson, Arizona, Minneapolis, Minnesota and three cities in Colorado, Loveland, Denver and Longmont. Lazydays offers the largest selection of RV brands in the nation featuring more than 2,700 new and pre-owned RVs. The Company has over 300 service bays across all locations and has RV parts and accessories stores at all locations. Lazydays also has RV rental fleets in Florida, Minnesota and Colorado and availability to two on-site campgrounds with over 700 RV campsites. The Company welcomes over 500,000 visitors to its dealership locations annually, and employs over 700 people at the six facilities. The Company’s dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. The Company believes its dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona and Minnesota) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii.

The Company attracts new customers primarily through Lazydays dealership locations as well as digital and traditional marketing efforts. Once the Company acquires customers through a transaction, those customers become part of the Company’s customer database where the Company leverages customized customer relationship management (“CRM”) tools and analytics to actively engage, market and sell its products and services.

We were formed under the name “Andina Acquisition Corp. II” as an exempted company incorporated in the Cayman Islands on July 1, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.

From the consummation of our initial public offering until October 27, 2017, we were searching for a suitable target business to acquire. On October 27, 2017, a Merger Agreement was entered into by and among Andina Acquisition Corp. II (“Andina”), Andina II Holdco Corp. a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc. and solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil (the “Merger Agreement”). The Merger Agreement provided for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of the Company with and into Merger Sub with the Company surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). On March 15, 2018, we held an extraordinary general meeting of our shareholders, at which the Andina shareholders approved the Mergers and other related proposals. On the same date, we closed the Mergers. In connection with the Mergers, our business became the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries. As a result of the Mergers, the Company’s stockholders and the shareholders of Andina became stockholders of Holdco and we changed the name of Holdco to “Lazydays Holdings, Inc.”

Principle Executive Offices

Our principle executive offices are located at 6130 Lazy Days Boulevard, Seffner, Florida 33584 and our telephone number is (813) 246-4999.

Acquisition Terms

This document serves as our prospectus to offer up to 1,900,000 shares of our common stock that may be issued from time to time by the Company on the completion of acquisitions of assets, businesses, or securities. We expect that the terms of acquisitions involving the issuance shares offered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, or securities to be acquired, and that the shares issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered.

No underwriting discounts or commissions will be paid, although finder’s fees may be paid in connection with certain acquisitions. Any person receiving such fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

1

RISK FACTORS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our common stock, may be adversely affected by a number of factors, including the matters discussed below. Certain statements and information set forth in this registration statement, as well as other written or oral statements made from time to time by us or by our authorized officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should note that forward-looking statements in this document speak only as of the date of this registration statement and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider include the following:

Risks Related to Lazydays’ Business

The Company’s business is affected by the availability of financing to it and its customers.

The Company’s business is affected by the availability of financing to it and its customers. Generally, RV dealers, including the Company, finance their purchases of inventory with financing provided by lending institutions. As of December 31, 2017, the Company had up to $140.0 million in committed financing under a floor plan financing facility (the “Floor Plan Facility”). As of December 31, 2017, the Company had $105.2 million floor plan notes payable outstanding with $34.8 million of additional borrowing capacity under the Floor Plan Facility. As of December 31, 2017, substantially all of the invoice cost of new RV inventory and 15% of book value of used RV inventory was financed under the Floor Plan Facility. On March 15, 2018, the Company entered into a new floor plan facility with a new bank which increased the committed financing to $175.0 million. As of June 30, 2018, the Company had $95.8 million outstanding under its new floor plan facility and $19.3 million outstanding under the M&T Bank (“M&T”) term loan. A decrease in the availability of this type of wholesale financing or an increase in the cost of such wholesale financing could prevent the Company from carrying adequate levels of inventory, which may limit product offerings and could lead to reduced sales and revenues.

Furthermore, many of the Company’s customers finance their RV purchases. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand, especially for RVs, and may continue to do so. There continue to be fewer lenders, more stringent underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions or the credit worthiness of the Company’s customers worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of the Company’s products and have a material adverse effect on the Company’s business, financial condition and results of operations.

Fuel shortages, or high prices for fuel, could have a negative effect on the Company’s business.

Gasoline or diesel fuel is required for the operation of RVs. There can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of or tax on these petroleum products will not significantly increase in the future. Shortages of gasoline and diesel fuel have had a material adverse effect on the RV industry as a whole in the past and any such shortages or substantial increases in the price of fuel could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company’s success will depend to a significant extent on the well-being, as well as the continued popularity and reputation for quality, of the Company’s manufacturers, particularly Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc.

Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc. supplied approximately 29%, 27%, 21%, and 15%, respectively, of the Company’s new RV inventory as of December 31, 2017. The Company depends on its manufacturers to provide it with products that compare favorably with competing products in terms of quality, performance, safety and advanced features. Any adverse change in the production efficiency, product development efforts, technological advancement, marketplace acceptance, reputation, marketing capabilities or financial condition of the Company’s manufacturers could have a substantial adverse impact on the Company’s business. Any difficulties encountered by any of the Company’s manufacturers resulting from economic, financial, or other factors could adversely affect the quality and amount of products that they are able to supply to the Company and the services and support they provide to the Company.

2

The interruption or discontinuance of the operations of the Company’s manufacturers could cause the Company to experience shortfalls, disruptions, or delays with respect to needed inventory. Although the Company believes that adequate alternate sources would be available that could replace any manufacturer as a product source, those alternate sources may not be available at the time of any interruption, and alternative products may not be available at comparable quality and prices.

Any change, non-renewal, unfavorable renegotiation or termination of the Company’s supply arrangements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance.

The Company’s supply arrangements with manufacturers are typically governed by dealer agreements, which are customary in the RV industry. The Company’s dealer agreements with manufacturers are generally made on a location-by-location basis, and each retail location typically enters into multiple dealer agreements with multiple manufacturers. The terms of the Company’s dealer agreements are typically subject to:

●	the Company meeting all of the requirements and conditions of the manufacturer’s applicable programs;

●	the Company meeting certain retail sales objectives;

●	the Company performing services and repairs for all owners of the manufacturer’s RVs (regardless from whom the RV was purchased) that are still under warranty and the Company carrying the manufacturer’s parts and accessories needed to service and repair the manufacturer’s RVs in stock at all times;

●	the Company actively advertising and promoting the manufacturer’s RVs; and

●	the Company indemnifying the manufacturer under certain circumstances.

The Company’s dealer agreements designate a specific geographical territory for the Company, exclusive to the Company, provided that the Company is able to meet the material obligations of the applicable dealer agreement.

In addition, many of the Company’s dealer agreements contain contractual provisions concerning minimum advertised product pricing for current model year units. Wholesale pricing is generally established on a model year basis and is subject to change in the manufacturer’s sole discretion. In certain cases, the manufacturer may also establish a suggested retail price, below which the Company cannot advertise that manufacturer’s RVs. Any change, non-renewal, unfavorable renegotiation or termination of these dealer agreements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance.

The Company’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

The Company depends on consumer discretionary spending and, accordingly, the Company may be adversely affected if its customers reduce, delay or forego their purchases of the Company’s services, protection plans and products as a result of:

●	job losses;

●	bankruptcies;

●	higher consumer debt and interest rates;

●	reduced access to credit;

●	higher energy and fuel costs;

●	relative or perceived cost, availability and comfort of RV use versus other modes of travel, such as air travel and rail;

●	falling home prices;

●	lower consumer confidence;

●	uncertainty or changes in tax policies and tax rates; or

●	uncertainty due to national or international security concerns.

3

Decreases in the number of customers, average spend per customer or retention and renewal rates for the Company’s consumer services and plans would negatively affect the Company’s financial performance. A prolonged period of depressed consumer spending could have a material adverse effect on the Company’s business. In addition, adverse economic conditions may result in an increase in the Company’s operating expenses due to, among other things, higher costs of labor, energy, equipment and facilities. Due to recent fluctuations in the U.S. economy, the Company’s sales, operating and financial results for a particular period are difficult to predict, making it difficult to forecast results for future periods. Additionally, the Company is subject to economic fluctuations in local markets that may not reflect the general economic conditions of the broader U.S. economy. Any of the foregoing factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company depends on its ability to attract and retain customers.

The Company’s future success depends in large part upon the Company’s ability to attract and retain customers for its services, protection plans, products and resources. The extent to which the Company achieves growth in its customer base materially influences the Company’s profitability. Any number of factors could affect the Company’s ability to grow its customer base. These factors include consumer preferences and general economic conditions, the Company’s ability to maintain its retail locations, weather conditions, the availability of alternative products, significant increases in gasoline prices, the disposable income of consumers available for discretionary expenditures and the external perception of the Company’s brands. Any significant decline in the Company’s customer base, the rate of growth of its customer base or customer demand could have a material adverse effect on its business, financial condition and results of operations.

Competition in the market for services, protection plans and products targeting the RV lifestyle or RV enthusiast could reduce the Company’s revenues and profitability.

The market for services, protection plans and products targeting the RV lifestyle or RV enthusiast is highly fragmented and competitive. Competition in the RV market is driven by price, product and service features, technology, performance, reliability, quality, availability, variety, delivery and customer service. In addition to competing with other dealers of new and used RVs, the Company competes directly or indirectly with major national insurance and warranty companies, providers of roadside assistance and providers of extended service contracts.

Additional competitors may enter the businesses in which the Company currently operates. If any of the Company’s competitors successfully provides a broader, more efficient or attractive combination of services, protection plans and products to the Company’s target customers, the Company’s business results could be materially adversely affected. The Company’s inability to compete effectively with existing or potential competitors could have a material adverse effect on the Company’s business, financial condition and results of operations.

Some of the Company’s existing competitors have, and some of the Company’s future competitors may have, greater financial, personnel, and other resources, more well-established brands or reputations and broader customer bases than the Company and, as a result, these competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities and changes in customer preferences. Some of these competitors may have customer bases that are more geographically balanced than the Company’s and, therefore, may be less affected by an economic downturn in a particular region or market. Competitors with greater resources also may be able to offer lower prices, additional products or services or other incentives that the Company cannot match or does not offer. Industry consolidations may also create competitors with broader and more geographic coverage.

4

The Company’s expansion into new, unfamiliar markets presents increased risks that may prevent it from being profitable in these new markets. Delays in opening or acquiring new retail locations could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company intends to expand in part by building or acquiring new retail locations in new markets. As a result, the Company may have less familiarity with local consumer preferences and could encounter difficulties in attracting customers due to a reduced level of consumer familiarity with the Company’s brands. Other factors that may impact the Company’s ability to open or acquire new retail locations in new markets and operate them profitably, many of which are beyond the Company’s control, include:

●	the Company’s ability to identify suitable acquisition opportunities at purchase prices or terms that are attractive or acceptable to the Company or new locations, including the Company’s ability to gather and assess demographic and marketing data to determine consumer demand for the Company’s products in the locations the Company selects;

●	the Company’s ability to negotiate favorable lease agreements;

●	the Company’s ability to secure product lines;

●	the availability of construction materials and labor for new retail locations and the occurrence of significant construction delays or cost overruns;

●	the Company’s ability to accurately assess the profitability of potential acquisitions or new locations;

●	the Company’s ability to secure required governmental permits and approvals;

●	the Company’s ability to hire and train skilled operating personnel, especially management personnel;

●	the Company’s ability to provide a satisfactory product mix that is responsive to the needs of its customers living in the geographic areas where new retail locations are built or acquired;

●	the Company’s ability to supply new retail locations with inventory in a timely manner;

●	the Company’s competitors building or leasing retail locations near the Company’s retail locations or in locations the Company has identified as targets;

●	regional economic and other factors in the geographic areas in which the Company expands; and

●	general economic and business conditions affecting consumer confidence and spending and the overall strength of the Company’s business.

Once the Company decides on a new market and identifies a suitable location or acquisition opportunity, any delays in opening or acquiring or developing new retail locations could impact the Company’s financial results. It is possible that events, such as delays in the entitlements process or construction delays caused by permitting or licensing issues, material shortages, labor issues, weather delays or other acts of god, discovery of contaminants, accidents, deaths or injuries could delay planned openings or force the Company to abandon planned openings altogether.

As the Company grows, the Company will face the risk that its existing resources and systems, including management resources, accounting and finance personnel and operating systems, may be inadequate to support its growth. There can be no assurance that the Company will be able to retain the personnel or make the changes in its systems that may be required to support its growth. Failure to secure these resources and implement these systems on a timely basis could have a material adverse effect on the Company’s results of operations. In addition, hiring additional personnel and implementing changes and enhancements to the Company’s systems will require capital expenditures and other increased costs that could also have a material adverse impact on the Company’s results of operations.

The Company’s expansion into new markets may also create new challenges including an increase in information to be processed by the Company’s information management systems and diversion of management attention from existing operations. To the extent that the Company is not able to meet these additional challenges, the Company’s sales could decrease and the Company’s operating expenses could increase, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Finally, the size, timing, and integration of any future new retail location openings or acquisitions may cause substantial fluctuations in the Company’s results of operations from quarter to quarter. Consequently, the Company’s results of operations for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could have a material adverse effect on the Company’s business, financial condition and results of operations.

As a result of the above factors, there can be no assurance that the Company will be able to operate retail locations in new markets on a profitable basis. The failure to operate retail locations in new markets on a profitable basis could have a material adverse effect on the Company’s business, financial condition and results of operations.

5

Unforeseen expenses, difficulties, and delays encountered in connection with expansion through acquisitions could inhibit the Company’s growth and negatively impact its profitability.

The Company’s success will depend, in part, on the ability of the Company to make successful acquisitions and to integrate the operations of acquired retail locations, including centralizing certain functions to achieve cost savings and pursuing programs and processes that promote cooperation and the sharing of opportunities and resources among the Company’s retail locations and consumer services and plans. Unforeseen expenses, difficulties and delays encountered in connection with rapid expansion through acquisitions could inhibit the Company’s growth, which could have a negative impact on the Company’s profitability.

Additionally, the Company may be unable to identify suitable acquisition candidates or consummate acquisitions. Increased competition for acquisition candidates or increased asking prices by acquisition candidates may increase purchase prices for acquisitions to levels beyond the Company’s financial capability or to levels that would be unlikely to provide the returns required by the Company’s acquisition criteria. Acquisitions also may become more difficult or less attractive in the future as the Company continues to acquire the most attractive dealers. The Company may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that are not completed), and the Company also may pay fees and expenses associated with obtaining financing for acquisitions and with investment banks and others finding acquisitions for the Company. In addition, the Company may encounter difficulties in integrating the operations of acquired dealers with its own operations or managing acquired dealers and stores profitably without substantial costs, delays, or other operational or financial problems. The Company may not be able to achieve the anticipated operating and cost synergies or long-term strategic benefits of its acquisitions within the anticipated timing or at all. For at least the first year after a substantial acquisition and possibly longer, the benefits from the acquisition will be offset by the costs incurred in integrating the business and operations. The Company may also assume liabilities in connection with acquisitions that the Company would otherwise not be exposed to.

The Company’s ability to continue to grow through the acquisition of additional retail locations will depend upon various factors, including the following:

●	the availability of suitable acquisition candidates at attractive purchase prices;

●	the ability to compete effectively for available acquisition opportunities;

●	the availability of cash on hand, borrowed funds or shares of common stock with a sufficient market price to finance acquisitions;

●	the ability to obtain any requisite third party or governmental approvals; and

●	the absence of one or more third parties attempting to impose unsatisfactory restrictions on the Company in connection with their approval of acquisitions.

As a part of the Company’s acquisition strategy, the Company has engaged and will continue to engage in acquisition discussions with various dealerships. In connection with these acquisition discussions, the Company and each potential acquisition candidate exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. Potential acquisition discussions may take place over a long period of time and involve difficult business integration and other issues, including in some cases, management succession, employee transitions and related matters. As a result of these and other factors, potential acquisitions that may from time to time appear likely to occur may not be consummated. In addition, the Company may have disagreements with potential acquisition targets, which could lead to litigation. Any of these factors or outcomes could result in a material adverse effect on the Company’s business, financial condition and results of operations.

Failure to maintain the strength and value of the Company’s brands could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s success depends on the value and strength of the Lazydays brands. The Lazydays name and Lazydays brands are integral to the Company’s business as well as to the implementation of the Company’s strategies for expanding its business. Maintaining, enhancing, promoting and positioning the Company’s brands, particularly in new markets where the Company has limited brand recognition, will depend largely on the success of the Company’s marketing efforts and its ability to provide high quality services, protection plans, products and resources and a consistent, high quality customer experience. The Company’s brands could be adversely affected if the Company fails to achieve these objectives, if the Company fails to comply with local laws and regulations, if the Company is subject to publicized litigation or if the Company’s public image or reputation were to be tarnished by negative publicity. Some of these risks are not within the Company’s control, such as the effects of negative publicity regarding the Company’s manufacturers, suppliers or third party providers of services or negative publicity related to members of management. Any of these events could result in decreases in revenues. Further, maintaining, enhancing, promoting and positioning the Company’s brand image may require the Company to make substantial investments in areas such as marketing, store operations, community relations, store graphics and employee training, which could adversely affect the Company’s cash flow. Furthermore, efforts to maintain, enhance or promote the Company’s brand image may ultimately be unsuccessful. These factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

6

The Company’s failure to successfully order and manage its inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s success depends upon the Company’s ability to successfully manage the Company’s inventory and to anticipate and respond to product trends and consumer demands in a timely manner. The Company’s products appeal to consumers who are, or could become, RV owners. The preferences of these consumers cannot be predicted with certainty and are subject to change. Further, the retail consumer industry, by its nature, is volatile and sensitive to numerous economic factors, including consumer preferences, competition, market conditions, general economic conditions and other factors outside of the Company’s control. The Company typically orders products well in advance of the following selling season. The extended lead times for many of the Company’s purchases may make it difficult for the Company to respond rapidly to new or changing product trends, increases or decreases in consumer demand or changes in prices. If the Company misjudges either the market for the Company’s products or its consumers’ purchasing habits in the future, the Company’s revenues may decline significantly and the Company may not have sufficient inventory to satisfy consumer demand or sales orders or the Company may be required to discount excess inventory, either of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s same store sales may fluctuate and may not be a meaningful indicator of future performance.

The Company’s same store sales may vary from quarter to quarter. A number of factors affect and will continue to affect the Company’s same store sales results, including:

●	changes or anticipated changes to regulations related to the products the Company offers;

●	consumer preferences and buying trends;

●	overall economic trends;

●	the Company’s ability to identify and respond effectively to local and regional trends and customer preferences;

●	the Company’s ability to provide quality customer service that will increase its conversion of shoppers into paying customers;

●	competition in the regional market of a store;

●	atypical weather patterns;

●	changes in the Company’s product mix;

●	changes to local or regional regulations affecting the Company’s stores;

●	changes in sales of consumer services and plans and retention and renewal rates for the Company’s annually renewing consumer services and plans; and

●	changes in pricing and average unit sales.

An unanticipated decline in revenues or same store sales could have a material adverse effect on the Company’s business, financial condition and results of operations.

7

The cyclical nature of the Company’s business has caused its sales and results of operations to fluctuate. These fluctuations may continue in the future, which could result in operating losses during downturns.

The RV industry is cyclical and is influenced by many national and regional economic and demographic factors, including:

●	terms and availability of financing for retailers and consumers;

●	overall consumer confidence and the level of discretionary consumer spending;

●	population and employment trends;

●	income levels; and

●	general economic conditions, including inflation, deflation and recessions.

As a result of the foregoing factors, the Company’s sales and results of operations have fluctuated, and the Company expects that they will continue to fluctuate in the future.

The Company’s business is seasonal and this leads to fluctuations in sales and revenues.

The Company has experienced, and expects to continue to experience, variability in revenue, net income and cash flows as a result of annual seasonality in its business. Because the Company’s largest dealership is located in the southern United States, demand for services, protection plans, products and resources generally increases during the winter season when people move south for the winter or vacation in warmer climates, while sales and profits are generally lower during the summer months. In addition, unusually severe weather conditions in some geographic areas may impact demand.

For the years ended December 31, 2017 and 2016, the Company generated 54% and 56% of its annual revenue in the first and second fiscal quarters, respectively, which include the winter months. The Company incurs additional expenses in the first and second fiscal quarters due to higher purchase volumes, increased staffing in the Company’s retail locations and program costs. If, for any reason, the Company miscalculates the demand for its products or its product mix during the first and second fiscal quarters, the Company’s sales in these quarters could decline, resulting in higher labor costs as a percentage of sales, lower margins and excess inventory, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Due to the Company’s seasonality, the possible adverse impact from other risks associated with its business, including atypical weather, consumer spending levels and general business conditions, is potentially greater if any such risks occur during the Company’s peak sales seasons.

The Company’s business may be adversely affected by unfavorable conditions in its local markets, even if those conditions are not prominent nationally.

The Company’s performance is subject to local economic, competitive, weather and other conditions prevailing in geographic areas where it operates. Since a large portion of the Company’s sales are generated in Florida, the Company’s results of operations depend substantially on general economic conditions and consumer spending habits in the Southeastern United States. In the event that this geographic area experiences a downturn in economic conditions, it could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company may not be able to expand geographically and any geographic expansion may not adequately insulate the Company from the adverse effects of local or regional economic conditions.

The Company may not be able to satisfy its debt obligations upon the occurrence of a change in control under its credit facility.

A Change in Control, is an event of default under the credit facility. Upon the occurrence of a Change in Control, M&T will have the right to declare all outstanding obligations under the credit facility, immediately due and payable and to terminate the availability of future advances to the Company. There can be no assurance that the Company’s lenders will agree to an amendment of the credit facility or a waiver of any such event of default. There can be no assurance that the Company will have sufficient resources available to satisfy all of its obligations under the credit facility if no waiver or amendment is obtained. In the event the Company was unable to satisfy these obligations, it could have a material adverse impact on the Company’s business, financial condition and results of operations.

8

The Company’s ability to operate and expand its business and to respond to changing business and economic conditions will depend on the availability of adequate capital.

As of December 31, 2017, the Company had an existing credit agreement that included a $13.0 million term loan (the “Term Loan Facility”) and $7.0 million of commitments for revolving loans (the “Revolving Credit Facility” and, together with the Term Loan Facility, as amended, the “Senior Secured Credit Facilities”). Additionally, the Company also had up to $140.0 million in committed financing under the Floor Plan Facility. As of December 31, 2017, the Company had $9.1 million of term loans outstanding under the Senior Secured Credit Facilities, net of $0.1 million of unamortized original issue discount, $0.0 million of revolving borrowings outstanding under the Senior Secured Credit Facilities and $105.0 million in floor plan notes payable outstanding under the Floor Plan Facility, net of $0.2 million of unamortized original issue discount, with $7.0 million of additional borrowing capacity under the Revolving Credit Facility and $34.8 million of additional borrowing capacity under the Floor Plan Facility. On March 15, 2018, the Company entered into a $200.0 million facility with M&T Bank, which includes a $175.0 million floor plan facility, a $20.0 million term loan and a $5.0 million line of credit. As of June 30, 2018, the Company had $19.3 million outstanding under the term loan and $95.8 million outstanding under the floor plan facility.

The operation of the Company’s business, the rate of the Company’s expansion and the Company’s ability to respond to changing business and economic conditions depend on the availability of adequate capital, which in turn depends on cash flow generated by the Company’s business and, if necessary, the availability of equity or debt capital. The Company also requires sufficient cash flow to meet its obligations under its existing debt agreements. The Term Loan Facility required the Company to make monthly principal payments of the outstanding principal amount thereof and paid $1.9 million and $1.9 million for the years ended December 31, 2017 and 2016, respectively. Additionally, the Company paid total cash interest on its Senior Secured Credit Facilities of $0.6 million and $0.6 million for the years ended December 31, 2017 and 2016, respectively, and the Company paid total floor plan interest expense on its Floor Plan Facility of $3.7 million and $2.3 million for the years ended December 31, 2017 and 2016, respectively. The M&T Term Loan will require the Company to pay monthly principal installments of $242,000 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11.3 million plus accrued interest. See “Lazydays’ Management’s Discussion and Analysis and Results of Operations —Liquidity and Capital Resources” below.

The Company is dependent to a significant extent on its ability to finance its new and certain of its used RV inventory under the credit facility. Floor plan financing arrangements allow the Company to borrow money to purchase new RVs from the manufacturer or used RVs on trade-in or at auction and pay off the loan when the Company sells the financed RV. The Company may need to increase the capacity of its existing credit facility in connection with its acquisition of dealerships and overall growth. In the event that the Company is unable to obtain such incremental financing, the Company’s ability to complete acquisitions could be limited.

The Company cannot assure you that its cash flow from operations or cash available under its credit facility will be sufficient to meet its needs. If the Company is unable to generate sufficient cash flows from operations in the future, and if availability under its credit facility is not sufficient, the Company may have to obtain additional financing. If the Company obtains additional capital through the issuance of equity, the interests of existing stockholders of the Company will be diluted. If the Company incurs additional indebtedness, such indebtedness may contain significant financial covenants and other negative covenants that may significantly restrict the Company’s ability to operate. The Company cannot assure you that it could obtain additional financing on favorable terms or at all.

The documentation governing the Company’s credit facility contain restrictive covenants that may impair the Company’s ability to access sufficient capital and operate its business.

The documentation governing the Company’s credit facility contain various provisions that limit the Company’s ability to, among other things:

●	incur additional indebtedness;

●	incur certain liens;

●	consolidate or merge;

●	alter the business conducted by the Company and its subsidiaries;

●	make investments, loans, advances, guarantees and acquisitions;

9

●	sell assets, including capital stock of its subsidiaries;

●	enter into certain sale and leaseback transactions;

●	pay dividends on capital stock or redeem, repurchase or retire capital stock or certain other indebtedness;

●	engage in transactions with affiliates; and

●	enter into agreements restricting its subsidiaries’ ability to pay dividends.

In addition, the restrictive covenants contained in the documentation governing the credit facility require the Company to maintain specified financial ratios. See “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” below. The Company’s ability to comply with those financial ratios may be affected by events beyond its control, and its failure to comply with these ratios could result in an event of default.

The restrictive covenants contained in the documentation governing the credit facility may affect the Company’s ability to operate and finance its business as it deems appropriate. The Company’s inability to meet obligations as they become due or to comply with various financial covenants contained in the instruments governing its current or future indebtedness could constitute an event of default under the instruments governing the Company’s indebtedness.

If there were an event of default under the instruments governing the Company’s indebtedness, the holders of the affected indebtedness could declare all of the affected indebtedness immediately due and payable, which, in turn, could cause the acceleration of the maturity of all of the Company’s other indebtedness. The Company may not have sufficient funds available, or the Company may not have access to sufficient capital from other sources, to repay any accelerated debt. Even if the Company could obtain additional financing, the terms of such financing may not be favorable to the Company. In addition, substantially all of the Company’s assets are subject to liens securing the obligations under the credit facility. If amounts outstanding under the credit facility were accelerated, the Company’s lenders could foreclose on these liens and the Company could lose substantially all of its assets. Any event of default under the instruments governing the Company’s indebtedness could have a material adverse effect on the Company’s business, financial condition and results of operations.

Natural disasters, whether or not caused by climate change, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt business and result in lower sales and otherwise adversely affect the Company’s financial performance.

The occurrence of one or more natural disasters, such as tornadoes, hurricanes, fires, floods, hail storms and earthquakes, unusual weather conditions, epidemic outbreaks such as Ebola, Zika virus or measles, terrorist attacks or disruptive political events in certain regions where the Company’s stores are located could adversely affect the Company’s business and result in lower sales. Severe weather, such as heavy snowfall or extreme temperatures, may discourage or restrict customers in a particular region from traveling to the Company’s stores or utilizing the Company’s products, thereby reducing the Company’s sales and profitability. Natural disasters including tornadoes, hurricanes, floods, hail storms and earthquakes may damage the Company’s stores or other operations, which may materially adversely affect the Company’s financial results. Any of these events could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company depends on its relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations could have an adverse effect on the Company’s business and results of operations.

The Company’s business depends in part on developing and maintaining productive relationships with third party providers of services, protection plans, products and resources that the Company markets to its customers. Additionally, the Company relies on certain third party providers to support its services, protection plans, products and resources, including insurance carriers for the Company’s property and casualty insurance and extended service contracts, banks and captive financing companies for vehicle financing and refinancing. The Company cannot accurately predict when, or the extent to which, it will experience any disruption in the supply of products from its vendors or services from its third party providers. Any such disruption could negatively impact the Company’s ability to market and sell its services, protection plans, products and resources, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

With respect to the insurance programs that the Company offers, the Company is dependent on the insurance carriers that underwrite the insurance to obtain appropriate regulatory approvals and maintain compliance with insurance regulations. If such carriers do not obtain appropriate state regulatory approvals or comply with such changing regulations, the Company may be required to use an alternative carrier or change its insurance products or cease marketing certain insurance related products in certain states, which could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company is required to use an alternative insurance carrier or change its insurance related products, it may materially increase the time required to bring an insurance related product to market. Any disruption in the Company’s service offerings could harm the Company’s reputation and result in customer dissatisfaction.

10

Additionally, the Company provides financing to qualified customers through a number of third party financing providers. If one or more of these third party providers ceases to provide financing to the Company’s customers, provides financing to fewer customers or no longer provides financing on competitive terms, or if the Company is unable to replace the current third party providers upon the occurrence of one or more of the foregoing events, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

A portion of the Company’s revenue is from financing, insurance and extended service contracts, which depend on third party lenders and insurance companies. The Company cannot assure you that third party lending institutions will continue to provide financing for RV purchases.

A portion of the Company’s revenue comes from the fees the Company receives from lending institutions and insurance companies for arranging financing and insurance coverage for the Company’s customers. The lending institution pays the Company a fee for each loan that it arranges. If these lenders were to lend to the Company’s customers directly rather than through the Company, the Company would not receive a fee. In addition, if customers prepay financing the Company arranged within a specified period (generally within six months of making the loan), the Company is required to rebate (or “chargeback”) all or a portion of the commissions paid to the Company by the lending institution. The Company’s revenues from financing fees and vehicle service contract fees are recorded net of a reserve for estimated future chargebacks based on historical operating results. Lending institutions may change the criteria or terms they use to make loan decisions, which could reduce the number of customers for whom the Company can arrange financing, or may elect to not continue to provide these products with respect to RVs. The Company’s customers may also use the internet or other electronic methods to find financing alternatives. If any of these events occur, the Company could lose a significant portion of its income and profit.

Furthermore, new and used vehicles may be sold and financed through retail installment sales contracts entered into between the Company and third-party purchasers. Prior to entering into a retail installment sales contract with a third-party purchaser, the Company typically has a commitment from a third-party lender for the assignment of such retail installment sales contract, subject to final review, approval and verification of the retail installment sales contract, related documentation and the information contained therein. Retail installment sales contracts are typically assigned by the Company to third-party lenders simultaneously with the execution of the retail installment sales contracts. Contracts in transit represent amounts due from third-party lenders from whom pre-arranged assignment agreements have been determined, and to whom the retail installment sales contract have been assigned. The Company recognizes revenue when the applicable new or used vehicle is delivered and the Company has assigned the retail installment sales contract to a third-party lender and collectability is reasonably assured. Funding from the third-party lender is provided upon receipt, final review, approval and verification of the retail installment sales contract, related documentation and the information contained therein. Retail installment sales contracts are typically funded within ten days of the initial approval of the retail installment sales contract by the third-party lender. Contracts in transit are included in current assets in the Company’s consolidated financial statements included elsewhere in this prospectus and totaled $15.5 million as of December 31, 2017 and $9.4 million as of December 31, 2016. Any defaults on these retail installment sales contracts could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company is unable to retain senior executives and attract and retain other qualified employees, the Company’s business might be adversely affected.

The Company’s success depends in part on its ability to attract, hire, train and retain qualified managerial, sales and marketing personnel. Competition for these types of personnel is high. The Company may be unsuccessful in attracting and retaining the personnel it requires to conduct its operations successfully and, in such an event, the Company’s business could be materially and adversely affected. The Company’s success also depends to a significant extent on the continued service and performance of the Company’s senior management team, including its Chairman and Chief Executive Officer, William Murnane. The loss of any member of the Company’s senior management team could impair its ability to execute its business plan and could therefore have a material adverse effect on the Company’s business, results of operations and financial condition. The Company does not currently maintain key man life insurance policies on any member of its senior management team or other key employees. The Company entered into employment agreements with William Murnane, the Company’s Chief Executive Officer and Chairman, and Maura Berney, the Company’s former Chief Financial Officer, which became effective upon the consummation of the Mergers. The Company has entered into an employment offer letter with Nicholas Tomashot, the Company’s new Chief Financial Officer. The Company has not entered into any other employment agreements with other persons.

11

The Company’s business depends on its ability to meet its labor needs.

The Company’s success depends in part upon its ability to attract, motivate and retain a sufficient number of qualified employees, including market managers, general managers, sales managers, department managers and sales associates. Qualified individuals of the requisite caliber may be scarce in some areas. If the Company is unable to hire and retain sales associates capable of consistently providing a high level of customer service, as demonstrated by, among other qualities, their enthusiasm for the Company’s culture and knowledge of the Company’s products, the Company’s business could be materially adversely affected. Although none of the Company’s employees is currently covered by collective bargaining agreements, the Company’s employees may elect to be represented by labor unions in the future. If Company employees were to so elect, the Company’s labor costs could increase. Additionally, competition for qualified employees could require the Company to pay higher wages to attract the required number of employees. An inability to recruit and retain a sufficient number of qualified employees in the future may delay the planned openings of new stores. Any such delays, any material increases in employee turnover rates at existing stores or any increases in labor costs could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company primarily leases its retail locations. If the Company is unable to maintain those leases or locate alternative sites for retail locations in its target markets and on terms that are acceptable to it, the Company’s revenues and profitability could be adversely affected.

The Company leases most of the real properties where it has operations, including, as of June 30, 2018, five of the six Lazydays retail locations in three states. The Company’s leases generally provide for fixed monthly rentals with escalation clauses and range from five to twenty years. There can be no assurance that the Company will be able to maintain its existing retail locations as leases expire, extend the leases or be able to locate alternative sites in its target markets and on favorable terms. Any failure to maintain its existing retail locations, extend the leases or locate alternative sites on favorable or acceptable terms could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business is subject to numerous federal, state and local regulations.

The Company’s operations are subject to varying degrees of federal, state and local regulation, including regulations with respect to the Company’s RV sales, RV financing, marketing, direct mail, roadside assistance programs and insurance activities. New regulatory efforts may be proposed from time to time that may affect the way the Company operates its businesses. For example, in the past a principal source of leads for the Company’s direct response marketing efforts was new vehicle registrations provided by motor vehicle departments in various states. Currently, all states restrict access to motor vehicle registration information.

The Company is also subject to federal and state consumer protection and unfair trade practice laws and regulations relating to the sale, transportation and marketing of motor vehicles. Federal, state and local laws and regulations also impose upon vehicle operators various restrictions on the weight, length and width of motor vehicles that may be operated in certain jurisdictions or on certain roadways. Certain jurisdictions also prohibit the sale of vehicles exceeding length restrictions. Federal and state authorities also have various environmental control standards relating to air, water, noise pollution and hazardous waste generation and disposal which affect the Company’s business and operations.

Further, certain federal and state laws and regulations affect the Company’s activities. Areas of the Company’s business affected by such laws and regulations include, but are not limited to, labor, advertising, consumer protection, real estate, promotions, quality of services, intellectual property, tax, import and export, anti-corruption, anti-competition, environmental, health and safety. Compliance with these laws and others may be onerous and costly, at times, and may be inconsistent from jurisdiction to jurisdiction which further complicates compliance efforts.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, established the Consumer Financial Protection Bureau (the “CFPB”), an independent federal agency funded by the United States Federal Reserve with broad regulatory powers and limited oversight from the United States Congress. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers, in particular, their sale and marketing of finance and insurance products, through its regulation of automotive finance companies and other financial institutions. In March 2013, the CFPB issued supervisory guidance highlighting its concern that the practice of automotive dealers being compensated for arranging customer financing through discretionary markup of wholesale rates offered by financial institutions (“dealer markup”) results in a significant risk of pricing disparity in violation of The Equal Credit Opportunity Act (the “ECOA”). The CFPB recommended that financial institutions under its jurisdiction take steps to address compliance with the ECOA, which may include imposing controls on dealer markup, monitoring and addressing the effects of dealer markup policies, and eliminating dealer discretion to markup buy rates and fairly compensating dealers using a different mechanism.

12

In addition, the Patient Protection and Affordable Care Act (the “Affordable Care Act”), which was signed into law on March 23, 2010, may increase the Company’s annual employee health care costs that it funds and has increased the Company’s cost of compliance and compliance risk related to offering health care benefits. Efforts to modify, repeal or otherwise invalidate all, or certain provisions of, the Affordable Care Act and/or adopt a replacement healthcare reform law may impact the Company’s employee healthcare costs. At this time, there is uncertainty concerning whether the Affordable Care Act will be repealed or what requirements will be included in a new law, if enacted. If health care costs rise, the Company may experience increased operating costs, which may adversely affect the Company’s business, financial condition and results of operations.

Furthermore, the Company’s property and casualty insurance programs that it offers through third party insurance carriers are subject to state laws and regulations governing the business of insurance, including, without limitation, laws and regulations governing the administration, underwriting, marketing, solicitation or sale of insurance products. The Company’s third party insurance carriers are required to apply for, renew, and maintain licenses issued by state, federal or foreign regulatory authorities. Such regulatory authorities have relatively broad discretion to grant, renew and revoke such licenses. Accordingly, any failure by such parties to comply with the then current licensing requirements, which may include any determination of financial instability by such regulatory authorities, could result in such regulatory authorities denying third party insurance carriers’ initial or renewal applications for such licenses, modifying the terms of licenses or revoking licenses that they currently possess, which could severely inhibit the Company’s ability to market these insurance products. Additionally, certain state laws and regulations govern the form and content of certain disclosures that must be made in connection with the sale, advertising or offer of any insurance program to a consumer. The Company reviews all marketing materials it disseminates to the public for compliance with applicable insurance regulations. The Company is required to maintain certain licenses and approvals in order to market insurance products.

The Company has instituted various comprehensive policies and procedures to address compliance. However, there can be no assurance that employees, contractors, vendors or the Company’s agents will not violate such laws and regulations or the Company’s policies and procedures.

Regulations applicable to the sale of extended service contracts could materially impact the Company’s business and results of operations.

The Company offers extended service contracts that may be purchased as a supplement to the original purchaser’s warranty. These products are subject to complex federal and state laws and regulations. There can be no assurance that regulatory authorities in the jurisdictions in which these products are offered will not seek to regulate or restrict these products. Failure to comply with applicable laws and regulations could result in fines or other penalties including orders by state regulators to discontinue sales of the warranty products in one or more jurisdictions. Such a result could materially and adversely affect the Company’s business, results of operations and financial condition.

The Company currently transfers the majority of the administration and liability obligations associated with these extended service contracts to a third party upon purchase by the customer. State laws and regulations, however, may limit or condition the Company’s ability to transfer these administration and liability obligations to third parties, which could in turn impact the way revenue is recognized from these products. Failure to comply with these laws could result in fines or other penalties, including orders by state regulators to discontinue sales of these product offerings as currently structured. Such a result could materially and adversely affect the Company’s business, financial condition and results of operations.

If state dealer laws are repealed or weakened, the Company’s dealerships will be more susceptible to termination, non-renewal or renegotiation of dealer agreements.

State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or attempt to comply with the manufacturer’s criteria within a specified notice period to avoid the termination or non-renewal. Manufacturers have been lobbying and continue to lobby for the repeal or revision of state dealer laws. Although the lobbying efforts have been unsuccessful to date, if dealer laws are repealed in the states in which the Company operates, manufacturers may be able to terminate the Company’s dealer agreements without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for the Company to renew its dealer agreements upon expiration.

The ability of a manufacturer to grant additional dealer agreements is based on a number of factors which the Company cannot control. If manufacturers grant new dealer agreements in areas near the Company’s existing markets, such new dealer agreements could have a material adverse effect on the Company’s business, financial condition and results of operations.

13

The Company’s failure to comply with certain environmental regulations could adversely affect the Company’s business, financial condition and results of operations.

The Company’s operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and propane. Consequently, the Company’s business is subject to federal, state and local requirements that regulate the environment and public health and safety. The Company may incur significant costs to comply with such requirements. The Company’s failure to comply with these regulations and requirements could cause the Company to become subject to fines and penalties or otherwise have an adverse impact on the Company’s business. In addition, the Company has indemnified certain of its landlords for any hazardous waste which may be found on or about property the Company leases. If any such hazardous waste were to be found on property that the Company occupies, a significant claim giving rise to the Company’s indemnity obligation could have a negative effect on the Company’s business, financial condition and results of operations.

Climate change legislation or regulations restricting emission of “greenhouse gases” could result in increased operating costs and reduced demand for the RVs the Company sells.

The United States Environmental Protection Agency has adopted rules under existing provisions of the federal Clean Air Act that require a reduction in emissions of greenhouse gases from motor vehicles. The adoption of any laws or regulations requiring significant increases in fuel economy requirements or new federal or state restrictions on vehicles and automotive fuels in the United States could adversely affect demand for those vehicles and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may be unable to enforce its intellectual property rights and the Company may be accused of infringing the intellectual property rights of third parties which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company owns a variety of registered trademarks and service marks. The Company believes that its trademarks have significant value and are important to its marketing efforts. If the Company is unable to continue to protect the trademarks and service marks for its proprietary brands, if such marks become generic or if third parties adopt marks similar to the Company’s marks, the Company’s ability to differentiate its products and services may be diminished. In the event that the Company’s trademarks or service marks are successfully challenged by third parties, the Company could lose brand recognition and be forced to devote additional resources to advertising and marketing new brands for its products.

From time to time, the Company may be compelled to protect its intellectual property, which may involve litigation. Such litigation may be time-consuming, expensive and distract the Company’s management from running the day-to-day operations of its business, and could result in the impairment or loss of the involved intellectual property. There is no guarantee that the steps the Company takes to protect its intellectual property, including litigation when necessary, will be successful. The loss or reduction of any of the Company’s significant intellectual property rights could diminish the Company’s ability to distinguish its products from competitors’ products and retain its market share for its proprietary products. The Company’s inability to effectively protect the Company’s proprietary intellectual property rights could have a material adverse effect on the Company’s business, results of operations and financial condition.

Other parties also may claim that the Company infringes on their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against the Company or the payment of damages. These claims could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company is unable to maintain or upgrade its information technology systems or if the Company is unable to convert to alternate systems in an efficient and timely manner, the Company’s operations may be disrupted or become less efficient.

The Company depends on a variety of information technology systems for the efficient operation of its business. The Company relies on hardware, telecommunications and software vendors to maintain and periodically upgrade many of these information technology systems so that the Company can continue to operate its business. Various components of the Company’s information technology systems, including hardware, networks, and software, are licensed to the Company by third party vendors. The Company relies extensively on its information technology systems to process transactions, summarize results and efficiently manage its business. Additionally, because the Company accepts debit and credit cards for payment, the Company is subject to the Payment Card Industry Data Security Standard (the “PCI Standard”), issued by the Payment Card Industry Security Standards Council. The PCI Standard contains various compliance guidelines with respect to the Company’s security surrounding the physical and electronic storage, processing and transmission of cardholder data. The Company is currently in compliance with the PCI Standard, however, complying with the PCI Standard and implementing related procedures, technology and information security measures requires significant resources and ongoing attention to compliance. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology such as those necessary to maintain compliance with the PCI Standard or with respect to maintenance or support of existing systems could also disrupt or reduce the efficiency of the Company’s operations. Any material interruptions or failures in the Company’s payment-related systems could have a material adverse effect on the Company’s business, financial condition and results of operations.

14

Any disruptions to the Company’s information technology systems or breaches of the Company’s network security could interrupt its operations, compromise its reputation, expose it to litigation, government enforcement actions and costly response measures and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies on the integrity, security and successful functioning of its information technology systems and network infrastructure across the Company’s operations. The Company uses information technology systems to, among other things, support its consumer services and plans, manage procurement, manage its supply chain, track inventory information at its retail locations, communicate customer information and aggregate daily sales, margin and promotional information. The Company also uses information systems to report and audit its operational results.

In connection with sales, the Company transmits encrypted confidential credit and debit card information. Although the Company is currently in compliance with the PCI Standard, there can be no assurance that in the future the Company will be able to remain compliant with the PCI Standard or other industry recommended or contractually required practices. Even if the Company continues to be compliant with such standards, it still may not be able to prevent security breaches.

The Company also has access to, collects or maintains private or confidential information regarding its customers, associates and suppliers, as well as the Company’s business. The protection of the Company’s customer, associate, supplier and company data is critical to the Company. The regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements across the Company’s business and operations. In addition, the Company’s customers have a high expectation that the Company will adequately protect their personal information from cyber-attacks and other security breaches. The Company has procedures in place to safeguard its customer’s data and information. However, a significant breach of customer, employee, supplier, or company data could attract a substantial amount of negative media attention, damage the Company’s relationships with its customers and suppliers, harm the Company’s reputation and result in lost sales, fines and/or lawsuits.

An increasingly significant portion of the Company’s sales depends on the continuing operation of its information technology and communications systems, including but not limited to its point-of-sale system and its credit card processing systems. The Company’s information technology, communication systems and electronic data may be vulnerable to damage or interruption from earthquakes, acts of war or terrorist attacks, floods, fires, tornadoes, hurricanes, power loss and outages, computer and telecommunications failures, computer viruses, loss of data, unauthorized data breaches, usage errors by the Company’s associates or the Company’s contractors or other attempts to harm the Company’s systems, including cyber-security attacks, hacking by third parties, computer viruses or other breaches of cardholder data. Some of the Company’s information technology and communication systems are not fully redundant and the Company’s disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, intentional sabotage or other unanticipated problems could result in lengthy interruptions in the Company’s information technology and communications systems. Any errors or vulnerabilities in the Company’s information technology and communications systems, or damage to or failure of its information technology and communications systems, could result in interruptions in the Company’s services and non-compliance with certain regulations or expose the Company to risk of litigation and liability, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Increases in the minimum wage could adversely affect the Company’s financial results.

From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in a number of individual states. As federal or state minimum wage rates increase, the Company may be required to increase not only the wage rates of the Company’s minimum wage employees, but also the wages paid to the Company’s other hourly employees as well. Any increase in the cost of the Company’s labor could have an adverse effect on the Company’s operating costs, financial condition and results of operations.

The Company may be subject to product liability claims if people or property are harmed by the products the Company sells.

Some of the products the Company sells may expose the Company to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Although the Company maintains liability insurance, the Company cannot be certain that its insurance coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to the Company on economically reasonable terms, or at all. In addition, some of the Company’s agreements with its vendors and sellers do not indemnify the Company from losses attributable to product liability. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding a product recall or any assertion that the products sold by the Company caused property damage or personal injury could damage the Company’s brand image and its reputation with existing and potential consumers and have a material adverse effect on the Company’s business, financial condition and results of operations.

15

The Company may be named in litigation, which may result in substantial costs and reputational harm and divert management’s attention and resources.

The Company faces legal risks in its business, including claims from disputes with its employees and its former employees and claims associated with general commercial disputes, product liability and other matters. Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time. While the Company maintains director and officer insurance, as well as general and product liability insurance, the amount of insurance coverage may not be sufficient to cover a claim and the continued availability of this insurance cannot be assured. Regardless of their subject matter or merits, class action lawsuits may result in significant cost to the Company, which costs may not be covered by insurance, may divert the attention of management or may otherwise have an adverse effect on the Company’s business, brand image, financial condition and results of operations. Negative publicity from litigation, whether or not resulting in a substantial cost to the Company, could materially damage the Company’s reputation. The Company may in the future be the target of litigation and any such litigation may result in substantial costs and reputational harm and divert management’s attention and resources. Costs, harm to the Company’s reputation and diversion of management’s attention and resources could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s risk management policies and procedures may not be fully effective in achieving their purposes.

The Company’s policies, procedures, controls and oversight to monitor and manage its enterprise risks may not be fully effective in achieving their purpose and may leave the Company exposed to identified or unidentified risks. Past or future misconduct by the Company’s employees or vendors could result in violations of law by the Company, regulatory sanctions and/or serious reputational or financial harm to the Company. The Company monitors its policies, procedures and controls; however, there can be no assurance that its policies, procedures and controls will be sufficient to prevent all forms of misconduct. The Company reviews its compensation policies and practices as part of the Company’s overall enterprise risk management program, but it is possible that its compensation policies could incentivize inappropriate risk taking or misconduct. If such inappropriate risks or misconduct occurs, it is possible that it could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company could incur asset impairment charges for goodwill, intangible assets or other long-lived assets.

The Company has a significant amount of goodwill, intangible assets and other long-lived assets. At least annually, the Company reviews goodwill, trademarks and tradenames for impairment. Long-lived assets, identifiable intangible assets and goodwill are also reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future cash flows. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. If the carrying value of a long-lived asset is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value. The Company’s determination of future cash flows, future recoverability and fair value of the Company’s long-lived assets includes significant estimates and assumptions. Changes in those estimates and/or assumptions or lower than anticipated future financial performance may result in the identification of an impaired asset and a non-cash impairment charge, which could be material. Any such charge could adversely affect the Company.

Risks Related to the Business Combination and Our Stock

Future resales of the shares of common stock of the Company issued to the stockholders and the investors in the PIPE Investment may cause the market price of the Company’s securities to drop significantly, even if the Company’s business is doing well.

Under the Merger Agreement, the stockholders, the optionholders, and the bonus payment recipients received, among other things, an aggregate of: (i) 2,857,189 shares of Company common stock; and (ii) $86.741 million. On May 15, 2018, as a result of a working capital adjustment, the Company received $0.562 million from the working capital escrow funds resulting in a net purchase price of $86.178 million. Pursuant to the Merger Agreement, certain of the stockholders will be restricted from selling any of the Company common stock that they receive as a result of the Transaction Merger during the nine month period after the closing date of the Mergers, subject to certain exceptions.

16

Subject to these restrictions, the Company has entered into a registration rights agreement pursuant to which such stockholders have been granted certain demand and “piggy-back” registration rights with respect to their securities. Additionally, the investors in the PIPE Investment have entered into a registration rights agreement granting them certain registration rights.

Furthermore, the stockholders and investors in the PIPE Investment may sell Company common stock pursuant to Rule 144 under the Securities Act, if available, rather than under a registration statement. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Andina was a shell company, waiting until one year after the Company’s filing with the SEC of its Current Report on Form 8-K filed on March 21, 2018.

Upon expiration of the applicable lock-up periods (with respect to stockholders who have executed lock-up agreements), and upon effectiveness of any registration statement the Company files pursuant to the above-referenced registration rights or upon satisfaction of the requirements of Rule 144 under the Securities Act, the stockholders and investors in the PIPE Investment may sell large amounts of Company common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the Company’s stock price or putting significant downward pressure on the price of the Company’s common stock.

Nasdaq may delist the Company’s common stock on its exchange, which could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

The Company’s common stock is listed on the Nasdaq Stock Market. There is no assurance that the Company will be able to maintain the listing of its common stock in the future.

If the Company’s common stock is delisted from trading on Nasdaq, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The Company’s ability to request indemnification from the stockholders for damages arising out of the business combination are limited in certain instances to those claims where damages exceed $1.0 million and is limited to the cash and shares placed in escrow.

At the closing of the business combination, (i) an aggregate of $4.25 million of cash to be paid as part of the merger consideration and (ii) 142,857 of the Company common stock to be issued as part of the merger consideration (“Indemnity Escrow Fund”) was deposited in escrow to provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Merger Agreement for breaches of representations, warranties and covenants by Lazy Days’ R.V. Center, Inc. Claims for indemnification may only be asserted (subject to certain exceptions) by the Company once the damages incurred by the Company exceed a $1.0 million deductible, in which event the amount payable from the Indemnity Escrow Fund shall be the amount in excess of the deductible. Accordingly, it is possible that the Company will not be entitled to indemnification even if Lazy Days’ R.V. Center, Inc. is found to have breached certain of its representations, warranties and covenants contained in the Merger Agreement if such breaches would only result in damages to the Company of less than $1.0 million. Also, subject to certain limited exceptions, the Company’s right to seek indemnification is limited to the Indemnity Escrow Fund and such right expires one year from the closing date of the Mergers. At such time, the Indemnity Escrow Fund will be released from the escrow to the stockholders, the optionholders and the bonus payment recipients, less amounts previously applied in satisfaction of or reserved with respect to indemnification claims, if any, that are made prior to that date.

The Company’s outstanding convertible preferred stock, warrants and options may have an adverse effect on the market price of our common stock.

As of June 30, 2018, we had outstanding (i) stock options issued to the board of directors and employees to purchase 3,658,421 shares of common stock at an exercise price of $11.10 and $10.40, (ii) pre-funded warrants to purchase up to 1,339,499 shares of common stock that were issued in the PIPE Investment, (iii) warrants to purchase 2,522,458 shares of our common stock at $11.50 per share issued in the PIPE Investment, (iv) warrants to purchase 2,155,000 shares of our common stock at $11.50 per share held by Andina public shareholders, (v) 5,962,733 shares of common stock issuable upon the conversion of the 600,000 Series A Preferred Stock of Holdco, and (vi) 657,142 shares underlying unit purchase options. Furthermore, we may issue additional equity awards under our 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The sale, or even the possibility of sale, of the shares underlying the warrants and options and the shares issuable under our incentive plan could have an adverse effect on the market price of the common stock or on our ability to obtain future financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

17

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we rely, or may rely, on these exemptions. If some investors find our common stock less attractive as a result, the price of our common stock may be reduced, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We could remain an “emerging growth company” until the last day of 2020, although a variety of circumstances could cause us to lose that status earlier. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies.

The conversion of the Series A Preferred Stock into Company common stock may dilute the value for the other holders of Company common stock.

The Series A Preferred Stock is convertible into Company common stock. As a result of the conversion of any issued and outstanding Series A Preferred Stock, the existing holders of Company common stock will own a smaller percentage of the outstanding Company common stock. Further, additional Company common stock may be issuable pursuant to certain other features of the Series A Preferred Stock, with such issuances being further dilutive to existing holders of Company common stock.

If Series A Preferred Stock is converted into Company common stock, holders of such converted Company common stock will be entitled to the same dividend and distribution rights as other holders of Company common stock. As such, another dilutive effect resulting from the conversion of any shares of Series A Preferred Stock will be a dilution to dividends and distributions receivable on account of Company common stock.

The holders of Series A Preferred Stock own a large portion of the voting power of the Company common stock and have the right to nominate two members to the Company’s board of directors. As a result, these holders may influence the composition of the board of directors of the Company and future actions taken by the board of directors of the Company.

The purchasers of the Series A Preferred Stock in the PIPE Investment are entitled to vote upon all matters upon which holders of the Company common stock have the right to vote and are entitled to the number of votes equal to the number of full shares of Company common stock into which such shares of Series A Preferred Stock could be converted at the then applicable conversion rate. Accordingly, the holders of the Series A Preferred Stock will hold approximately 41.3% of the voting power of the Company on an as-converted basis (assuming that no holders of the Series A Preferred Shares exercise their conversion rights). As a result, the holders of the Series A Preferred Stock may have the ability to influence future actions by the Company requiring stockholder approval.

Further, the Certificate of Designations of the Series A Preferred Stock provides that the holders of the Series A Preferred Stock have the right to nominate for election two individuals to the Company’s board of directors. As a result, the holders of Series A Preferred Stock will be able influence the composition of the board and, in turn, potentially influence and impact future actions taken by the board of directors of the Company.

18

The holders of the Series A Preferred Stock have certain rights that may not allow the Company to take certain actions.

Pursuant to the certificate of designations governing the Series A Preferred Stock, the holders of the Series A Preferred Stock must consent to the Company taking certain actions, including among others, the increase in the number of directors constituting the Company’s board above eight members, the incurrence of certain indebtedness and the sale of certain assets. The holders of the Series A Preferred Stock are not obligated to consent to any specific action and there can be no assurance that the holders will consent to any action the Company’s board determines is in the best interests of its stockholders as a whole.

Additionally, the purchasers of the Series A Preferred Stock have been granted a right of first refusal on certain debt financings. Pursuant to this right, the purchasers will have 15 business days to determine whether they want to undertake a covered debt financing. This may delay the Company’s ability to undertake a debt financing and may cause certain third parties to be less willing to engage in any debt financing with the Company.

USE OF PROCEEDS

We will receive no proceeds from the offering of the shares other than the value of the assets, businesses, or securities acquired by us in acquisitions for which shares are offered under this prospectus.

MARKET PRICE AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our shares of common stock are listed on the NASDAQ Capital Market under the symbol “LAZY” and our warrants are quoted on the OTC Pink marketplace under the symbol “LAZYW”.

The following table sets forth the high and low sales prices for our common stock and warrants since March 16, 2018, the day after we consummated the Mergers.

Period*	Common Stock		Warrants
	High	Low	High	Low
2018
Third Quarter**	$9.51	$7.65	$1.97	$1.05
Second Quarter	$10.60	$7.25	$1.84	$0.80
First Quarter	11.66	9.46	—	—

*	Prior to consummation of the Mergers, our fiscal year end was November 30. We changed our fiscal year end to December 31st in connection with the Mergers and the period covered in this table is stated on a December 31st year end.

**	Through August 29, 2018

Until March 15, 2018, Andina’s units, ordinary shares, rights and warrants were traded on The Nasdaq Capital Market under the symbols “ANDAU,” “ANDA,” “ANDAR” and “ANDAW,” respectively. The following table sets forth the high and low sales prices for Andina’s units, ordinary shares, rights and warrants for the periods indicated since the units began public trading on November 25, 2015 and Andina’s ordinary shares, rights and warrants began public trading on December 7, 2015 through March 15, 2018, the date the Mergers were consummated.

Period*	Units		Ordinary Shares		Rights		Warrants
	High	Low	High	Low	High	Low	High	Low
2017-2018:
Second Quarter**	$16.04	$16.04	$10.33	$9.80	$1.42	$1.10	$2.26	$1.77
First Quarter	16.04	12.00	10.46	9.76	1.45	1.14	2.00	1.15

2016-2017:
Fourth Quarter	12.00	10.20	10.40	9.51	1.29	0.4499	1.24	0.249
Third Quarter	11.13	10.60	10.16	9.64	0.54	0.36	0.32	0.15
Second Quarter	11.00	10.50	10.17	10.00	0.67	0.42	0.39	0.20
First Quarter	11.10	10.49	10.35	9.93	0.65	0.33	0.39	0.20

2015-2016:
Fourth Quarter	10.50	10.27	9.95	9.81	0.80	0.23	0.25	0.12
Third Quarter	10.70	10.06	10.05	9.67	0.43	0.1601	0.18	0.08
Second Quarter	11.00	9.84	9.78	9.53	0.26	0.16	0.15	0.1001
First Quarter	10.66	9.7999	9.65	9.40	0.30	0.22	0.16	0.10

2014-2015:
Fourth Quarter	9.97	9.90	N/A	N/A	N/A	N/A	N/A	N/A

*	Prior to consummation of the Mergers, our fiscal year end was November 30. We changed our fiscal year end to December 31st in connection with the Mergers but all periods in this table are stated on a November 30 year end.

**	Through March 15, 2018.

19

On August 29, 2018, the last reported sales prices of our common stock and warrants were $7.79 per share and $1.48 per warrant, respectively. As of August 29, 2018, there were 57 holders of record of our shares of common stock, 4 holders of record of our shares of Series A Preferred Stock and 33 holders of record of our warrants.

We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock in the foreseeable future. Our board of directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions, subject to any restrictions under our credit facility.

INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

The Company operates Recreation Vehicle (“RV”) dealerships and offers a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. The Company generates revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV-repair and services, financing and insurance products, third-party protection plans, after-market parts and accessories, RV rentals and RV camping. The Company provides these offerings through its Lazydays branded dealerships. Lazydays is known nationally as The RV AuthorityTM , a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013.

The Company believes, based on industry research and management’s estimates, it operates one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, Florida. The Company also operates RV dealerships in Tucson, Arizona, Minneapolis, Minnesota and three cities in Colorado, Loveland, Denver and Longmont. Lazydays offers the largest selection of RV brands in the nation featuring more than 2,700 new and pre-owned RVs. The Company has over 300 service bays across all locations and has RV parts and accessories stores at all locations. Lazydays also has RV rental fleets in Florida, Minnesota and Colorado and availability to two on-site campgrounds with over 700 RV campsites. The Company welcomes over 500,000 visitors to its dealership locations annually, and employs over 700 people at the six facilities. The Company’s dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. The Company believes its dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona and Minnesota) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii. The Company attracts new customers primarily through Lazydays dealership locations as well as digital and traditional marketing efforts. Once the Company acquires customers through a transaction, those customers become part of the Company’s customer database where the Company leverages customized CRM tools and analytics to actively engage, market and sell its products and services.

Company Strengths

The Iconic Brand. With over forty years of history dating back to 1976, Lazydays is an iconic, industry leading brand that is synonymous with the RV lifestyle and is known nationally as the RV AuthorityTM, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013. Based on a research report prepared by Russell Research in November / December 2017, Lazydays is the second most well-known R.V. dealership brand among a national audience of non-Lazydays customers surveyed. According to the report, over 85% of Lazydays customers and over 80% of prospective customers surveyed believe that Lazydays is among the category leaders in the industry. The Company’s consistent quality, breadth and depth of offerings, as well as its comprehensive range of RV lifestyle resources, have resulted in the Company’s customers having adoring loyalty to and lasting trust in the Company’s brands.

20

Comprehensive Portfolio of Products, Services and Protection Plans. The Company is a provider of a comprehensive portfolio of products, services, third-party protection plans and resources for RV enthusiasts. The Company offers more than 40,000 products and services through Lazydays dealership locations. The Company’s offerings are based on 41 years of experience and feedback from RV enthusiasts.

Customer Experience. Lazydays believes it has built its reputation on providing an outstanding customer experience with exceptional service and product expertise. One of the Company’s primary goals is to create “Customers for Life” by offering a unique purchasing experience that combines a large selection of RV inventory, the Company’s unique scenic facilities with multiple amenities and its customer focused, process-oriented approach to servicing the customer. Building a welcoming atmosphere that caters to the RV enthusiast community is an intangible element critical to the Company’s success, and the Company’s philosophy is thoroughly ingrained in and continually reinforced throughout its corporate culture at every level. As per a research report prepared by Russell Research in November / December 2017, over 70% of Lazydays customers and over 60% of prospective customers surveyed strongly agree that Lazydays provides a high quality customer experience. The Company believes that its customer-focused business model has resulted in a loyal, stable and growing customer base (as evidenced by the Company’s increase in RV unit deliveries 6,977 in 2016 to 7,391 in 2017) as well as a strong reputation within the RV community. Lazydays’ target customers are RV enthusiasts who are seeking a lifestyle centered around the RV.

Employee Service and Commitment. Lazydays has been recognized as a “Top 50 RV Dealer” by RVBusiness and as one of Tampa Bay’s “Top Work Places.” Lazydays believes its position as a top-rated dealer and workplace has been cultivated over decades, is very difficult to replicate and is a significant competitive advantage.

In 2005, Lazydays’ employees started the Lazydays Employee Foundation (the “Foundation”), a non-profit organization focused on making a positive impact in the lives of at-risk children. The Foundation is run exclusively by employees as volunteers and members of the Foundation’s board of directors, and their mission is to measurably change the lives of children by instilling hope, inspiring dreams and empowering them with education. The Foundation has donated more than $1.2 million to help disadvantaged children in Florida, Arizona and Colorado. The Company employees form “Dream Teams” of volunteers to lend hands on building projects, perform repair work for group homes or homeless shelters, cook and feed the needy, and engage in life enriching activities with at risk youth. The Foundation received the WEDU Be More…Brilliant Innovation Award, Be More…Relevant Best Use of Video Award, and the Be More…Encouraged Judge’s Choice Award , the 2016 Olin Mott Golden Heart award and was recognized with A Kid’s Place Guardian Angel Award. In 2017, the Foundation was awarded the distinguished Arthur J. Decio Humanitarian Award by Ally Financial Inc. for outstanding civil and community charity outreach.

Leading Market Position and Scale. Lazydays believes it is one of the largest RV retailers in the United States. As per a research report prepared by Russell Research in November / December 2017, Lazydays is the second most well-known RV brand among the national audience. The Company’s scale and its long-term stability make it attractive to the Company’s original equipment manufacturers (“OEMs”), suppliers, financiers and business partners. The strong relationship with OEMs and suppliers enables the Company to negotiate attractive product pricing and availability. The Company also aligns with its OEMs on product development in which the Company leverages its customer base to provide feedback on new products. The Company’s scale and strong relationship with its financing and insurance partners enables it to offer extensive financing products and insurance plans that fit almost every customer’s needs.

Consistent Processes and Procedures. Lazydays utilizes a system of process documentation and implementation called the “Lazydays Way.” Lazydays believes that the Lazydays Way allows it to implement and maintain very efficient and consistent operating procedures across all of its dealerships.

Variable Cost Structure and Capital Efficient Model. Lazydays’ decentralized and flat management structure coupled with incentive programs focused on profitability have allowed Lazydays to achieve a highly variable cost structure. The Company’s digital marketing and analytics capabilities provides it with significant flexibility and meaningfully improves its marketing productivity and efficiency via targeted marketing programs. The Company believes its operating model leads to strong and stable margins through economic cycles, resulting in what it believes to be high cash flow generation, low capital expenditure requirements and strong returns on invested capital.

Experienced Team. Lazydays’ management team has extensive dealership and industry experience. The Company offers highly competitive compensation tightly tied to performance, which has allowed the Company to attract and retain its highly capable team.

21

Lazydays Offerings

New and Used Vehicles

New Vehicles: Lazydays offers a comprehensive selection of new RVs across almost the entire range of price points, classes and floor plans, from entry level travel trailers to Class A diesel pushers, at its dealership locations and on its website. Lazydays has formed strategic alliances with all leading RV manufacturers. The core brands that the Company sells, representing 89% of the new vehicles that were sold by the Company in 2017, are manufactured by Thor Industries, Winnebago Industries, Forest River, Inc., and Tiffin Motorhomes.

Used Vehicles: Lazydays sells a comprehensive selection of used RVs at its dealership locations. The primary source of used RVs is through trade-ins associated with the sale of new and used RVs. Lazydays is also very active in the used RV market and its extensive RV knowledge and experience allows Lazydays to buy used RVs at attractive prices. Used RVs are generally reconditioned in the Company’s service departments prior to sale. Used RVs that do not meet the Company’s standards for retail sale are wholesaled.

Dealership Finance and Insurance

Vehicle financing: Lazydays arranges for financing for vehicle purchases through third-party finance sources in exchange for a commission payable to it. Lazydays does not directly finance its customers’ purchases, and its exposure to loss in connection with these financing arrangements generally is limited to the commissions that it receives. For the six months ended June 30, 2018 and the year ended December 31, 2017, the Company arranged financing transactions for a majority of the total number of new and used units sold by it.

Protection Plans: Lazydays offers a variety of third-party protection plans and services to the purchasers of its RVs as part of the delivery process, including extended vehicle service contracts, tire and wheel protection, guaranteed auto protection (known as “GAP”, this protection covers the shortfall between a customer’s loan balance and insurance payoff in the event of a casualty) and property insurance. These products are primarily underwritten and administered by independent third parties. Lazydays is primarily compensated on a straight commission basis.

Parts and Services and Other

Repair and Maintenance : In addition to preparing RVs for delivery to customers, Lazydays’ service and repair operations, with over 300 service bays, provide onsite general RV maintenance and repair services at all the Company’s dealership locations. Lazydays employs over 170 highly skilled technicians, with many of them being certified with the Recreational Vehicle Industry Association (“RVIA”) or the National RV Dealers Association (“RVDA”). The Company is equipped to offer comprehensive services and perform OEM warranty repairs for most RV components. The Company also maintains a body shop, cabinet shop, chassis shop and windshield and glass repair shop with specialized equipment and facilities.

Installation of parts and accessories: Lazydays’ full-service repair facilities enable Lazydays to install all parts and accessories sold at its dealership locations, including, among other items, towing and hitching products, satellite systems, braking systems, leveling systems and appliances. While other RV dealerships may be able to install RV parts and accessories and other retailers may be able to sell certain parts and accessories, Lazydays’ ability to both sell and install necessary parts and accessories affords the Company a competitive advantage over online retailers and big box retailers that do not have service centers designed to accommodate RVs and other RV dealerships that do not offer a comprehensive inventory of parts and accessories.

Collision repair: Lazydays offers collision repair services in all markets and the Company’s Tampa, Florida, Tucson, Arizona and Loveland, Colorado locations are equipped with full body paint booths. Lazydays’ facilities are equipped to offer a wide selection of collision repair services, including fiberglass front and rear cap replacement, windshield replacement, interior remodel solutions and paint work. The Company can perform collision repair services for a wide array of insurance carriers.

Parts and Accessories Store: With sizable parts and accessories inventory, in addition to a fully stocked onsite retail and accessory stores and access through the Lazydays’ networks for hard to find parts, Lazydays provides new and pre-owned RV buyers the option of dealer installed accessories, such as tow hitches, satellite dishes and specialized suspension systems that can be included in each buyer’s financing or aftermarket through the Lazydays retail store footprint. The Company believes that its Tampa, Florida Accessories & More store is among the largest aftermarket parts and accessories stores in the state of Florida.

22

RV Rentals: Lazydays offer consumers interested in the RV lifestyle a fleet of vehicles available for rent. Lazydays’ rentals offer comprehensive amenities allowing for a more premier camping experience and an introduction to the RV lifestyle. Lazydays offers unlimited mileage and trip planning services and add-ons such as outdoor living, kitchen and linen packages.

RV Campground: Lazydays also operates the Lazydays RV Resort at its Tampa, Florida location. Also known as the Lazydays RV Campground, the Lazydays RV Resort includes amenities designed to allow guests to relax and unwind, or enjoy fun activities as a family. The resort offers 300 RV sites with full 50-amp hookups, a full-time activities coordinator, sports courts, trolley service to and from the Lazydays dealership, and a screened and heated pool. The resort also offers rental units that can comfortably accommodate up to 6 people with one and a half bathrooms, full indoor and outdoor kitchens and other amenities. The resort also operates on site restaurants.

Growth Strategy

Grow the Company’s Customer Base. Lazydays believes its strong brands, market position, ongoing investment in its service platform, broad product portfolio and full array of RV offerings will continue to provide it with competitive advantages in targeting and capturing a larger share of consumers in addition to the growing number of new RV enthusiasts that will enter the market. The Company continuously works to attract new customers to its existing dealership locations through targeted integrated digital and traditional marketing efforts, attractive offerings and access to its wide array of resources for RV enthusiasts. The Company has focused specifically on marketing to the fast-growing demographics of retiring baby boomers and younger millennial and Generation X market entrants. The Company also markets to these segments through partnership marketing efforts and its sponsorships of college and professional athletic events, music festivals, motorsports events, RV campsites across the country, and other RV lifestyle efforts.

Greenfield Dealership Locations. Lazydays may establish dealership locations in new and existing markets to expand its customer base. Target markets and locations are identified by employing proprietary data and analytical tools. The Company believes there is ample white space for additional development opportunities. The Company intends to open greenfield sites that will grow its customer base and present attractive risk-adjusted returns and significant value-creation opportunities.

Dealership Location Acquisitions. The RV dealership industry is highly fragmented with many independent RV dealers. The Company has used, and plans to continue to use acquisitions of independent dealers as a fast and capital efficient alternative to new dealership location openings to expand its business and grow the Company’s customer base. Lazydays believes its experience and scale allow it to operate acquired locations efficiently. Lazydays intends to continue to pursue acquisitions that will grow its customer base and present attractive risk-adjusted returns and significant value-creation opportunities.

Service and Collision. Lazydays believes that its service and repair capabilities represent a significant opportunity for incremental revenue growth, especially as the Company grows geographically. Lazydays frequently welcomes customers who travel from across the country to have their vehicles serviced by Lazydays’ team of service and repair professionals. As a result, the service and repair department serves as a means of attracting potential customers to the Lazydays facilities and offers greater additional sales opportunities for Lazydays.

Parts and Accessories Store “Accessories & More”. Aftermarket RV parts and accessories are typically under-represented at RV dealerships. The Company believes that parts and accessories are an important part of the RV lifestyle and serve to engage customers with the Lazydays brand outside of the typical RV buying and servicing cycle. The Company understands that RV owners need a reliable resource for RV necessities and products that make their camping experience more enjoyable. Lazydays stores have expansive offerings and provide access to RV product experts to assist RV owners in their RV lifestyle needs. Lazydays believes that the “Accessories & More” strategy encompasses all of the needs of the RV consumer.

RV Rentals. Renting RVs continues to grow in popularity as a cost-effective vacation alternative. Lazydays has a fleet of vehicles available for rental at five dealership locations. The Company’s rental vehicles have a robust amenity offering and the Company’s value proposition includes unlimited mileage, add-ons and trip planning for consumers resulting in a superior rental experience. Lazydays believes that RV rentals drive interest in the RV lifestyle and provides an opportunity to introduce new customers to the Lazydays brand. Lazydays is well positioned to take advantage of this growing opportunity.

Leverage the Company’s scale and cost structure to improve operating efficiency. As Lazydays grows, it is positioned to leverage its scale to achieve competitive operating margins. The Company manages its new and used RV inventories so that its dealerships’ supply and mix of vehicles are in line with seasonal sales trends and minimize the Company’s carrying costs. In addition, the Company leverages its scale to reduce costs related to purchasing certain equipment, supplies, and services through national vendor relationships.

23

Customers and Markets

The RV industry is characterized by RV enthusiasts’ investment in, and steadfast commitment to, the RV lifestyle. The estimated number of U.S. households that own an RV is approximately 9 million.

Owners invest in insurance, extended service contracts, parts and accessories, roadside assistance and regular maintenance to protect and maintain their RVs. They typically invest in new accessories and the necessary installation costs as they upgrade their RVs. They also spend on services and resources as they plan, engage in, and return from their road trips. Furthermore, based on industry research and management’s estimates, the Company believes that RV owners typically trade-in to buy another RV every four to five years.

Per the RVIA 2017 Industry Profile, the RV industry had another strong year in 2017 as wholesale shipments were reported at 504,599 units, up 17.2% over 2016 and the highest total in 10 years. The strong performance in the RV industry continued the longest period of sustained growth for the RV industry, which is now at eight years. The retail value of all 2017 wholesale shipments exceeded $20.0 billion, a gain of more than 13.3% over the $17.6 billion total recorded in 2016 to provide further evidence of the robust health of the RV market. There are two main categories of RVs: motorhomes (motorized units) and towables (units that are towed behind a car, SUV or pickup). Motorized units include Class C Motorhomes, with prices for new units typically ranging from $60,000 to $120,000, Class A Gas Motorhomes, with prices for new units typically ranging from $75,000 to $160,000, Class A Diesel Motorhomes, with prices for new units typically ranging from $150,000 to $500,000, and Class B Motorhomes, with prices for new units typically ranging from $75,000 to $145,000. Towable units include travel trailers with prices for new units typically ranging from $8,000 to $60,000 and fifth wheel trailers, with prices for new units typically ranging from $24,000 to $90,000. RV manufacturers are now producing more innovative models, such as lightweight towables and smaller, fuel efficient motorhomes. In addition, green technologies, such as solar panels and energy efficient components are appearing on an increasing number of RVs.

Generally, used RVs are sold at a lower price level than comparable new RVs and the sale of used RVs has historically been more stable through business cycles than the sale of new vehicles.

Lazydays believes RV trips remain the least expensive type of vacation and allow RV owners to travel more while spending less. RV trips offer savings on a variety of vacation costs, including, among others, airfare, lodging and dining. While fuel costs are a component of the overall vacation cost, the Company believes fluctuations in fuel prices are not a significant factor affecting a family’s decision to take RV trips. Per the RVIA, Lazydays believes the average annual mileage use of an RV is between 3,000 miles and 5,000 miles.

RV ownership is multi-generational with the strongest sales among the baby boomer and Generation X (age 35-74) segments. The Company has also experienced strong year over year growth among the younger millennial and Generation X age groups. Based on RVIA industry data, robust growth was built on both an expansion of the traditional market as well as on an extension to new entrants that are younger and more ethnically diverse. The RV lifestyle has become more inclusive, providing more leisure options to every generation at an affordable price. Historically sales were built on strong economic gains. Recent volume increases have been influenced by the appeal of the changes in the size, options and features in the units created by RV manufacturers and suppliers. RV sales will continue to benefit from the aging baby-boomers as well as millennials. The number of consumers between the ages of 55 and 74 will total 79 million by 2025, 15% higher than in 2015, and the number between age 30 and 45 will total 72 million by 2025, 13% higher than in 2015.

Competition

The Company believes that the principal competitive factors in the RV industry are breadth and depth of product selection, value pricing, convenient dealership locations, technical services and customer service and experience. The Company competes directly and/or indirectly with RV dealers, RV service providers, RV rental operators, and RV parts and accessories retailers. One of the Company’s direct competitors, Camping World Holdings, Inc., is a publicly listed company that is listed on the New York Stock Exchange. Additional competitors may enter the businesses in which the Company currently operates.

Lazydays RV Dealerships

The Company operates six Lazydays dealership locations across four states. The Company’s dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona and Minnesota) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii. Generally, the Company’s dealership locations provide RV repair and installation services, collision repair, parts, and accessories for RVs and RV enthusiasts, RV rentals and all the Company’s locations sell new and used RVs. The Company believes its dealership strategy of offering a comprehensive range of RV parts, services, accessories, products, rentals and new and used RVs, generates powerful cross-selling opportunities.

24

Dealership Design and Layout

The Company’s dealership locations range in size from approximately 14,000 to 384,000 square feet and are situated on 6 to 126 acres. The Company’s dealership locations feature service centers staffed with expert, in-house trained product specialists and are equipped with merchandise demonstrations to assist in educating customers about RV performance products. The Company’s dealership locations also provide opportunities to promote a more interactive and consultative selling environment. The Lazydays staff is trained to cross-sell and explain the benefits of the Company’s breadth of services, protection plans and products to which the Company’s customers have become accustomed, such as extended service contracts, emergency roadside assistance products, club memberships, discount camping and travel assistance.

The Company regularly refreshes its dealership locations to enhance the customers’ shopping experience and maximize product and service offerings. New products and services are introduced to capitalize on the advances of the RV industry and to satisfy needs of the Company’s customers. Store dress, promotional signage and directional signage are also periodically refreshed to further enhance the Lazydays customer shopping experience at Lazydays dealership locations.

Expansion Opportunities and Site Selection

The Company’s disciplined expansion and acquisition strategy focuses on growing its geographic footprint and customer base. The Company believes it has developed a rigorous and flexible process that employs exclusive data and analytical tools to identify target markets for new store openings and acquisitions. The Company selects sites for new locations or evaluates acquisition opportunities based on criteria such as local demographics, traffic patterns, proximity to RV parks and campgrounds, proximity to major interstates, analytics from the Company’s customer database, RV sales and registrations, product availability and availability of attractive acquisition and/or lease terms. Members of the Lazydays development team spend considerable time evaluating markets and prospective sites.

Dealership Management and Training

The Company’s Vice President, National General Manager oversees all dealership operations. The Company’s Vice President, National General Manager has over 37 years of experience in the RV industry and has been employed by Lazydays for over 4 years.

Each dealership location employs a General Manager or a General Sales Manager (in either case, the “GM”) that has responsibility for the daily operations of the dealership location. Areas of responsibility include inventory management, hiring, associate training and development, maintenance of the facilities, customer service and customer satisfaction. A GM’s management team includes a sales manager, a parts and accessories manager, a service manager, and a finance and insurance manager to help oversee the operations of each dealership location department. A typical Lazydays dealership location employs approximately 20 to 80 full-time equivalent employees.

The Company employs a Vice President, Operations and Supply Chain, and a centralized inventory management team to oversee the Company’s RV inventory and provide consistency and controls in the forecasting, ordering, purchasing and distribution of RV inventory.

The Company employs a Vice President, General Manager-RV Accessories and Rentals and a centralized RV accessories and rentals management team to oversee the Company’s RV accessories retail store operations, the Company’s rental operations and all incoming customer inquiries to provide consistency in how the Company sets up and operates its RV accessory and rental operations at each dealership. This allows the Company to provide a consistent customer service experience at all Lazydays dealerships.

The Company is constantly seeking to add top talent by partnering with local school districts, trade schools, military bases and community organizations. The interview process identifies current and future candidates, hiring talented people that are customer focused. The Company identifies hard to fill positions and has taken a proactive approach to creating viable candidates with its Tech U and Sales U programs. Through its Tech U and Sales U programs, the Company enrolls students with technical aptitude and provides them training to successfully complete industry certification courses and prepare them for a career as an RV technician or a successful sales partner.

25

Once hired, the Company continues to provide extensive training programs and opportunities for its employees, including, among others, new-hire training and orientations, institutionalized monthly e-learning and training modules, and certification programs for the Company’s RV technicians.

Product Sourcing and Distribution

Sourcing

New and Used RVs

The Company generally acquires new RVs for retail sale directly from the applicable manufacturer. Lazydays has strategic contractual arrangements with many of the leading RV manufacturers. Lazydays maintains a central inventory management and purchasing group to manage and maintain adequate inventory levels and mix. RVs are transported directly from a manufacturer’s facility to Lazydays dealership locations via a third-party transportation company.

Lazydays’ strategy is to partner with financially sound manufacturers that make quality products, have adequate manufacturing capacity and distribution, and maintain an appropriate product mix.

Lazydays’ supply arrangements with OEMs are typically governed by dealer agreements, which are customary in the RV industry. The Company’s dealer agreements with OEMs are generally made on a location-by-location basis. The terms of these dealer agreements are typically subject to Lazydays, among other things, meeting all the requirements and conditions of the dealer agreement, maintaining certain sales objectives, performing services and repairs for owners of the manufacturer’s RVs that are still under manufacturer warranty, carrying the manufacturer’s parts and accessories needed to service and repair the manufacturer’s RVs in stock at all times, actively advertising and promoting the manufacturer’s RVs and indemnifying the manufacturer under certain circumstances. Lazydays’ dealer agreements generally designate a specific geographic territory, exclusive to Lazydays, provided that Lazydays meets the material obligations of the dealer agreement. Wholesale pricing is generally established on a model year basis and is subject to change in the manufacturer’s sole discretion. In certain cases, the manufacturer may also establish a suggested retail price, below which the Company cannot advertise that manufacturer’s RVs.

Lazydays generally acquires used RVs from customers, primarily through trade-ins, as well as through private sales, auctions, the Company’s rental inventory and other sources, and the Company generally reconditions used RVs acquired for retail sale in its parts and service departments. Used RVs that Lazydays does not sell at Lazydays dealership locations generally are sold at wholesale prices through auctions.

Lazydays finances the purchase of substantially all the Company’s new RV inventory from OEMs through the Floor Plan Facility. Used vehicles may also be financed from time to time through the Floor Plan Facility. For more information on the Floor Plan Facility, see “Description of Certain Indebtedness — Floor Plan Facility” below.

Parts and Accessories

The purchasing activities for the Company’s parts and accessories departments are focused on RV maintenance products, outdoor lifestyle products, RV parts and accessories, such as, among others, generators and electrical, satellite receivers and GPS systems, towing and hitching products and RV appliances, essential supplies and other products and services necessary or desirable for the RV lifestyle. The Company maintains central purchasing functions to manage inventory, product-planning, allocate merchandise to the Company’s dealership locations and oversee the replenishment of basic merchandise. The Company has no long-term purchase commitments. The Company leverages its scale to reduce costs related to purchasing certain equipment, supplies, and services through long-standing, continuous relationships with its largest vendors.

Marketing and Advertising

The Company markets its product offerings through integrated marketing campaigns across all digital and traditional marketing disciplines, with an emphasis on digital. The Company’s marketing efforts include its website, paid and organic search efforts, email, social media, online blog and video content, TV, radio, billboards, direct mail, telemarketing, retail point of sale, promotional events, RV shows and rallies, advertisements in national and regional industry publications, vendor co-op advertising programs and personal solicitations and referrals. Lazydays also has numerous exclusive sponsorship and partnership relationships with various RV lifestyle properties and events, including college sports teams, National Football League teams, music festivals, RV campsites across the country, motorsports events, and others. The Company currently has a segmented marketing database of over 1.2 million RV owners and prospects. Lazydays’ principal marketing strategy is to capitalize on its broad name recognition, unique brand positioning, extensive product selection, differentiated value proposition and exclusive benefits, and high quality customer experience among RV owners. As per a research report prepared by Russell Research in November / December 2017, over 70% of Lazydays customers and over 60% of prospective customers surveyed strongly agree that Lazydays provides a high quality customer experience.

26

The Company uses data-driven marketing methods and review results by marketing discipline and campaign, by geographic market and by business on an ongoing basis to enhance and update the Company’s efforts to optimize its marketing effectiveness and productivity.

The Company currently operates an extensive responsive RV lifestyle-related website that provides an exceptional user experience on all types of digital devices. The Company’s total website traffic the last 12 months through February 28, 2018 was approximately 9.3 million with approximately 5.1 million unique visitors. The Lazydays website features over 2,700 new and preowned RVs, as well as information regarding Lazydays’ RV service capabilities, RV rentals, parts and accessories, Lazydays’ RV resort, and RV seminars and classes schedule. The Lazydays website also includes The RV AuthorityTM blog, video content, RV trip planning and other RV lifestyle associated content. The Lazydays website and many other digital marketing efforts provide RV owners and enthusiasts with the most expansive access to RV related content in the industry.

Customer Service

Lazydays strives to exceed expectations by providing the best overall customer experience throughout every interaction with the Company. The Company believes customer service and access to a live person is a critical component of Lazydays’ digital marketing, sales, service and rental operations, and to achieving a best-in-class customer experience. The Company’s sales and customer service centers are multi-channel, full-service contact centers. RV enthusiasts can visit Lazydays locations, call, email, internet chat, text and use social media to contact Lazydays regarding products, services, protection plans, rentals, concerns and anything else related to the RV lifestyle. RV enthusiasts can also speak with Lazydays customer service specialists for help with aftermarket accessory orders, install scheduling and to receive answers to questions and to make purchases for any product and install services offered through the Lazydays website.

Lazydays’ contact center specialists are extensively trained to assist customers with complex orders and provide a level of service that leads to long-term customer relationships. In addition, Lazydays’ quality assurance team monitors contacts daily and provides the leadership team with tools to maintain sales and service standards. With low turnover, the Company retains employees longer than the industry average, which the Company believes allows its callers to be assisted by experienced contact center agents who are familiar with the RV lifestyle and Lazydays’ services, protection plans and products.

Management Information Systems

The Company utilizes multiple computer systems to support its operations, including a third-party dealer management system, point-of-sale registers (“POS”), enterprise resource planning system, supply chain management tools, CRM, robust rental reservation system, marketing database and other business intelligence tools. In addition, the Company utilizes proprietary systems and data warehouses to provide analytical views of its data.

To support the applications, the Company has multiple data centers and cloud services with advanced servers, storage and networking capabilities, giving the Company the ability to scale quickly to meet demand. The Company has a secure wide area network that facilitates communication within and between its offices and provides both voice and data services. The Company’s business critical systems are replicated in real time and all systems are protected with on and off-site backups.

A database containing all customer activity across the Company’s various businesses and programs has been integrated into its website and contact centers. Comprehensive information on each customer, including a profile of the purchasing activities, is made available to drive future sales. The Company utilizes information technology and analytics to actively market and sell multiple products and services to its customers, including list segmentation and merge and purge programs, to select prospects for email and direct mail solicitations and other direct marketing efforts.

The Company’s management information systems and electronic data processing systems consist of an extensive range of retail, financial and merchandising systems, including purchasing, inventory distribution and logistics, sales reporting, accounts payable and merchandise management. The Company’s POS and dealer management systems report comprehensive data in near real time to the Company’s data warehouses, including detailed sales volume, inventory information by product, merchandise transfers and receipts, special orders, supply orders and returns of product purchases to vendors. The Company can capture associated sales and reference to specific promotional campaigns. Lazydays management monitors the performance of each dealership location to evaluate inventory levels, determine markdowns and analyze gross profit margins by product.

27

Trademarks and Other Intellectual Property

The Company owns a variety of registered trademarks and service marks related to its brands and its services, protection plans, products and resources, including Lazydays, Lazydays The RV AuthorityTM, Lazydays RV Accessories & More, Crown Club, and Exit 10, among others. The Company also owns numerous domain names, including Lazdays.com, LazydaysRVSale.com, LazydaysEvents.com, LazydaysService.com, RVPlace.com, and RVListings.com, among many others. The Company believes that its trademarks and other intellectual property have significant value and are important to its marketing efforts. The Company is not aware of any material pending claims of infringement or other challenges to the Company’s right to use its intellectual property in the United States or elsewhere.

Government Regulation

The Company’s operations are subject to varying degrees of federal, state and local regulation, including the Company’s RV sales, vehicle financing, outbound telemarketing, email, direct mail, roadside assistance programs, extended vehicle service contracts and insurance activities. These laws and regulations include consumer protection laws, so-called “lemon laws,” privacy laws, escheatment laws, anti-money laundering laws and other extensive laws and regulations applicable to new and used vehicle dealers, as well as a variety of other laws and regulations. These laws also include federal and state wage and hour, anti-discrimination and other employment practices laws. Furthermore, new laws and regulations, particularly at the federal level, may be enacted that could also affect the Company’s business.

Motor Vehicle Laws and Regulations

The Company’s operations are subject to the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and the rules and regulations of various state motor vehicle regulatory agencies. The Company is also subject to federal and state consumer protection and unfair trade practice laws and regulations relating to the sale, transportation and marketing of motor vehicles. Federal, state and local laws and regulations also impose upon vehicle operators’ various restrictions on the weight, length and width of motor vehicles that may be operated in certain jurisdictions or on certain roadways. Certain jurisdictions also prohibit the sale of vehicles exceeding length restrictions. Federal and state authorities also have various environmental control standards relating to air, water, noise pollution and hazardous waste generation and disposal.

The Company’s financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity laws and regulations as well as state and local motor vehicle finance laws, leasing laws, installment finance laws, usury laws and other installment sales and leasing laws and regulations, some of which regulate finance and other fees and charges that may be imposed or received in connection with motor vehicle retail installment sales. Claims arising out of actual or alleged violations of law may be asserted against the Company or its dealership locations by individuals, a class of individuals, or governmental entities and may expose the Company to significant damages or other penalties, including revocation or suspension of the Company’s licenses to conduct dealership operations and fines.

The Dodd-Frank Act, which was signed into law on July 21, 2010, established the Consumer Financial Protection Bureau (“CFPB”), an independent federal agency funded by the United States Federal Reserve with broad regulatory powers and limited oversight from the United States Congress. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers, in particular, their sale and marketing of finance and insurance products, through its regulation of automotive finance companies and other financial institutions. In March 2013, the CFPB issued supervisory guidance highlighting its concern that the practice of automotive dealers being compensated for arranging customer financing through discretionary markup of wholesale rates offered by financial institutions (“dealer markup”) results in a significant risk of pricing disparity in violation of the Equal Credit Opportunity Act (“ECOA”). The CFPB recommended that financial institutions under its jurisdiction take steps to address compliance with the ECOA, which may include imposing controls on dealer markup, monitoring and addressing the effects of dealer markup policies, and eliminating dealer discretion to markup buy rates.

Insurance Laws and Regulations

As a marketer of insurance programs, the Company is subject to state rules and regulations governing the business of insurance including, without limitation, laws governing the administration, underwriting, marketing, solicitation and/or sale of insurance programs. The insurance carriers that underwrite the programs that the Company sells are required to file their rates for approval by state regulators. Additionally, certain state laws and regulations govern the form and content of certain disclosures that must be made in connection with the sale, advertising or offering of any insurance program to a consumer. The Company is required to maintain certain licenses to market insurance programs.

28

Marketing Laws and Regulations

The Federal Trade Commission (the “FTC”) and each of the states have enacted consumer protection statutes designed to ensure that consumers are protected from unfair and deceptive marketing practices. Lazydays reviews all of its marketing materials for compliance with applicable FTC regulations and state marketing laws.

Environmental, Health and Safety Laws and Regulations

The Company’s operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and propane. Consequently, the Company’s business is subject to a variety of federal, state and local requirements that regulate the environment and public health and safety.

Most of the Lazydays dealership locations utilize aboveground storage tanks, and to a lesser extent underground storage tanks, primarily for petroleum-based products. Storage tanks are subject to periodic testing, containment, upgrading and removal requirements under the Resource Conservation and Recovery Act and its state law counterparts. Clean-up or other remedial action may be necessary in the event of leaks or other discharges from storage tanks or other sources. In addition, water quality protection programs under the federal Water Pollution Control Act (commonly known as the Clean Water Act), the Safe Drinking Water Act and comparable state and local programs govern certain discharges from some of the Company’s operations. Similarly, air emissions from the Company’s operations, such as RV painting, are subject to the federal Clean Air Act and related state and local laws. Certain health and safety standards promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and related state agencies also apply to certain of the Company’s operations.

Although the Company incurs costs to comply with applicable environmental, health and safety laws and regulations in the ordinary course of its business, the Company does not presently anticipate that these costs will have a material adverse effect on its business, financial condition or results of operations. The Company does not have any material known environmental commitments or contingencies.

Insurance

The Company utilizes insurance to provide for the potential liabilities for workers’ compensation, product liability, general liability, business interruption, property liability, director and officers’ liability, cyber, environmental issues, vehicle liability and employee health-care benefits. Liabilities associated with the risks that are retained by the Company are estimated, in part, by considering historical claims experience, demographic factors, severity factors and other assumptions. The Company’s results could be adversely affected by claims and other expenses related to such plans and policies if future occurrences and claims differ from these assumptions and historical trends.

Employees

As of June 30, 2018, Lazydays had approximately 775 full-time employees. None of the Lazydays employees are represented by a labor union or are party to a collective bargaining agreement, and Lazydays has not had any labor-related work stoppages. The Company believes that its employee relations are in good standing.

Recent Developments

On August 7, 2018, we consummated the asset purchase agreement with Shorewood RV Center, a Minnesota business corporation. Simultaneous with execution of the asset purchase agreement, we executed a real estate purchase agreement with the owner of Shorewood RV Center. The purchase price consists of cash and a note payable to the seller of Shorewood RV Center. In addition, we acquired the inventory of Shorewood RV Center and we have added the inventory to the M&T Floor Plan Line of Credit. We entered into a sales arrangement with a third party for the assets purchased in the real estate purchase agreement and simultaneously leased the property back from the third party.

DESCRIPTION OF PROPERTY

Although we own the property in our Arizona location, we typically lease all the real estate properties where we have operations. Our real property leases generally provide for fixed monthly rents with annual escalation clauses and multiple renewal terms of 5 or 20 years each. The leases are typically “triple net” requiring us to pay real estate taxes, insurance and maintenance costs.

29

The table below sets forth certain information concerning our leased dealership locations.

Location	Acres	Square Feet	Term (years)	Initial Expiration
FL	126	384,000	20	2035
CO	28	129,300	5	2020
CO	11	14,150	5	2020
CO	6	18,699	5	2020
MN	20	37,861	20	2038

LEGAL PROCEEDINGS

We are engaged in various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to employment related matters, breach of contracts, products liability and consumer protection. We do not believe that the ultimate resolution of these pending claims will have a material adverse effect on our business, financial condition or results of operations. However, litigation is subject to many uncertainties, and the outcome of certain individual litigated matters may not be reasonably predictable and any related damages may not be estimable. Some litigation matters could result in an adverse outcome to us, and any such adverse outcome could potentially have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-4 contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions identify some of the forward-looking statements. Forward-looking statements are not guarantees of performance or future results and involve risks, uncertainties and assumptions. The risk factors discussed elsewhere in this Form S-4 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law.

Business Overview

Overview

Andina Acquisition Corp. II (“Andina”) was originally formed for the purpose of effecting a business combination with one or more businesses or entities. On March 15, 2018, the initial business combination was consummated. As a result, the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries became the Company’s business. Accordingly, Lazydays Holdings, Inc. is now a holding company operating through our direct and indirect subsidiaries.

Company History

Andina Acquisition Corp. II was formed as an exempted company incorporated in the Cayman Islands on July 1, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.

From the consummation of the initial public offering of Andina until October 27, 2017, Andina was searching for a suitable target business to acquire. On October 27, 2017, a Merger Agreement was entered into by and among Andina Acquisition Corp. II, Andina II Holdco Corp., a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc. and solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil (the “Merger Agreement”). The Merger Agreement provided for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of Lazy Days’ R.V. Center, Inc. with and into Merger Sub with Lazy Days’ R.V. Center, Inc. surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). On March 15, 2018, Holdco held an extraordinary general meeting of the shareholders, at which the Andina shareholders approved the Mergers and other related proposals. On the same date, the Mergers were closed. In connection with the Mergers, the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries became the business of Holdco. As a result of the Mergers, the Company’s stockholders and the shareholders of Andina became stockholders of Holdco and the Company changed the name of Holdco to “Lazydays Holdings, Inc.”

30

For the purposes of this Management Discussion and Analysis of Financial Condition and Results of Operations, the Company combined the results of Lazy Days’ R.V. Center, Inc. (the “Predecessor”) for the period from January 1, 2018 to March 14, 2018 with the results of Lazydays Holdings, Inc. (the “Successor”) for the period from March 15, 2018 to June 30, 2018.

Our Business

The Company operates Recreation Vehicle (“RV”) dealerships and offers a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. The Company generates revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV-repair and services, financing and insurance products, third-party protection plans, after-market parts and accessories, RV rentals and RV camping. The Company provides these offerings through its Lazydays branded dealerships. Lazydays is known nationally as The RV AuthorityTM , a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013. In this Quarterly Report on Form 10-Q, the Company refers to Lazydays Holdings, Inc. as “Lazydays,” the “Company,” “Holdco,” “we,” “us,” “our,” and similar words.

The Company believes, based on industry research and management’s estimates, it operates one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, Florida. The Company also operates RV dealerships in Tucson, Arizona, Minneapolis, Minnesota, and three cities in Colorado, Loveland, Denver and Longmont. Lazydays offers the largest selection of RV brands in the nation featuring more than 2,500 new and pre-owned RVs. The Company has over 300 service bays across all locations and has RV parts and accessories stores at all locations. Lazydays also has RV rental fleets in three markets and availability to two on-site campgrounds with over 700 RV campsites. The Company welcomes over 500,000 visitors to its dealership locations annually, and employs over 700 people at the six facilities. The Company’s dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. The Company believes its dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona and Minnesota) account for a significant portion of new RV units sold on an annual basis in the U.S. The Company’s dealerships in these key markets attract customers from all states, except Hawaii.

The Company attracts new customers primarily through Lazydays dealership locations as well as digital and traditional marketing efforts. Once the Company acquires customers through a transaction, those customers become part of the Company’s customer database where the Company leverages CRM tools and analytics to actively engage, market and sell its products and services.

Recent Developments

PIPE Investment

Simultaneously with the closing of the Mergers, the Company consummated a series of securities purchase agreements with institutional investors for the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $94.8 million (the “PIPE Investment”) in a private placement. At the closing, Holdco issued an aggregate of 600,000 shares of Series A Preferred Stock of Holdco (with a stated value of $60.0 million), 2,653,984 shares of common stock, 1,339,499 prefunded warrants, and warrants to purchase 2,522,458 Holdco shares exercisable at $11.50 per share. The investors in the PIPE Investment were granted certain registration rights as set forth in the securities purchase agreements.

The Series A Preferred Stock ranks senior to all outstanding common stock of the Company. Holders of the Series A Preferred Stock are entitled to vote on an as-converted basis together with the holders of the Common Stock, and not as a separate class, at any annual or special meeting of stockholders. However, the Certificate of Designation related to the Series A Convertible Preferred Stock provides the holders of the Series A Convertible Preferred Stock with a separate vote relating to certain actions. Each share of Series A Preferred Stock is convertible at the holder’s election at any time, at an initial conversion price of $10.0625 per share, subject to adjustment (as applicable, the “Conversion Price”). Upon any conversion of the Series A Preferred Stock, the Company will be required to pay each holder converting shares of Series A Preferred Stock all accrued and unpaid dividends, in either cash or shares of Common Stock, at the Company’s option. The Conversion Price will be subject to adjustment for stock dividends, forward and reverse splits, combinations and similar events, as well as for certain dilutive issuances.

Dividends on the Series A Preferred Stock will accrue at an initial rate of 8% per annum (the “Dividend Rate”), compounded quarterly, on each $100 of Series A Preferred Stock (the “Issue Price”) and be payable quarterly in arrears. Accrued and unpaid dividends, until paid in full in cash, will accrue at the then applicable Dividend Rate plus 2%. The Dividend Rate will be increased to 11% per annum, compounded quarterly, in the event Holdco’s senior indebtedness less unrestricted cash during any trailing twelve month period ending at the end of any fiscal quarter is greater than 2.25 times EBITDA. The Dividend Rate will be reset to 8% at the end of the first fiscal quarter when Holdco’s senior indebtedness less unrestricted cash during the trailing twelve month period ending at the end of such quarter is less than 2.25 times EBITDA.

31

If, at any time following the second anniversary of the issuance of the Series A Preferred Stock, the volume weighted average price of the Company’s Common Stock equals or exceeds $25.00 (as adjusted for stock dividends, splits, combinations and similar events) for a period of thirty consecutive trading days, the Company may elect to force the conversion of any or all of the outstanding Series A Preferred Stock at the Conversion Price then in effect. From and after the eighth anniversary of the issuance of the Series A Preferred Stock, the Company may elect to redeem all, but not less than all, of the outstanding Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends. From and after the ninth anniversary of the issuance of the Series A Preferred Stock, each holder of Series A Preferred Stock has the right to require the Company to redeem all of the holder’s outstanding shares of Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends.

In the event of any liquidation, merger, sale, dissolution or winding up of the Company, holders of the Series A Preferred Stock will have the right to (i) payment in cash of the Issue Price plus all accrued and unpaid dividends, or (ii) convert the shares of Series A Preferred Stock into Common Stock and participate on an as-converted basis with the holders of Common Stock.

So long as the Series A Preferred Stock is outstanding, the holders thereof, by the vote or written consent of the holders of a majority in voting power of the outstanding Series A Preferred Stock, shall have the right to designate two members to the board of directors.

M&T Credit Facility

On March 15, 2018, the Company replaced its existing debt agreements with Bank of America with a $200,000 Senior Secured Credit Facility with M&T Bank (the “M&T Facility”). The M&T Facility includes a $175,000 Floor Plan Facility (the “M&T Floor Plan Line of Credit”), a $20,000 Term Loan (the “M&T Term Loan”), and a $5,000 Revolving Credit Facility (the “M&T Revolver”). The M&T Facility will mature on March 15, 2021. The M&T Facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility). The Base Rate is defined in the M&T Facility as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Term Loan will be repaid in equal monthly principal instalments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the M&T Facility).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the M&T Facility). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined in the M&T Facility).

As of June 30, 2018, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted under the M&T Facility, so long as at the time of payment of any such dividend, no event of default existed under the M&T Facility, or would result from the payment of such dividend, and so long as any such dividend was permitted under the M&T Facility.

2018 Long-Term Incentive Equity Plan

On March 15, 2018, the Company adopted the 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The 2018 Plan reserves up to 13% of the Holdco shares outstanding on a fully diluted basis. The 2018 Plan is administered by the Compensation Committee of the board of directors, and provides for awards of options, stock appreciation rights, restricted stock, restricted stock units, warrants or other securities which may be convertible, exercisable or exchangeable for or into common stock. If the fair market value per share of common stock immediately following the closing of the Mergers is greater than $8.75 per Holdco Share the number of Holdco Shares authorized for awards under the 2018 Plan shall be increased by a formula (as defined in the 2018 Plan) not to exceed 18% of Holdco Shares then outstanding on a fully diluted basis.

32

On March 16, 2018, the Company granted 3,573,113 stock options to employees under the 2018 Plan, including 1,458,414 to the CEO and 583,366 to the former CFO. The options have an exercise price of $11.10 and a contractual life of five years. The options shall vest as follows and shall be exercisable only to the extent that it has vested: 30% of the option shall vest once the volume weighted average price (“VWAP”), as defined in the option agreement, is equal to or greater than $13.125 per Holdco share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the options shall vest once the VWAP is equal to or greater than $17.50 per Holdco share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the option shall vest once the VWAP is equal to or greater than $21.875 per share for at least thirty (30) out of thirty-five (35) consecutive trading days; and an additional 10% of the option shall vest once the VWAP is equal to or greater than $35 per share for at least thirty (30) out of thirty-five (35) consecutive trading days; provided that the option-holder remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting. On May 7, 2018, the Company hired a new CFO who received 583,366 shares underlying options under the same terms as the former CFO. On June 15, 2018, the former CFO forfeited her existing 583,366 options.

How The Company Generates Revenue

The Company derives its revenues from sales of new units, sales of pre-owned units, and other revenue. Other revenue consists of RV parts, service and repairs, commissions earned on sales of third-party financing and insurance products, visitor fees at the Tampa campground and food facilities, and other revenues. During the three and six months ended June 30, 2018 and 2017, the Company derived its revenues from these categories in the following percentages:

	Percentages of Revenues
	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
New vehicles	54.7%	58.6%	55.2%	54.6%
Pre-owned vehicles	34.4%	30.5%	33.8%	34.3%
Other	10.9%	10.9%	11.0%	11.1%
	100.00%	100.0%	100.0%	100.0%

The Company believes that it operate the nation’s largest single point of distribution for RVs and a primary retail outlet for most of the leading manufacturers in the industry. New and pre-owned RV sales accounted for approximately 89% of total revenues in each of the three and six month periods ended June 30, 2018 and 2017. These revenue contributions have remained relatively consistent year over year.

Key Performance Indicators

Gross Profit and Gross Margins. Gross profit is total revenue less total costs applicable to revenue. The vast majority of the cost applicable to revenues is related to the cost of vehicles. New and pre-owned vehicles have accounted for 97% of the cost of revenues for the three and six month periods ended June 30, 2018 and 2017. Gross margin is gross profit as a percentage of revenue.

The Company’s gross profit is variable in nature and generally follows changes in revenue. For the three months ended June 30, 2018 and 2017, gross profit was $35,746 and $33,805, respectively, and gross margin was 22.0% and 20.5% in each of the three month periods. For the six months ended June 30, 2018 and 2017, gross profit was $74,492 and $69,466, respectively, and gross margin was 21.9% and 20.8%, respectively.

The Company’s gross margins on pre-owned vehicles are typically higher than gross margins on new vehicles, on a percentage basis. During the three months ended June 30, 2018 and 2017, gross margins were also favorably impacted by other revenue, including finance and insurance revenues and parts, service, and accessories revenue, whose combined revenues were 10.9% and 10.9%, respectively, of total revenues. During the six months ended June 30, 2018 and 2017, other revenue was 11.0% and 11.1% of total revenues. The Company’s margins on these lines of business typically carry higher gross margin percentages than new and pre-owned vehicle sales.

33

SG&A as a percentage of Gross Profit. Selling, general and administrative (“SG&A”) expenses as a percentage of gross profit allows the Company to monitor its expense control over a period of time. SG&A consists primarily of wage-related expenses, selling expenses related to commissions and advertising, lease expenses and corporate overhead expenses. Historically salaries, commissions and benefits represent the largest component of the Company’s total selling, general and administrative expense and averages approximately 53% of total selling, general and administrative expenses. We expect this percentage may decrease due to additional non-cash expenses such as stock-based compensation and depreciation and amortization.

The Company calculates SG&A expenses as a percentage of gross profit by dividing SG&A expenses for the period by total gross profit. For the three months ended June 30, 2018 and 2017, SG&A, excluding transaction costs, as a percentage of gross profit was 84.6% and 75.8%, respectively. For the six months ended June 30, 2018, SG&A, excluding transaction costs, as a percentage of gross profit was 79.0% and 75.8%, respectively. The Company expects that its SG&A expenses will increase in future periods in part due to additional stock-based compensation, legal, accounting, insurance and other expenses that the Company expects to incur as a result of being a public company, including compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the related rules and regulations.

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance as follows:

●	as a measurement of operating performance to assist in comparing the operating performance of the Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;

●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of the Company’s operational strategies; and

●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company defines Adjusted EBITDA as net income excluding depreciation and amortization, non-floor plan interest expense, interest income, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and gain or loss on sale of property and equipment. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. For a reconciliation of Adjusted EBITDA to net income, a reconciliation of Adjusted EBITDA Margin to net income margin, and a further discussion of how the Company utilizes this non-GAAP financial measure, see “Non-GAAP Financial Measures” below.

Results of Operations

Three Months

The following table sets forth information comparing the components of net income for the three months ended June 30, 2018 and 2017.

34

Summary Financial Data

(in thousands)

	Successor	Predecessor
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017

Revenues
New and pre-owned vehicles	$144,361	$146,742
Other	17,753	18,019
Total revenue	162,114	164,761

Cost of revenues
New and pre-owned vehicles	122,329	126,662
Other	4,039	4,294
Total cost of revenues	126,368	130,956

Gross profit	35,746	33,805

Transaction costs	252	68
Selling, general, and administrative expenses	30,253	25,609
Income from operations	5,241	8,128
Other income/expenses
Gain on sale of property and equipment	10	25
Interest expense	(2,233)	(2,293)
Total other expense	(2,223)	(2,268)
Income before income tax expense	3,018	5,860
Income tax expense	(1,176)	(2,232)
Net income	$1,842	$3,628

Three Months Ended June 30, 2018 Compared to the Three Months Ended June 30, 2017

Revenue

Revenue decreased by approximately $2.7 million, or 1.6%, to $162.1 million from $164.8 million for the three months ended June 30, 2018 and 2017, respectively. This decrease primarily resulted from a 6.2% decrease in the average selling price per unit on new and pre-owned vehicles due to a shift towards towable units as compared to the same period in the prior year.

New Vehicles and Pre-Owned Vehicles Revenue

Revenue from new and pre-owned vehicles sales decreased by approximately $2.3 million, or 1.6%, to $144.4 million from $146.7 million for the three months ended June 30, 2018 and 2017, respectively.

Revenue from new vehicle sales decreased by approximately $7.8 million, or 8.1%, to $88.6 million from $96.4 million for the three months ended June 30, 2018 and 2017, respectively. While there was an increase in the number of new vehicles sold from 1,186 to 1,249, the average revenue per unit sold was approximately $70,400 per unit and decreased by 12.7% for the three months ended June 30, 2018 as compared to the three months ended June 30, 2017 due to a greater percentage of towable units sold.

Revenue from pre-owned vehicle sales increased by approximately $5.5 million, or 10.8%, to $55.7 million from $50.2 million for the three months ended June 30, 2018 and 2017, respectively. For the three months ended June 30, 2018 compared to the three months ended June 30, 2017, there was an increase in the number of pre-owned vehicles sold from 839 to 855 excluding wholesale units sold. After excluding the effect of wholesale sales, the average revenue per unit sold was approximately $59,500 and $55,800 per unit, for an increase of 6.6%, during the three months ended June 30, 2018 and June 30, 2017, respectively.

35

Other Revenue

Other revenue consists of sales of parts, accessories, and related services. It also consists of finance and insurance revenues as well as campground and other revenues. Other revenue decreased by approximately $0.2 million quarter over quarter, or 1.5%, to $17.8 million from $18.0 million for the three months ended June 30, 2018 and 2017, respectively.

As a component of other revenue, excluding e-commerce revenue from 2017, sales of parts, accessories and related services increased by approximately $0.2 million, or 2.6%, to $8.1 million from $7.9 million due to increased volume. Revenues from the Company’s e-commerce business were $0.9 million during the three months ended June 30, 2017. There were no revenues from e-commerce sales in 2018 as the Company no longer operates an e-commerce business.

Finance and insurance revenue increased by approximately $0.6 million, or 8.2%, to $8.2 million from $7.6 million for the three months ended June 30, 2018 as compared to June 30, 2017, respectively, primarily due to higher sales volume in new vehicles, partially offset by an increase in chargebacks due to cancellations and early payoffs for the three months ended June 30, 2018.

Campground and other revenue, which includes RV rental revenue, remained flat at approximately $1.5 million and $1.6 million for each three- month period presented.

Gross Profit

Gross profit consists of gross revenues less cost of sales and services. Gross profit increased by approximately $1.9 million, or 5.7%, to $35.7 million from $33.8 million for the three months ended June 30, 2018 and 2017, respectively. This increase was primarily attributable to the increase in unit sales and the shift in the sales mix towards towable units and used sales during the three months ended June 30, 2018.

New and Pre-Owned Vehicles Gross Profit

New and pre-owned vehicle gross profit increased 9.7% to $22.0 million from $20.1 million for the three months ended June 30, 2018 and 2017, respectively. The increase in new and pre-owned vehicle gross profit is attributable to increases in units sold and a combined shift in sales during the quarter towards the sale of towable and used units.

Other Gross Profit

Other gross profit remained flat at $13.7 million for the three months ended June 30, 2018 and 2017.

Selling, General and Administrative Expenses

Selling, general, and administrative (“SG&A”) expenses, including depreciation and amortization, increased 18.1% to $30.3 million during the three months ended June 30, 2018, from $25.6 million during the three months ended June 30, 2017. The increase is the result of an increase in non cash expenses including stock-based compensation of $2.5 million primarily attributable to the awards with market conditions issued to management on March 16, 2018 and May 7, 2018. There was also a $0.5 million increase in depreciation expense and a $0.6 million increase in amortization expense as a result of the valuation of fixed assets and intangibles assets associated with the acquisition of Lazy Days’ R.V. Center, Inc. by Andina. Excluding these expenses, SG&A as a percentage of gross profit was 69.7% for the three months ended June 30, 2018 as compared to 70.9% for the three months ended June 30, 2017.

Interest Expense

Interest expense decreased marginally by approximately $0.1 million to $2.2 million from $2.3 million for the three months ended June 30, 2018 and 2017, respectively.

Income Taxes

Income tax expense decreased to $1.2 million during the three months ended June 30, 2018 from $2.2 million during the same period of 2017, due to the decrease in pre-tax income.

Six Months

The following table sets forth information comparing the components of net income for the six months ended June 30, 2018 and 2017.

36

Summary Financial Data

(in thousands)

	Combined Successor and Predecessor	Predecessor
	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Revenues
New and pre-owned vehicles	$302,639	$297,573
Other	37,319	37,153
Total revenue	339,958	334,726

Cost of revenues
New and pre-owned vehicles	257,842	257,507
Other	7,624	7,753
Total cost of revenues	265,466	265,260

Gross profit	74,492	69,466

Transaction costs	3,496	114
Selling, general, and administrative expenses	58,858	52,642
Income from operations	12,138	16,710
Other income/expenses
Gain on sale of property and equipment	11	25
Interest expense	(4,937)	(4,455)
Total other expense	(4,926)	(4,430)
Income before income tax expense	7,212	12,280
Income tax expense	(2,343)	(4,677)
Net income	$4,869	$7,603

37

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Revenue

Revenue increased by approximately $5.3 million, or 1.6%, to $340.0 million from $334.7 million for the six months ended June 30, 2018 and 2017, respectively. This increase primarily resulted from a 1.6% increase in retail unit sales volume as compared to the same period in the prior year.

New Vehicles and Pre-Owned Vehicles Revenue

Revenue from new and pre-owned vehicles sales increased by approximately $5.0 million, or 1.7%, to $302.6 million from $297.6 for the six months ended June 30, 2018 and 2017, respectively.

Revenue from new vehicle sales increased by approximately $4.9 million, or 2.7%, to $187.8 million from $182.9 million for the six months ended June 30, 2018 and 2017, respectively. There was an 8.2% increase in the number of new vehicles sold from 2,269 to 2,454. Increases in volume were offset by a 5.0% decrease in the average revenue per unit sold to approximately $76,100 per unit for the six months ended June 30, 2018 as compared to the three months ended June 30, 2017. This was primarily due to a shift toward towable sales in the second quarter of 2018.

Revenue from pre-owned vehicle sales increased by approximately $0.2 million, or 0.2%, to $114.9 million from $114.7 million for the six months ended June 30, 2018 and 2017, respectively. For the six months ended June 30, 2018 compared to the six months ended June 30, 2017, excluding wholesales units, there was a decrease in the number of pre-owned vehicles sold from 1,821 to 1,703. After excluding the effect of wholesale sales, the average revenue per unit sold was approximately $64,000 and $58,000 per unit, for an increase of 10.7%, during the six months ended June 30, 2018 and June 30, 2017, respectively. In addition, there was a $3.3 million decrease in wholesale sales for the six months ended June 30, 2018 as compared to the six months ended June 30, 2017.

Other Revenue

Other revenue consists of sales of parts, accessories, and related services. It also consists of finance and insurance revenues as well as campground and other revenues. Other revenue increased by approximately $0.1 million, or 0.4%, to $37.3 million from $37.2 million for the six months ended June 30, 2018 and 2017, respectively.

As a component of other revenue, excluding e-commerce business from 2017, sales of parts, accessories and related services increased by approximately $0.4 million, or 2.2%, to $16.1 million from $15.7 million due to increased volume. During the six months ended June 30, 2017, the Company generated e-commerce revenue of approximately $1.5 million. During 2018, the Company did not generate revenue from the e-commerce business as it no longer operates an e-commerce business.

Finance and insurance revenue increased by approximately $1.4 million, or 8.7%, to $17.5 million from $16.1 million for the six months ended June 30, 2018 as compared to June 30, 2017, respectively, primarily due to higher sales volume in new vehicles.

Campground and other revenue, which includes RV rental revenue, decreased slightly at approximately $3.7 million and $3.9 million for each six month period presented.

Gross Profit

Gross profit consists of gross revenues less cost of sales and services. Gross profit increased by approximately $5.0 million, or 7.2%, to $74.5 million from $69.5 million for the six months ended June 30, 2018 and 2017, respectively. This increase was primarily attributable to increased sales volume.

New and Pre-Owned Vehicles Gross Profit

New and pre-owned vehicle gross profit increased 11.8% to $44.8 million from $40.0 million for the six months ended June 30, 2018 and 2017, respectively. The increase in new and pre-owned vehicle gross profit is attributable to a combined shift in sales during the quarter towards the sale of towable and used units. In addition, in the prior year there was a $1.2 million adjustment to LIFO which negatively impacted gross profit.

38

Other Gross Profit

Other gross profit increase slightly to $29.7 million from $29.4 million for the six months ended June 30, 2018 and 2017, respectively.

Selling, General and Administrative Expenses

SG&A expenses, including depreciation and amortization, increased 11.8% to $58.9 million during the six months ended June 30, 2018, from $52.6 million during the six months ended June 30, 2017. The increase is the result of an increase in non cash expenses including stock-based compensation of $3.0 million primarily attributable to the awards with market conditions issued to management on March 16, 2018 and May 7, 2018. There was also an increase of $0.5 million in depreciation expense and a $0.7 million increase in amortization expense as a result of the valuation of fixed assets and intangibles assets associated with the acquisition of Lazy Days’ R.V. Center, Inc. by Andina. Excluding these expenses, SG&A as a percentage of gross profit was 68.8% for the six months ended June 30, 2018 as compared to 71.0% for the six months ended June 30, 2017.

Interest Expense

Interest expense increased marginally by approximately $0.4 million to $4.9 million from $4.5 million for the six months ended June 30, 2018 and 2017, respectively. This was due to the transition from Bank of America to M&T and the increase in the M&T Term Loan from the previous Bank of America debt.

Income Taxes

Income tax expense decreased to $2.3 million during the six months ended June 30, 2018 from $4.7 million during the same period of 2017, due to the decrease in pre-tax income.

Non-Gaap Financial Measures

The Company uses certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition, as described in “Key Performance Indicators”, above. The Company utilizes these financial measures to manage the business on a day-to-day basis and believe that they are the most relevant measures of performance. The Company believes that these measures are commonly used in the industry to measure performance. The Company believes these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the Company’s financial condition and results of operations together with the consolidated financial statements of the Company and the related notes thereto also included herein.

EBITDA is defined as net income excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income excluding depreciation and amortization, non-floor plan interest expense, interest income, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs, and gain or loss on sale of property and equipment.

39

Reconciliations from Net Income per the Condensed Consolidated Statements of Income to Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 are shown in the tables below.

	Successor	Predecessor
	Three Months Ended June 30,
	2018	2017

EBITDA
Net income	$1,842	$3,628
Interest expense, net	2,233	2,293
Depreciation and amortization of property and equipment	1,897	1,349
Amortization of intangible assets	794	185
Income tax expense	1,176	2,232
Subtotal EBITDA	7,942	9,687
Floor plan interest	(953)	(1,043)
LIFO adjustment	-	575
Transaction costs	252	68
Gain on sale of property and equipment	(10)	(25)
Severance costs	79	325
Stock-based compensation	2,644	122
Adjusted EBITDA	$9,954	$9,709

	Successor	Predecessor
	Three Months Ended June 30,
	2018	2017

EBITDA margin
Net income margin	1.1%	2.2%
Interest expense, net	1.4%	1.4%
Depreciation and amortization of property and equipment	1.2%	0.8%
Amortization of intangible assets	0.5%	0.1%
Income tax expense	0.7%	1.4%
Subtotal EBITDA margin	4.9%	5.9%
Floor plan interest	-0.6%	-0.6%
LIFO adjustment	0.0%	0.3%
Transaction costs	0.2%	0.0%
Gain on sale of property and equipment	0.0%	0.0%
Severance costs	0.0%	0.2%
Stock-based compensation	1.6%	0.1%
Adjusted EBITDA	6.1%	5.9%

40

	Combined Successor and Predecessor	Predecessor
	Six Months Ended June 30,
	2018	2017

EBITDA
Net income	$4,869	$7,603
Interest expense, net	4,937	4,455
Depreciation and amortization of property and equipment	3,224	2,696
Amortization of intangible assets	1,080	372
Income tax expense	2,343	4,677
Subtotal EBITDA	16,453	19,803
Floor plan interest	(1,984)	(1,935)
LIFO adjustment	148	1,151
Transaction costs	3,496	114
Gain on sale of property and equipment	(11)	(25)
Severance costs	79	325
Stock-based compensation	3,269	241
Adjusted EBITDA	$21,450	$19,674

	Combined Successor and Predecessor	Predecessor
	Six Months Ended June 30,
	2018	2017

EBITDA margin
Net income margin	1.4%	2.3%
Interest expense, net	1.5%	1.3%
Depreciation and amortization of property and equipment	0.9%	0.8%
Amortization of intangible assets	0.3%	0.1%
Income tax expense	0.7%	1.4%
Subtotal EBITDA margin	4.8%	5.9%
Floor plan interest	-0.6%	-0.6%
LIFO adjustment	0.0%	0.3%
Transaction costs	1.0%	0.0%
Gain on sale of property and equipment	0.0%	0.0%
Severance costs	0.0%	0.1%
Stock-based compensation	1.0%	0.1%
Adjusted EBITDA margin	6.3%	5.9%

Note: Figures in the table may not recalculate exactly due to rounding.

41

Liquidity and Capital Resources

Cash Flow Summary

($ in thousands)	Combined Successor and Predecessor	Predecessor
	Six Months Ended June 30,
	2018	2017
Net income	$4,869	$7,603
Non cash adjustments	8,929	3,741
Changes in operating assets and liabilities	(639)	18,955
Net cash provided by operating activities	13,159	30,299

Net cash used in investing activities	(78,217)	(1,274)
Net cash provided by (used in) financing activities	85,852	(28,310)
Net increase in cash	$20,794	$715

Net Cash from Operating Activities

The Company generated cash from operating activities of approximately $13.2 million during the six months ended June 30, 2018, compared to cash provided by operating activities of approximately $30.3 million for the six months ended June 30, 2017. Net income decreased by approximately $2.7 million for the six months ended June 30, 2018 compared to the six months ended June 30, 2017. Adjustments for non-cash expenses were $8.9 million for the six months ended June 30, 2018, as compared to $3.7 million for the six months ended June 30, 2017. During the six months ended June 30, 2018, there was approximately $0.6 million of cash used by changes in operating assets and liabilities as compared to $19.0 million of cash provided by changes in operating assets and liabilities during the six months ended June 30, 2017. The fluctuation in operating assets and liabilities was primarily due to changes in the balances of accounts payable, accounts receivable, and inventory during the six months ended June 30, 2018. The fluctuations in assets and liabilities were primarily due to the decrease in inventory during the six months ended June 30, 2017.

Net Cash from Investing Activities

The Company used cash in investing activities of approximately $ 78.3 million during the six months ended June 30, 2018, compared to approximately $1.3 million for the six months ended June 30, 2017. The Company used net cash of approximately $77.0 million for the acquisition of Lazy Days’ R.V. Center, Inc. as well as the purchase of property and equipment of approximately $1.3 million during the six months ended June 30, 2018.

Net Cash from Financing Activities

The Company had cash provided by financing activities of approximately $85.9 million during the six months ended June 30, 2018, compared to net cash used in financing activities of approximately $28.3 million for the six months ending June 30, 2017. During the six months ended June 30, 2018, the Company raised net proceeds of $90.3 million through the PIPE investment through the issuance of common stock, Series A Convertible Preferred Stock, and warrants. During the six months ended June 30, 2018, the Company also received net proceeds of approximately $20.0 million from the proceeds of a new term loan with M&T Bank which was offset by the repayment of approximately $8.8 million of long term debt with Bank of America. The Company also repaid $96.7 million in floor plan notes payable to Bank of America and received net proceeds of $96.7 million from the new floor plan loan with M&T Bank. The Company also made net repayments to Bank of America of $12.3 million during the Predecessor period prior to the Merger. Net cash used in financing activities for the six months ended June 30, 2017 primarily consisted of a $15.0 million dividend payment, a $3.0 million repayment of the line of credit, and a $7.7 million of net repayments under the floor plan loan.

Funding Needs and Sources

The Company has historically satisfied its liquidity needs through cash from operations and various borrowing arrangements. Cash requirements consist principally of scheduled payments of principal and interest on outstanding indebtedness (including indebtedness under its existing floor plan credit facility), the acquisition of inventory, capital expenditures, salary and sales commissions and lease expenses.

As of June 30, 2018, the Company had liquidity of approximately $35.6 million in cash and had working capital of approximately $57.6 million.

42

Capital expenditures include expenditures to extend the useful life of current facilities and expand operations. For the six months ended June 30, 2018 and 2017, the Company invested approximately $1.3 million and $1.3 million in capital expenditures, respectively.

The Company maintains sizable inventory in order to meet the expectations of its customers and believes that it will continue to require working capital consistent with past experience. Historically, the Company has funded its operations with internally generated cash flow and borrowings. Changes in working capital are driven primarily by profit levels. The Company maintains a floor plan credit facility to finance its vehicle inventory. At times, the Company has made repayments on its existing floor plan credit facility using excess cash flow from operations.

As a result of the Mergers on March 15, 2018, approximately $105.5 million of incremental cash was made available from various sources, of which $86.7 million was paid out to the Stockholders, leaving a minimum (after payment of transaction expenses) of approximately $9.0 million of cash available for future opportunities, including potential acquisitions.

M&T Credit Facility

On March 15, 2018, the Company replaced its existing debt agreements with Bank of America with a $200.0 million Senior Secured Credit Facility (the “M&T Facility”). The M&T Facility includes a $175.0 million M&T Floor Plan Line of Credit, a $20.0 million M&T Term Loan, and a $5.0 million M&T Revolver. The M&T Facility will mature on March 15, 2021. The M&T Facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45.0 million may be used to finance pre-owned vehicle inventory and $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Term Loan will be repaid in equal monthly principal installments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.00% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25% to 2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5.0 million. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus a margin of 1.25% to 2.00% based on the total leverage ratio (as defined in the M&T Facility). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

As of June 30, 2018, there was $95.8 million outstanding under the M&T Floor Plan Line of Credit and $19.3 million outstanding under the M&T Term Loan.

Contractual and Commercial Commitments

During the six months ended June 30, 2018, the Company had the following significant changes in its contractual and commercial commitments:

As a result of the repayment of the Company’s former term loan with Bank of America and the proceeds of $20,000 from the new term loan with M&T, the Company will make monthly principal payments in the amount of $242 until March 15, 2021. On March 15, 2021 the Company will make a payment of principal and interest of $11,300.

Off-Balance Sheet Arrangements

As of June 30, 2018, there were no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Inflation

Although the Company cannot accurately anticipate the effect of inflation on its operations, it believes that inflation has not had, and is not likely in the foreseeable future to have, a material impact on the results of operations.

43

Cyclicality

Unit sales of RV vehicles historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the RV retailing industry tends to experience similar periods of decline and recession as the general economy. The Company believes that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, fuel prices, interest rates and credit availability.

Seasonality and Effects of Weather

The Company’s operations generally experience modestly higher volumes of vehicle sales in the first half of each year due in part to consumer buying trends and the hospitable warm climate during the winter months at our largest location (Tampa).

The Company’s largest RV dealership is located near Tampa, Florida, which is in close proximity to the Gulf of Mexico. A severe weather event, such as a hurricane, could cause severe damage to property and inventory. Although the Company believes that it has adequate insurance coverage, if the Company were to experience a catastrophic loss, the Company may exceed its policy limits, and/or may have difficulty obtaining similar insurance coverage in the future.

Critical Accounting Policies and Estimates

The Company prepares its condensed consolidated financial statements in accordance with GAAP, and in doing so, it has to make estimates, assumptions and judgments affecting the reported amounts of assets, liabilities, revenues and expenses, as well as the related disclosure of contingent assets and liabilities. The Company bases its estimates, assumptions and judgments on historical experience and on various other factors it believes to be reasonable under the circumstances. Different assumptions and judgments would change estimates used in the preparation of the condensed consolidated financial statements, which, in turn, could change the results from those reported. The Company evaluates its critical accounting estimates, assumptions and judgments on an ongoing basis.

There has been no material change in the Company’s critical accounting policies from those previously reported and disclosed in its Annual Report.

Results of Operations

The following table sets forth information comparing the components of net income for the years ended December 31, 2017 and 2016.

Summary Financial Data

(in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Revenues
New and pre-owned vehicles	$546,385	$500,772
Parts, service and other	68,453	64,577
Total revenue	614,838	565,349

Cost of revenues
New and pre-owned vehicles	472,318	435,122
Parts, service and other	15,383	13,045
Total cost of revenues	487,701	448,167

Gross profit	127,137	117,182

Selling, general, and administrative expenses	105,096	97,614
Income from operations	22,041	19,568
Other income/expenses
Gain on sale of property and equipment	98	-
Interest expense	(8,752)	(7,274)
Income before income tax expense	13,387	12,294
Income tax expense	(5,085)	(4,511)
Net income	$8,302	$7,783

44

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Revenue

Revenue increased by approximately $49.5 million, or 8.8%, to $614.8 million from $565.3 million for the years ended December 31, 2017 and 2016, respectively. This growth primarily resulted from a 5.9% increase in the number of total vehicles sold as a result of strong customer demand.

New Vehicles and Pre-Owned Vehicles Revenue

Revenue from our new and pre-owned vehicles sales increased by approximately $45.6 million, or 9.1%, to $546.4 million from $500.8 million from the years ended December 31, 2017 and 2016, respectively.

Revenue from new vehicle sales increased by approximately $26.7 million, or 8.6%, to $335.3 million from $308.6 million for the years ended December 31, 2017 and 2016, respectively. This was primarily attributable to an increase in the number of new vehicles sold from 3,940 to 4,224 due to strong customer demand. The average revenue per unit sold was approximately $0.08 million per unit and increased by 1.3% for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Revenue from pre-owned vehicle sales increased by approximately $18.9 million, or 9.9%, to $211.1 million from $192.1 million for the years ended December 31, 2017 and 2016, respectively. This was primarily attributable to an increase in the number of pre-owned vehicles sold from 3,037 to 3,167 due to strong customer demand. The average revenue per unit sold was approximately $0.07 and $0.06 million per unit during the years ended December 31, 2017 and 2016, respectively, and increased by 5.3% for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Parts, Service and Other Revenue

Parts, service, and other revenue consists of sales of parts, accessories, and related services. It also consists finance and insurance revenues as well as campground and other revenues. Parts, service and other revenue increased by approximately $3.9 million year over year, or 6.0%, to $68.5 million from $64.6 million for the years ended December 31, 2017 and 2016, respectively.

Sales of parts, accessories and related services increased by approximately $4.0 million, or 14.2%, to $31.8 from $27.9 million primarily driven by the associated growth that accompanies new and used sales volumes and new initiatives in parts and accessories sales, including testing e-commerce market for parts sales through September 2017.

Finance and insurance revenue increased by approximately $0.8 million, or 2.8%, to $29.8 million from $29.0 million for the years ended December 31, 2017 and 2016, respectively, primarily due to higher sales volume, partially offset by an increase in chargebacks due to cancellations and early payoffs for the years ended December 31, 2017 and 2016, respectively.

Campground and other revenue, which includes RV rental revenue, decreased by approximately $0.9 million year over year, or 11.7%, to $6.8 million from $7.7 million for the years ended December 31, 2017 and 2016, respectively.

Gross Profit

Gross profit consists of gross revenues less our cost of sales and services. Gross profit increased by approximately $10.0 million, or 8.5%, to $127.1 million from $117.2 million for the years ended December 31, 2017 and 2016, respectively. This increase was primarily attributable to the increase in revenue discussed above.

45

New and Pre-Owned Vehicles Gross Profit

New and pre-owned vehicle gross profit increased 12.8% to $74.1 million from $65.7 million for the years ended December 31, 2017 and 2016, respectively.

The increase in new and pre-owned vehicle gross profit is attributable to a 7.2% increase in sales volume on new vehicles, a 4.3% increase in sales volume on pre-owned vehicles, and an increase in OEM rebates. We experienced increases in profit per retail unit sold related to a favorable shift in sales mix in our new product lines. We also had an increase in gross profit per retail unit on our pre-owned product lines due to increased demand for pre-owned vehicles during the period and an approximate 5.3% increase in the average sales price per unit sold.

Parts, Service and Other Gross Profit

Parts, services and other gross profit increased 3.0% to $53.1 million from $51.5 million for the years ended December 31, 2017 and 2016, respectively, as a result of the increases in sales of parts, accessories and related services described as well as improved labor rate realization in 2017. In addition, there was an increase in sales of finance and insurance revenues for the reasons described above. Finance and insurance revenues typically carry higher margins than sales of parts, accessories, and related services.

Selling, General and Administrative Expenses

Selling, general, and administrative (“SG&A”) expenses, including depreciation and amortization, increased 7.7% to $105.1 million during the year ended December 31, 2017, from $97.6 million during the year ended December 31, 2016. This increase is largely due to increases in salary, commissions and benefits expenses, as well as increases in advertising and promotion costs, outsourced delivery fees and customer satisfaction costs, which increase as a result of increases in revenue. Historically, salary, commissions, payroll taxes and benefits have comprised the majority of our total SG&A expenses and were equal to 51.6% of SG&A expenses during the year ended December 31, 2017 as compared to 53.5% during the year ended December 31, 2016. Additionally, for the years ended December 31, 2017 and 2016, we incurred $2.3 million and $0.5 million, respectively, in connection with transaction costs relating to the Merger Agreement and $0.5 million and less than $0.1 million, respectively, in stock-based compensation to employees.

Interest Expense

Interest expense increased by approximately $1.5 million, or 20.3%, to $8.8 million from $7.3 million for the years ended December 31, 2017 and 2016, primarily due to an increase in interest expense on our floor plan credit facility from $2.3 million in 2016 to $3.7 million in 2017, as a result of higher principal outstanding during the period, partially offset by a decrease in the Adjusted LIBOR rates charged on the floor plan credit facility. The higher outstanding principal balance on our floor plan credit facility was driven by a draw down to finance our $15.0 million distribution during 2017. Interest charged on the floor plan facility for the year ended December 31, 2016 and through July 1, 2017 was equal to the LIBOR Rate (“LIBOR”) plus 3.25%; on August 1, 2017, the rate decreased to LIBOR plus 2.75% and on November 1, 2017, the rate decreased further to LIBOR plus 2.25%.

Income Taxes

Income tax expense increased to $5.1 million in 2017 from $4.5 million in 2016, due to the increase in pre-tax income.

Non-Gaap Financial Metrics

We use certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable us to analyze our performance and financial condition, as described in “Key Performance Indicators”, above. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of performance. We believe that these measures are commonly used in the industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the Company’s financial condition and results of operations together with the consolidated financial statements of the Company and the related notes thereto also included herein.

EBITDA is defined as net income excluding depreciation and amortization, interest expense, interest income and income tax expense.

46

Adjusted EBITDA is defined as net income excluding depreciation and amortization, non-floor plan interest expense, interest income and income tax expense , and other supplemental adjustments.

Reconciliations from Net Income per the Consolidated Statements of Income to Adjusted EBITDA for the years ended December 31, 2017 and 2016 are shown in the table below.

	For the Years Ended
($ in thousands)	December 31,
	2017	2016
EBITDA
Net income	$8,302	$7,783
Interest expense, net	8,752	7,274
Depreciation and amortization of property and equipment	5,286	4,510
Amortization of intangible assets	744	746
Income tax expense	5,085	4,511
Subtotal EBITDA	28,169	24,824
Floor plan interest expense	(3,739)	(2,270)
LIFO adjustment	3,772	1,932
Non-compete/severance costs	325	313
Transaction costs	2,313	510
Gain on sale of property and equipment	(98)	-
Stock-based compensation	497	13
Adjusted EBITDA	$31,239	$25,322

	For the Years Ended
(as percentage of total revenue)	December 31,
	2017	2016
EBITDA margin
Net income	1.4%	1.4%
Interest expense, net	1.4%	1.3%
Depreciation and amortization of property and equipment	0.9%	0.8%
Amortization of intangible assets	0.1%	0.1%
Income tax expense	0.8%	0.8%
Subtotal EBITDA margin	4.6%	4.4%
Floor plan interest expense	(0.6%)	(0.4%)
LIFO adjustment	0.6%	0.3%
Non-compete/severance costs	0.1%	0.1%
Transaction costs	0.4%	0.1%
Gain on sale of property and equipment	0.0%	0.0%
Stock-based compensation	0.1%	0.0%
Adjusted EBITDA margin	5.1%	4.5%

Note: Figures in the table may not recalculate exactly due to rounding.

Liquidity and Capital Resources

Cash Flow Summary

	For the years ended December 31,
	2017	2016	Variance
Net income	$8,302	$7,783	$519
Non-cash adjustments	6,192	4,330	1,862
Changes in operating assets and liabilities	9,562	(19,722)	29,284
Net cash provided by (used in) operating activities	24,056	(7,609)	31,665

Net cash used in investing activities	(2,335)	(6,476)	4,141
Net cash used in financing activities	(12,587)	(49,949)	37,362
Net increase (decrease) in cash	$9,134	$(64,034)	$73,168

47

Net Cash from Operating Activities

The Company generated cash from operating activities of approximately $24.1 million during the year ended December 31, 2017, compared to cash used in operating activities of approximately $7.6 million for the year ended December 31, 2016. Net income increased by approximately $0.5 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. Adjustments for non-cash expenses were $6.2 million for the year ended December 31, 2017, as compared to $4.3 million for the year ended December 31, 2016. During the year ended December 31, 2017, there was approximately $9.6 million of cash provided by changes in operating assets and liabilities as compared to $19.7 million of cash used by changes in operating assets and liabilities during the year ended December 31, 2016. The fluctuation in cash used / provided by operating assets and liabilities was primarily due to changes in the balance of income taxes receivable / payable and changes in inventory and receivables balances during the period.

Net Cash from Investing Activities

The Company used cash in investing activities of approximately $2.3 million during the year ended December 31, 2017, compared to approximately $6.5 million for the year ended December 31, 2016. The Company used cash of approximately $2.6 million for purchases of property and equipment during the year ended December 31, 2017, partially offset by approximately $0.2 million of proceeds received in the sale of purchase of property and equipment. The Company used cash of $6.5 million for the purchase of property and equipment during the year ended December 31, 2016.

Net Cash from Financing Activities

The Company used cash in financing activities of approximately $12.6 million during the year ended December 31, 2017, compared to net cash used in financing activities of approximately $50.0 million for the year ended December 31, 2016. During the year ended December 31, 2017, the Company issued a cash dividend of approximately $15.0 million and used approximately $3.0 million of cash to pay down the revolving line of credit, $1.9 million to repay long term debt, and $1.3 million to repay the contingent liability related to the RV America Acquisition, partially offset by $9.2 million of net borrowings under the floor plan. During the year ended December 31, 2016, the Company paid a cash dividend of approximately $44.5 million and used approximately $3.5 million of cash to pay down the revolving line of credit and $1.9 million to repay long term debt.

Funding Needs and Sources

The Company has historically satisfied its liquidity needs through cash from operations and various borrowing arrangements. Cash requirements consist principally of scheduled payments of principal and interest on outstanding indebtedness (including indebtedness under its existing floor plan credit facility), the acquisition of inventory, capital expenditures, salary and sales commissions and lease expenses.

As of December 31, 2017, the Company had liquidity of approximately $13.3 million in cash and had working capital of approximately $14.6 million.

Capital expenditures include expenditures to extend the useful life of current facilities and expand operations. For the years ended December 31, 2017 and 2016, the Company invested approximately $2.6 and $6.5 million in capital expenditures, respectively. Capital expenditures during 2017 were primarily for building improvements and the expansion of our rental fleet . Capital expenditures during 2016 were primarily for the expansion of our rental fleet.

The Company maintains sizable inventory in order to meet the expectations of its customers and believes that it will continue to require working capital consistent with past experience. Historically, the Company has funded its operations with internally generated cash flow and borrowings. Changes in working capital are driven primarily by profit levels. The Company maintains a floor plan credit facility to finance its vehicle inventory. At times, the Company has made repayments on its existing floor plan credit facility using excess cash flow from operations.

As a result of the Mergers on March 15, 2018, approximately $105.5 million of incremental cash was made available from various sources, of which $86.7 million was paid out to the Stockholders, leaving a minimum (after payment of transaction expenses) of approximately an incremental $9.0 million of cash available for future opportunities, including potential acquisitions. The incremental cash resulted from the PIPE Investment of approximately $94.8 million and $10.7 million of existing cash on the books of Andina.

48

Floor Plan Notes Payable

The Company maintains a floor plan financing agreement with Bank of America (as amended on February 27, 2017) with asset-based borrowing availability of up to $140 million through November 18, 2018. The entire facility may be used to finance new vehicle inventory but only up to $40.0 million may be used to finance pre-owned vehicle inventory, of which a maximum of $5.0 million may be used to finance rental units. The principal balance outstanding under this facility was approximately $105.2 and $96.0 million at December 31, 2017 and 2016, respectively. For the year ended December 31, 2016 and through July 1, 2017, interest was equal to LIBOR plus 3.25%; on August 1, 2017, the rate decreased to LIBOR plus 2.75% and on November 1, 2017, the rate decreased further to LIBOR plus 2.25%.

Revolving Line of Credit and Long-Term Debt

On November 18, 2015, the Company entered into a credit agreement with Bank of America for an aggregate commitment amount of $20,000, which includes two facilities (the “BOA Credit Agreement”). One of the two facilities under the BOA Credit Agreement is a $7,000 revolving line of credit (“Revolver”) which matures on November 18, 2020. The Revolver bears interest at LIBOR plus 3.5% per annum and has no minimum payment requirements. The principal balance on the Revolver was $0 and $3,000 and the availability on the Revolver was $7,000 and $4,000 at December 31, 2017 and 2016, respectively.

The second of two facilities under the BOA Credit Agreement is a $13,000 term note payable (“Term Loan”) which matures on November 18, 2020 with a balloon payment due of $3,867. The Term Loan bears interest at LIBOR plus 3.50% (4.88% and 4.73% at December 31, 2017 and 2016, respectively) per annum and requires monthly payments equal to $155 of principal, plus interest. The principal balance on the Term Loan was $9,130 and $10,988 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Term Loan was $491 and $474 for the years ended December 31, 2017 and 2016, respectively.

Other Debt Terms

The Revolver, the Term Loan and the Floor Plan Notes Payable, collectively known as (the “BOA Debt”) are collateralized by substantially all of the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement between the Company and the lender.

Lazy Days’ R.V. Center, Inc. is subject to covenant testing at quarterly intervals, which includes tests on Fixed Charge Coverage Ratio and Consolidated Total Leverage Ratio. Additionally, Lazy Days’ R.V. Center, Inc. is subject to Current Ratio covenant testing at monthly intervals. The financial results of the Lazy Days’ R.V. Center, Inc. need to pass the covenant levels set at each period end to avoid being in a covenant breach. The Company was in compliance with its debt covenants during the years ended December 31, 2017 and December 31, 2016.

As of December 31, 2017, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted pursuant to the terms of the BOA Debt, so long as at the time of the payment of any such dividend, no event of default existed under the BOA Debt or would result from the payment of such dividend, and so long as any such dividend was permitted under the BOA Debt (including any event of default that would result from failure to comply with the current ratio test under the BOA Debt). As of December 31, 2017, the maximum amount of cash dividends that the Company could make, from legally available funds, to its stockholders was limited to $6,620 (pursuant to a calculation as defined in the BOA Credit Agreement and the floor plan facility).

M&T Credit Facility

On March 15, 2018, the Company replaced its existing debt agreements with Bank of America with a $200,000 Senior Secured Credit Facility with the M&T Facility. The M&T Facility includes a $175,000 M&T Floor Plan Line of Credit, a $20,000 M&T Term Loan, and a $5,000 M&T Revolver. The M&T Facility will mature on March 15, 2021. The M&T facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

49

The M&T Term Loan will be repaid in equal monthly principal instalments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.00% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25% to 2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25% to 2.00% based on the total leverage ratio (as defined in the agreement). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

Contractual and Commercial Commitments

The following table sets forth our contractual and commercial commitments as of December 31, 2017:

Contractual Obligations	Total	Year 1	2-3 years	4-5 years	More than 5 years
Operating Activities
Operating lease obligations	$7,962	$2,509	$3,956	$1,497	$-
Interest on financing liability	$52,958	$4,065	$7,973	$7,685	$33,235

Financing activities
Contingent liability	$667	$667	$-	$-	$-
Long term debt	$9,142	$1,870	$7,272	$-	$-
Financing liability	$46,845	$595	$1,629	$2,306	$42,315
Floor plan credit facility	$105,207	$105,207	$-	$-	$-
Revolving line of credit	$-	$-	$-	$-	$-

Off-Balance Sheet Arrangements

As of December 31, 2017, there were no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Legal Proceedings

We are party to numerous legal proceedings that arise in the ordinary course of our business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on our business, results of operations, financial condition and/or cash flows.

Inflation

Although we cannot accurately anticipate the effect of inflation on our operations, we believe that inflation has not had, and is not likely in the foreseeable future to have, a material impact on our results of operations.

Cyclicality

Unit sales of RV vehicles historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the RV retailing industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, fuel prices, interest rates and credit availability.

Seasonality and Effects of Weather

Our operations generally experience modestly higher volumes of vehicle sales in the first quarter of each year due in part to consumer buying trends and the hospitable warm climate during the winter months at our largest location (Tampa).

50

Our largest RV dealership is located near Tampa, Florida, which is in close proximity to the Gulf of Mexico. A severe weather event, such as a hurricane, could cause severe damage to our property and inventory. Although we believe we have adequate insurance coverage, if we were to experience a catastrophic loss, we may exceed our policy limits, and/or we may have difficulty obtaining similar insurance coverage in the future.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with GAAP. The consolidated financial statements include the accounts of Lazy Days’ R.V. Center, Inc. and its wholly owned subsidiaries. All significant inter-company accounts and transactions are eliminated in consolidation. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Critical accounting policies are those that management believes are both most important to the portrayal of our financial condition and operating results, and require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We base our estimates on historical experience, outside advice from parties believed to be experts in such matters, and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. A complete description of all of our significant accounting policies can be found in Note 2 - Significant Accounting Policies to our consolidated financial statements included elsewhere in this Form 8-K. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing our consolidated financial statements.

Revenue Recognition

We recognize revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of financing arrangements. Revenue from parts sales and service is recognized on delivery of the service or product.

Revenue from rental of vehicles is recognized pro rata over the period of the rental agreement. The rental agreements are generally short-term in nature. Revenue from rentals is included in part, service, and other revenue on the accompanying statements of income.

We receive commissions from the sale of insurance and vehicle service contracts to customers. In addition, we arrange financing for customers through various financial institutions and receives commissions. We may be charged back (“charge-backs”) for financing fees, insurance or vehicle service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles and a provision for future charge-backs is established based on historical operating results and the termination provisions of the applicable contracts.

Deposits on vehicles received in advance are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

Receivables

We arrange third-party financing for our customers, as is customary in our industry. Interest is not normally charged on receivables. We establish an allowance for doubtful accounts based on our historic loss experience and current economic conditions. Losses are charged to the allowance when we believe that further collection efforts will not produce additional recoveries.

Inventories

Vehicle and parts inventories are recorded at the lower of cost or net realizable value, with cost determined by the last-in, first-out (“LIFO”) method. Cost includes purchase costs, reconditioning costs, dealer-installed accessories, and freight. For vehicles accepted in trades, the cost is the fair value of such used vehicles at the time of the trade-in. Retail parts, accessories, and other inventories primarily consist of retail travel and leisure specialty merchandise.

51

Vendor Allowances

As a component of our consolidated procurement program, we frequently enter into contracts with vendors that provide for payments of rebates. These vendor payments are reflected in the carrying value of the inventory when earned or as progress is made toward earning the rebates and as a component of cost of sales as the inventory is sold. Certain of these vendor contracts provide for rebates that are contingent upon us meeting specified performance measures such as a cumulative level of purchases over a specified period of time. Such contingent rebates are given accounting recognition at the point at which achievement of the specified performance measures are deemed to be probable and reasonably estimable.

Goodwill and Intangibles

Our goodwill, trademarks and tradenames are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated at least annually for impairment and more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates, consideration of our aggregate fair value, and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

When testing goodwill for impairment, we may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, we may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If we perform the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, we would perform an analysis (step 2) to measure such impairment.

Other intangible assets include manufacturer relationships and customer database, which are amortized using the straight-line method of their respective useful lives. The customer database is fully amortized.

Impairment of Long-Lived Assets

We evaluated the carrying value of long-lived assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. We measure the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life of the asset or the term of the lease.

Income Taxes

We account for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

52

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on our financial condition, results of operations or cash flows. We do not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. Our policy is to classify assessments, if any, for tax related interest and penalties as income tax (benefit) expense in the consolidated statements of income.

Recently Issued Accounting Guidance

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 was effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 were effective for our financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. This standard will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. This standard will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact that adoption of this guidance will have on our consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendment addresses several aspects of the accounting for share-based payment award transactions, including: allowing the accounting policy election to record forfeitures as they occur for employee share-based payments; income tax consequences; classification of awards as either equity or liabilities; and classification on the statement of cash flows. This standard was effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendment addresses several specific cash flow issues with the objective of reducing the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. We do not expect the adoption of this ASU to materially impact our consolidated financial statements or results of operations.

53

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, a consensus of the FASB Emerging Issues Task Force (“ASU 2016-18”). The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. This standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We do not expect the adoption of this ASU to materially impact our consolidated financial statements or results of operations.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) – Clarifying the Definition of a Business (“ASU 2017-01”). This ASU clarifies the definition of a business to exclude gross assets acquired (or disposed of) that have substantially all of their fair value concentrated in a single identifiable asset or group of similar identifiable assets. The ASU also updates the definition of the term “output” to be consistent with ASC Topic No. 606. The ASU is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted, and we adopted ASU 2017-01 as of January 1, 2017. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): (“ASU 2017-09”). ASU 2017-09 provides clarity on the accounting for modifications of stock-based awards. ASU 2017-09 requires adoption on a prospective basis in the annual and interim periods for our fiscal year ending December 31, 2019 for share-based payment awards modified on or after the adoption date. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This ASU adds Securities and Exchange Commission (“SEC”) paragraphs pursuant to the SEC Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The July announcement addresses Transition Related to ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and No. 2016-02, Leases (Topic 842). This Update also supersedes SEC paragraphs pursuant to the rescission of SEC Staff Announcement, “Accounting for Management Fees Based on a Formula,” effective upon the initial adoption of Topic 606, Revenue from Contracts with Customers, and SEC Staff Announcement, “Lessor Consideration of Third-Party Value Guarantees,” effective upon the initial adoption of Topic 842, Leases. The amendments in this Update also rescind three SEC Observer Comments effective upon the initial adoption of Topic 842. One SEC Staff Observer comment is being moved to Topic 842. This standard is required to be implemented effective January 1, 2019. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

In November 2017, the FASB issued ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the new revenue recognition standard. This standard will be effective for fiscal years beginning after December 15, 2018. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements and disclosures.

As a result of the Mergers described above, on March 15, 2018, we became a wholly owned subsidiary of Lazydays Holdings Inc., a public entity. Lazydays Holdings, Inc. qualifies as an emerging growth company pursuant to the provision of the Jumpstart Our Business Startups (“JOBS”) Act. Section 107 of the JOBS Act provides that an emerging growth company can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. Lazydays Holdings, Inc. has elected to take advantage of the extended transition period provided by the JOBS Act for complying with new or revised accounting standards. The effective dates detailed above reflect the effective dates available to emerging growth companies under the JOBS Act.

54

FORWARD-LOOKING STATEMENTS

Certain statements in this Registration Statement on Form S-4 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Registration Statement on Form S-4 and the prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

●	The Company’s business is affected by the availability of financing to it and its customers;

●	Fuel shortages, or high prices for fuel, could have a negative effect on the Company’s business;

●	The Company’s success will depend to a significant extent on the wellbeing, as well as the continued popularity and reputation for quality, of the Company’s manufacturers, particularly, Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc.;

●	Any change, non-renewal, unfavorable renegotiation or termination of the Company’s supply arrangements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance;

●	The Company’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations;

●	The Company depends on its ability to attract and retain customers;

●	Competition in the market for services, protection plans and products targeting the RV lifestyle or RV enthusiast could reduce the Company’s revenues and profitability;

●	The Company’s expansion into new, unfamiliar markets presents increased risks that may prevent it from being profitable in these new markets. Delays in opening or acquiring new retail locations could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	Unforeseen expenses, difficulties, and delays encountered in connection with expansion through acquisitions could inhibit the Company’s growth and negatively impact its profitability;

●	Failure to maintain the strength and value of the Company’s brands could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	The Company’s failure to successfully order and manage its inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	The Company’s same store sales may fluctuate and may not be a meaningful indicator of future performance;

●	The cyclical nature of the Company’s business has caused its sales and results of operations to fluctuate. These fluctuations may continue in the future, which could result in operating losses during downturns;

●	The Company’s business is seasonal and this leads to fluctuations in sales and revenues;

●	The Company’s business may be adversely affected by unfavorable conditions in its local markets, even if those conditions are not prominent nationally;

55

●	The Company may not be able to satisfy its debt obligations upon the occurrence of a change in control under the M&T Facility;

●	The Company’s ability to operate and expand its business and to respond to changing business and economic conditions will depend on the availability of adequate capital;

●	The documentation governing the Company’s M&T Facility contain restrictive covenants that may impair the Company’s ability to access sufficient capital and operate its business;

●	Natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events could disrupt business and result in lower sales and otherwise adversely affect the Company’s financial performance;

●	The Company depends on its relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations could have an adverse effect on the Company’s business and results of operations;

●	A portion of the Company’s revenue is from financing, insurance and extended service contracts, which depend on third party lenders and insurance companies. The Company cannot assure you that third party lending institutions will continue to provide financing for RV purchases;

●	If the Company is unable to retain senior executives and attract and retain other qualified employees, the Company’s business might be adversely affected;

●	The Company’s business depends on its ability to meet its labor needs;

●	The Company primarily leases its retail locations. If the Company is unable to maintain those leases or locate alternative sites for retail locations in its target markets and on terms that are acceptable to it, the Company’s revenues and profitability could be adversely affected;

●	The Company’s business is subject to numerous federal, state and local regulations;

●	Regulations applicable to the sale of extended service contracts could materially impact the Company’s business and results of operations;

●	If state dealer laws are repealed or weakened, the Company’s dealerships will be more susceptible to termination, non-renewal or renegotiation of dealer agreements;

●	The Company’s failure to comply with certain environmental regulations could adversely affect the Company’s business, financial condition and results of operations;

●	Climate change legislation or regulations restricting emission of “greenhouse gases” could result in increased operating costs and reduced demand for the RVs the Company sells;

●	The Company may be unable to enforce its intellectual property rights and the Company may be accused of infringing the intellectual property rights of third parties which could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	If the Company is unable to maintain or upgrade its information technology systems or if the Company is unable to convert to alternate systems in an efficient and timely manner, the Company’s operations may be disrupted or become less efficient;

●	Any disruptions to the Company’s information technology systems or breaches of the Company’s network security could interrupt its operations, compromise its reputation, expose it to litigation, government enforcement actions and costly response measures and could have a material adverse effect on the Company’s business, financial condition and results of operations;

56

●	Increases in the minimum wage could adversely affect the Company’s financial results;

●	The Company may be named in litigation, which may result in substantial costs and reputational harm and divert management’s attention and resources;

●	The Company’s risk management policies and procedures may not be fully effective in achieving their purposes;

●	The Company could incur asset impairment charges for goodwill, intangible assets or other long-lived assets;

●	The Company may be subject to product liability claims if people or property are harmed by the products the Company sells and may be adversely impacted by manufacturer safety recalls;

●	Future resales of the shares of common stock of the Company issued to the stockholders and the investors in the PIPE Investment may cause the market price of the Company’s securities to drop significantly, even if the Company’s business is doing well;

●	Nasdaq may delist the Company’s common stock on its exchange, which could limit investors’ ability to make transactions in the Company’s common stock and subject the Company to additional trading restrictions;

●	The Company’s ability to request indemnification from the stockholders for damages arising out of the business combination are limited in certain instances to those claims where damages exceed $1.0 million and is limited to the cash and shares placed in escrow;

●	The Company’s outstanding convertible preferred stock, warrants and options may have an adverse effect on the market price of its common stock;

●	The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s common stock less attractive to investors;

●	The conversion of the Series A Preferred Stock into Company common stock may dilute the value for the other holders of Company common stock;

●	The holders of Series A Preferred Stock own a large portion of the voting power of the Company common stock and have the right to nominate two members to the Company’s board of directors. As a result, these holders may influence the composition of the board of directors of the Company and future actions taken by the board of directors of the Company; and

●	The holders of the Series A Preferred Stock have certain rights that may not allow the Company to take certain actions.

57

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
William P. Murnane	55	Chief Executive Officer and Chairman (Class C)
Nicholas Tomashot	55	Chief Financial Officer
Ronald Fleming	59	Vice President and National General Manager
Jerry Comstock	65	Director (Class B)
James F. Fredlake	53	Director (Class C)
Jordan Gnat	46	Director (Class A)
Erika Serow	44	Director (Class A)
Christopher S. Shackelton	39	Director (Class C)
B. Luke Weil	38	Director (Class B)

William P. Murnane has served as Chairman of the board of Lazydays since 2009. He joined the company as Chief Executive Officer in December 2016. From 2008 through 2016 Mr. Murnane, was a former principal and operating partner at Wayzata Investment Partners LLC, where he specialized in operational turn-arounds. From 2000 to 2007, Mr. Murnane was Chairman and Chief Executive Officer of Innovex, Inc., an international manufacturer of components used in high technology electronics. Before joining Innovex in 1995, Mr. Murnane was Chief Operating Officer at Boutwell Owens & Co. and Uniform Printing and Supply, two privately held printing companies based in Massachusetts. Mr. Murnane started his career with United Parcel Service where he held various engineering and management positions. Mr. Murnane received a BS in Engineering from New Jersey Institute of Technology, an MS in Operations Research from the University of Maryland, and an MBA from the Harvard Business School.

Nicholas Tomashot brings more than thirty years of financial management experience and has an extensive background in corporate finance, financial planning and analysis, cost analysis, business intelligence, investor relations, strategic planning and operational efficiency. Mr. Tomashot was Senior Vice President and General Manager of the National Service Center of US Foods, a national foodservice distributor, from July 2013 through April 2018. Prior to US Foods, Mr. Tomashot was Chief Financial Officer, Treasurer and Corporate Secretary, of Pinnacle Data Systems, a NYSE-traded provider of technology repair and reverse logistics services, from April 2008 through January 2012 and subsequently became Vice President, Finance, of Avnet Integrated, the electronic components distribution company that acquired Pinnacle Data Systems. Prior to that, Mr. Tomashot served in finance leadership roles for Innovex, Inc., an international manufacturer of components used in high technology electronics, as Vice President, Operations Finance- Thailand from June 2004 through April 2008 and as Vice President of Finance from March 2001 through June 2004. Mr. Tomashot holds a Bachelor of Science degree in Finance from The Ohio State University and a Master’s in Business Administration from the Duke University Fuqua School of Business.

Ron Fleming, our Vice President, National General Manager, oversees all dealership operations. Mr. Fleming’s career includes over thirty-five years in the RV industry. Mr. Fleming joined Lazydays in 2013 as the Vice President, General Manager of the Tampa dealership and was promoted to the Vice President, National General Manager in 2017. Prior to joining Lazydays, Mr. Fleming was the Director of Sales for Alliance Coach RV where he supervised all sales, F&I, and internet activity. Mr. Fleming owned and operated Travel Country RV Center from 1996 to 2011. Mr. Fleming started his career with Giant Recreation World in 1980 where he held various positions, including Executive Vice President, when he left in 1996. Mr. Fleming attended Valencia College in Orlando, FL.

Jerry Comstock was elected a director in March 2018. Mr. Comstock brings over 35 years of experience as a professional executive in the restaurant, automotive, and retail industries. Mr. Comstock most recently served as Chief Operating Officer of Fridays Restaurants from January 2017 through September 2017. From 2005 until selling the company in December 2016, Mr. Comstock was the Managing Owner and Chief Executive Officer of Strategic Restaurant Acquisition Group, a 330 unit multi-branded restaurant company. From 2002 until 2005, Mr. Comstock was Chief Executive Officer of Wherehouse Entertainment. From 1998 until 2002 Mr. Comstock was President and COO of Bennigan’s Restaurants. From 1996 until 1998, Mr. Comstock was a Senior Executive of AutoNation USA, one of the original six executives of that company. Mr. Comstock was a Senior Executive at Blockbuster Entertainment from 1991 until 1996. He started his career in 1977 with National Convenience Stores, becoming a Senior Executive in 1985. Mr. Comstock currently sits on the Board of Directors of Actio Analytics. Previously he has served on the Boards of AMF/Bowlmor and Eddie Bauer, and as Chairman of the Board of Wherehouse Entertainment. Mr. Comstock received a B.B.A. degree from the University of Texas.

James J. Fredlake was elected as a director in March 2018 and had served on the board of directors of Lazy Days’ R.V. Center, Inc. since 2010. Mr. Fredlake retired as Chief Executive Officer of Anchor Glass Container Corp in early 2017 after more than eight years as Chief Executive Officer and three years as Chief Financial Officer. Mr. Fredlake’s background includes ten years with Alcoa after starting his professional career in public accounting. Mr. Fredlake also serves as a board member for the Academy Prep Center of Tampa. Mr. Fredlake received a BS in accounting from Arizona State University.

58

Jordan Gnat was elected as a director in March 2018. Mr. Gnat served as Senior Vice President Strategic Business Development for Scientific Games through April 2018. Prior to joining Scientific Games in 2011, Mr. Gnat was Founder, President and Chief Executive Officer of Boardwalk Gaming and Entertainment from 2004 to 2011 which grew to become the largest charitable gaming operator in Canada. Mr. Gnat also served as Executive Vice-President of Kilmer Van Nostrand Company Limited from 2002 to 2011, and President and Chief Executive Officer of Midnorthern Group from 1994 to 2002 which grew to be the largest integrated major appliance wholesaler/retailer in Canada. Mr. Gnat is involved in several volunteer and philanthropic organizations. He is currently a member of the Board of Directors of the Hospital for Sick Children Foundation in Toronto, a member of the Board of Trustees for the Jewish Foundation of Toronto and a member of the Board of Governors of Mt Sinai Hospital in Toronto. Mr. Gnat received a bachelor’s degree in Political Science from the University of Western Ontario.

Erika Serow was appointed to the Board in March 2018 subsequent to the Mergers. Ms. Serow brings over 20 years of retail experience as an executive in the consulting and retail industries. Ms. Serow most recently served as Global President and U.S. CEO of Sweaty Betty, a UK-based women’s activewear company. Previously, Ms. Serow was Partner and Director at Bain and Company, Inc. and Head of Bain’s Americas Retail Practice. Ms. Serow held various executive positions during her 20 years at Bain and Company. Ms. Serow received an M.B.A. from Stanford University Graduate School of Business and a B.A. from Duke University.

Christopher S. Shackelton was elected to the Board in March 2018. Mr. Shackelton is co-founder and managing partner of Coliseum Capital Management, a private investment company founded in 2005 that invests with a long-term orientation in undervalued companies. Coliseum focuses its capital and effort behind strong management teams and boards, with a willingness to work alongside companies to facilitate further value creation. Affiliates of Coliseum are investors in the PIPE Investment. Mr. Shackelton has significant public company investment and directorship experience. Mr. Shackelton has served as Chairman of Providence Service Corp., a Nasdaq-listed healthcare company, since 2012. In addition to working closely with a number of private companies, he is presently also a director on the public boards of BioScrip (since 2015) and Universal Technical Institute (since 2016). Previously, he served as Chairman of Rural/Metro Corp, an emergency ambulance company, from 2010 to 2011, as well as on the board of directors of LHC Group (2012 to 2017), Advanced Emissions Solutions (2014 to 2016) and Interstate Hotels (2009 to 2010). Prior to Coliseum, he worked at Watershed Asset Management and Morgan Stanley & Co. He is actively involved in multiple charitable organizations, including as Chairman of The Connecticut Open. Mr. Shackelton received a bachelor’s degree in Economics from Yale College.

B. Luke Weil was elected to the Board in March 2018. Mr. Weil served as Andina’s Chief Executive Officer from its inception until August 2015, has served as a member of its Board of Directors since its inception and has served as Non-Executive Chairman of the Board since February 2016. In October 2014, he founded the Long Island Marine Purification Initiative, a non-profit foundation established to improve the water quality on Long Island, New York, and has served as its Chairman since such time. In November 2012, he also co-founded Rios Nete, a clinic in the upper amazon region of Peru. From 2008 to 2013, Mr. Weil was Vice President, International Business Development — Latin America for Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From January 2013 until its merger in December 2013, Mr. Weil served as Chief Executive Officer of Andina 1 and previously served as a member of its board from September 2011 until March 2012. From January 2004 to January 2006, Mr. Weil served as an associate of Business Strategies & Insight, a public affairs and business consulting firm. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School.

Family Relationships and Involvement in Certain Legal Proceedings

There are no family relationships between any of our executive officer or directors.

None of our directors or executive officers have been, within the 10 years before the date of this registration statement, a director or executive officer of any company that, while that person was acting in that capacity, or within two years before the time of such filing, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

59

CORPORATE GOVERNANCE

Code of Ethics

In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board has adopted a Code of Business Conduct (“Code of Conduct”), which is applicable to all directors, officers and employees. A copy of the Code of Conduct is available on our corporate website at www.lazydays.com. You also may obtain a printed copy of the Code of Conduct by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584.

Board of Directors

The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of seven directors divided into three classes, Class A, Class B and Class C. Class A directors serve until the 2019 annual meeting of stockholders or until such time as their successors have been duly elected, Class B directors serve until the 2020 annual meeting of stockholders or until such time as their successors have been duly elected and Class C directors serve until the 2021 annual meeting of stockholders or until such time as their successors have been duly elected. Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Bryan T. Rich, Jr. resigned as a member of the Board of Directors of Lazydays effective May 31, 2018. Mr. Rich served as a Class B director of the Board. Mr. Rich served on the Company’s Audit Committee and Nominating Committee. Based on the Nominating Committee’s recommendation, the Board appointed Jordan Gnat to the Company’s Audit Committee and Erika Serow to the Company’s Nominating Committee to fill the vacancy on those committees resulting from Mr. Rich’s resignation.

The Board intends to have regularly scheduled meetings and at such meetings our independent directors will meet in executive session.

We encourage all of our directors to attend our annual meeting of stockholders.

Board Committees

Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. The charters for our Board committees were adopted by the Board in March 2018. These charters are available at www.lazydays.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584.

Audit Committee. The members of this committee are Messrs. Fredlake (Chair), Comstock and Gnat. The Board has determined that Mr. Fredlake is an “audit committee financial expert”, as defined in Item 407 of Regulation S-K, and is the Chairman of the Audit Committee.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the Company’s independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the Company and related parties. For a complete description of the Audit Committee’s responsibilities, you should refer to the Audit Committee Charter.

Compensation Committee. The members of the Compensation Committee are Messrs. Shackelton (Chair) and Gnat and Ms. Serow. The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the business goals and objectives relevant to each executive officer’s compensation, evaluate individual performance of each executive in light of those goals and objectives, and determine and approve each executive’s compensation based on this evaluation. For a complete description of the Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter.

60

Nominating Committee. The members of the Nominating Committee are Mr. Comstock (Chair), Ms. Serow and Mr. Shackelton. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. For a complete description of the Nominating Committee’s responsibilities, you should refer to the Nominating Committee Charter.

The Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman of the Board and Chief Executive Officer are currently held by William P. Murnane. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

We are subject to NASDAQ’s listing requirements regarding the requirement that a majority of the board of directors be “independent.” Our board of directors has determined that all of our directors, other than Messrs. Murnane and Weil, qualify as “independent” directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Mr. Shackelton (Chairman), Mr. Gnat, and Ms. Serow. None of these Committee members have ever been an officer or employee of Lazydays Holdings, Inc. or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

61

EXECUTIVE COMPENSATION

Andina Executive Officer and Director Compensation

Andina was an “emerging growth company,” as defined in the JOBS Act and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer or director of Andina received any compensation for services rendered to Andina. No fees of any kind, including finders, consulting or other similar fees, were paid to any of Andina’s shareholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of the Mergers. Andina did not grant any stock options, stock appreciation rights, or any other equity or equity-based awards under long-term incentive plans to any of its executive officers or directors.

No compensation of any kind, including finders, consulting or other similar fees, was paid to any of Andina’s sponsors, officers and directors, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of a business combination. However, such individuals were and will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Andina’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses.

Lazydays Executive Officer and Director Compensation

The following sections provide compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Overview

Lazydays’ “Named Executive Officers” for the year ended December 31, 2017 and the year ended December 31, 2016, include William Murnane, the Chief Executive Officer, Timothy Sheehan, the former Chief Executive Officer, Maura Berney, the former Chief Financial Officer, Randall Lay, the former Chief Financial Officer, and Ronald Fleming, Vice President and National General Manager.

Lazydays’ compensation policies and philosophies are designed to align compensation with business objectives and the creation of stockholder value, while also enabling Lazydays to attract, motivate and retain individuals who contribute to Lazydays’ long-term success. Lazydays historically provides a portion of its executive officers’ compensation as long-term incentive compensation in the form of equity awards or performance based cash compensation as well as linking a significant portion of annual cash compensation to performance objectives.

The compensation of Lazydays’ Named Executive Officers has consisted of a base salary, an annual cash incentive and retirement, health and welfare benefits. In addition, Lazydays has granted its Named Executive Officers, as well as other members of its management team, long term incentive awards in the form of options and/or transaction bonuses. Pursuant to their employment agreements, certain of Lazydays’ Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

62

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2017, 2016 and 2015 for the current and former Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
William P. Murnane (2)	2017	465,000	501,663	1,686,000	(3)	80,167	(4)(5)	2,732,830
Chief Executive Officer and Chairman	2016	37,558	—	—		6,250	(4)	43,808
	2015	—	—	—		—		—

Timothy Sheehan (6)	2017	—	—	—		—		—
Former Chief Executive Officer	2016	403,333	245,050	—		271,958	(6)(5)	920,341
	2015	440,000	680,868	—		6,246	(5)	1,127,114

Maura Berney (7)	2017	175,025	146,254	465,900		2,001	(5)	789,180
Former Chief Financial Officer	2016	—	—	—		—		—
	2015	—	—	—		—		—

Randall Lay (8)	2017	170,149	—	—		162,624	(5)(8)	332,773
Former Chief Financial Officer	2016	327,695	127,871	—		9,615	(5)	465,181
	2015	327,695	335,817	—		9,696	(5)	673,208

Ronald Fleming	2017	268,077	207,678	—		3,727	(5)	479,482
Vice President and	2016	255,000	123,567	—		4,803	(5)	383,370
National General Manager	2015	210,000	132,869	—		4,865	(5)	347,734

(1)	Bonuses for the 2017 year paid in March of 2018.

(2)	Mr. Murnane became Chief Executive Officer of Lazydays on December 1, 2016.

(3)	The exercise price for Mr. Murnane’s option grant was modified shortly after grant to take into account a dividend to shareholders. That modification did not result in any incremental value over and above the grant date value.

(4)	Mr. Murnane serves as a member and chairman of the board of directors of Lazydays. The amounts set forth in this column represent amounts paid by Lazydays to Mr. Murnane in connection with his service as a member of the board once he became the Chief Executive Officer of Lazydays ($75,000 per a year, prorated for partial years).

(5)	The amounts set forth in this column include the amounts of Company matching contributions to the Company’s 401(k) plan.

(6)	Mr. Sheehan resigned as Chief Executive Officer of Lazydays effective as of December 1, 2016. In connection with his resignation, Mr. Sheehan entered into a separation agreement with Lazydays pursuant to which he was paid, in exchange for a general release of claims, cash severance in an amount equal to $256,667 and a portion of his COBRA premiums for seven months following his termination of employment.

(7)	Ms. Berney joined Lazydays on June 12, 2017. Ms. Berney resigned as Chief Financial Officer of Lazydays effective as of May 11, 2018.

(8)	Mr. Lay resigned as Chief Financial Officer of Lazydays effective as of June 30, 2017. In connection with his resignation, Mr. Lay entered into a separation agreement with Lazydays. Pursuant to Mr. Lay’s separation agreement and in exchange for entering into a general release of claims, Mr. Lay received cash severance in an amount equal to twelve months of base salary, payment of an amount equal to his COBRA premiums for twelve months and reimbursement of up to $6,500 with respect to certain life insurance premiums. The column includes $157,546 of cash severance.

Salaries and Annual Incentive Bonuses

Each of Lazydays’ Named Executive Officers receives a base salary to compensate them for services rendered to Lazydays. The base salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities. In addition, Mr. Murnane receives a fee for serving as the Chairman of Lazydays’ board of directors.

Each of Lazydays’ Named Executive Officers is also eligible to receive an annual cash bonus based on the performance of Lazydays (and its subsidiaries) and their individual performance. For the annual bonus, the board of directors of Lazydays sets performance targets at the beginning of each fiscal year, which are communicated to Lazydays’ Named Executive Officers. Performance targets are based on a combination of metrics which generally include EBITDA, revenue and budget components. For Lazydays’ Named Executive Officers with employment agreements (as discussed further below), the Named Executive Officer’s target bonus is a percentage of base salary as set forth in such agreement.

63

Employment Agreement – William Murnane

Lazydays entered into an employment agreement with William Murnane when he was hired as Chief Executive Officer. Mr. Murnane also serves as Chairman of Lazydays’ board of directors for which he receives annual compensation of $75,000. The employment agreement provides for an initial base salary of $465,000, subject to annual discretionary increases. In addition, Mr. Murnane is eligible to receive an annual cash bonus based on the achievement of performance objectives. Mr. Murnane’s target bonus is 100% of his base salary. Mr. Murnane is also eligible to participate in any employee benefit plans as may be adopted by Lazydays from time to time. Mr. Murnane’s employment agreement also provides that he is to be granted an option to acquire shares of common stock of Lazydays as soon as reasonably practicable after the effective date of his employment agreement for 5% of Lazydays’ outstanding common stock with such option vesting 25% after every twelve months of continuous service with accelerated vesting on a change in control, provided Mr. Murnane remains continuously employed by Lazydays from the date of grant through and including the applicable vesting date and/or change in control, as applicable.

If Mr. Murnane’s employment is terminated for any reason, he is entitled to receive any accrued benefits, including any earned but unpaid portion of his base salary, through the date of his termination, subject to withholding and other appropriate deductions. If Mr. Murnane resigns for good reason or is terminated without cause (each as defined in his employment agreement) then, in addition to the accrued benefits and provided he enters into a general release of claims, Lazydays will pay him severance equal to twenty-four months of his base salary (reduced to eighteen months if he is terminated after June 30, 2018).

Mr. Murnane’s employment agreement also provides that he shall not divulge confidential information, shall not disparage Lazydays and shall not, during his employment and twelve months thereafter, compete with Lazydays or any of its subsidiaries or solicit their customers or employees.

Offer Letter – Maura Berney

Lazydays entered into an offer letter with Ms. Berney when she was hired as Chief Financial Officer. The offer letter provided for an initial base salary of $325,000. In addition, Ms. Berney was eligible to receive an annual cash bonus based on the achievement of performance objectives. Ms. Berney’s target bonus was 75% of her base salary. Ms. Berney was also eligible to participate in any employee benefit plans as may be adopted by Lazydays from time to time. Ms. Berney’s agreement also provided that she was to be granted an option to acquire shares of common stock of Lazydays subject to approval by the Board of Directors of Lazydays, with the option vesting 25% after every twelve months of continuous service with accelerated vesting on a change in control, provided Ms. Berney remained continuously employed by Lazydays from the date of grant through and including the applicable vesting date and/or the change in control, as applicable. Ms. Berney was also provided with a $100,000 loan for moving expenses that was forgiven upon consummation of the Mergers.

Ms. Berney’s offer letter provided that if she was terminated without cause, she would, subject to entering into a general release of claims, receive severance equal to twelve months of her base salary and that if such termination was following a change in control, she was also eligible to receive a prorated bonus, if the board of directors of Lazydays determined that the performance objectives had been met. Ms. Berney’s offer letter was superseded by the employment agreement she entered into with the Company effective as of the consummation of the Mergers.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, as of December 31, 2017, for each of Lazydays’ Named Executive Officers:

Outstanding Equity Awards at December 31, 2017

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William P. Murnane	41,667	125,000	(1)	21.77	1/30/2027
Maura Berney		66,666	(2)	26.00	6/12/2027

(1)	Mr. Murnane’s options vest 25% a year on the first, second, third and fourth anniversaries of December 2, 2016.

(2)	Ms. Berney’s options vest 25% a year on the first, second, third and fourth anniversaries of June 12, 2017.

64

In connection with the hiring of certain members of Lazydays’ management team and other employees, including Mr. Murnane and Ms. Berney as Lazydays’ Chief Executive Officer and former Chief Financial Officer, respectively, Lazydays, in 2017 granted options to such new hires to purchase Company common stock. The option agreements provide that the options vest in full in connection with the consummation of a change in control (as defined in the underlying agreements and plan) of Lazydays provided the executive is employed by Lazydays on the date of the consummation of the change in control. As the Mergers constituted a change in control, all outstanding options, including those granted to Mr. Murnane and Ms. Berney, vested on the consummation of the Mergers. In consideration for the cancellation of options outstanding immediately prior to the consummation of the Mergers, the option holders, including Mr. Murnane and Ms. Berney, received merger consideration (in cash and shares), after taking into account the exercise price of the options and any applicable withholding.

Transaction Bonus

Lazydays has historically maintained transaction bonus arrangements with certain members of its management team, including Mr. Fleming. The transaction bonus arrangements provided for payment of a bonus based on a formula in the event of a qualifying transaction, provided the executive remains employed by Lazydays on the date of consummation of the transaction or has experienced a qualifying termination within a specific period of time prior to the consummation of the transaction. In 2017, Lazydays replaced its transaction bonus arrangements with a plan, referred to as the Transaction Incentive Plan. Similar to the prior arrangements, the Transaction Incentive Plan provides for a bonus based on a formula in the event of a qualifying transaction, provided the executive remains employed by Lazydays on the date of consummation of the transaction or has been terminated by Lazydays without cause within two months prior to the consummation of the transaction (provided payment is made by March 15th following the end of the year in which such involuntary termination occurs).

The consummation of the Mergers constituted a qualifying transaction for purposes of the Transaction Incentive Plan. There were five employees who participated in the Transaction Incentive Plan, including Mr. Fleming. The aggregate value of the compensation ultimately payable under the Transaction Incentive Plan in connection with the consummation of the Transaction Merger is based on the final amount of consideration paid after any applicable adjustments based on Lazydays’ working capital and debt as of the closing of the Transaction Merger and any payments to the Company in respect of indemnification claims under the Merger Agreement. The approximate aggregate amount of the bonuses to be paid under the Transaction Incentive Plan to participants who are employees of Lazydays, assuming the release of all holdbacks and escrows and no adjustment to the purchase price, is $1,560,000.

Retirement Benefits

Lazydays maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the Named Executive Officers. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act (“ERISA”). Lazydays may also make discretionary matching contributions in accordance with the terms of the 401(k) plan.

Named Executive Officers Following the Mergers

Following the consummation of the Mergers, William Murnane, Maura Berney and Ronald Fleming continued in their positions and were Named Executive Officers of the Company. The Company entered into a new employment agreement with Mr. Murnane and Ms. Berney effective as of the consummation of the Mergers. Ms. Berney resigned as Chief Financial Officer of the Company effective as of May 11, 2018. Nicholas Tomashot has been appointed as the new Chief Financial Officer of the Company effective as of May 11, 2018. The Company has entered into an employment offer letter with Mr. Tomashot. See “Executive Officer and Director Compensation Following the Mergers – Employment Agreements and Employment Offer Letter.”

Executive Officer and Director Compensation Following the Mergers

Executive Compensation

Following the closing of the Mergers, the Company intends to develop an executive compensation program that is consistent with the historical Lazydays’ compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of Lazydays.

65

Decisions on the executive compensation program will be made by the Compensation Committee of the board of directors of the Company. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee of the board of directors of the Company and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee of the board of directors of the Company will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. We have entered into employment agreements with William Murnane and Maura Berney, with such agreements being effective on the consummation of the Mergers, and an employment offer letter with Nicholas Tomashot. A description of their employment agreements and offer letter is below under “Executive Officer and Director Compensation Following the Mergers – Employment Agreements and Employment Offer Letter”. We granted Mr. Murnane, Ms. Berney and Mr. Tomashot options to purchase shares of common stock of the Company, under our 2018 Long-Term Incentive Plan, as described under “Executive Officer and Director Compensation Following the Mergers —Stock-Based Awards” below.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

Base Salary

Except as described below, it is expected that our Named Executive Officers’ base salaries will continue as described under “Lazydays Executive Officer and Director Compensation — Salaries” subject to the terms of the employment agreements and employment offer letter described under “Executive Officer and Director Compensation Following the Mergers — Employment Agreements and Employment Offer Letter” and will be reviewed annually by the compensation committee of the board of directors based upon advice and counsel of its advisors.

Non-Equity Incentive Bonuses

The Company intends to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of the non-equity incentive bonuses for the Named Executive Officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers.

Stock-Based Awards

The Company intends to use stock-based awards to reward long-term performance of the Named Executive Officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its Named Executive Officers with the interests of its stockholders and serve to motivate and retain the individual Named Executive Officers. Stock-based awards will be awarded under the 2018 Plan, which was approved by the Andina shareholders at the extraordinary general meeting. For a description of the 2018 Plan, please see the section of this proxy statement/prospectus under the heading “The Incentive Plan Proposal.” On the closing of the Mergers, Mr. Murnane and Ms. Berney were granted an option to purchase shares of common stock of the Company. Mr. Murnane was granted an option to purchase approximately 5.0% of the shares of common stock of the Company and Ms. Berney was granted an option to purchase approximately 2.0% of the shares of common stock of the Company, in each case, on a fully diluted basis and subject to adjustment. The options will vest based on the Company’s achievement of certain trading prices for at least thirty days during a thirty-five day period and will be subject to such terms and conditions as contained in the 2018 Plan and the option award agreements. The options will expire five years following the date of grant. The exercise price of the options is $11.10, the fair market value on the grant date. As a result of Ms. Berney’s resignation, her unvested options will expire as of the date she is no longer employed by the Company. In connection with Mr. Tomashot’s appointment as Chief Financial Officer, he received an option to purchase 583,366 shares of common stock of the Company on the same terms as the option grants previously awarded to Mr. Murnane and Ms. Berney.

66

Employment Agreements and Employment Offer Letter

We have entered into employment agreements with Mr. Murnane and Ms. Berney effective as of the consummation of the Mergers. The employment agreements with Mr. Murnane and Ms. Berney provide for initial base salaries of $540,000 and $325,000, respectively, subject to annual discretionary increases. Following the Mergers, Mr. Murnane will no longer receive any additional compensation for his service as a member (or Chairman) of the board of directors and his base salary has been increased, accordingly. In addition, each executive is eligible to participate in any employee benefit plans adopted by the Company from time to time and is eligible to receive an annual cash bonus based on the achievement of performance objectives. Mr. Murnane’s target bonus is 100% of his base salary and Ms. Berney’s target bonus is 75% of her base salary. The employment agreements also provide that each executive is to be granted an option to purchase shares of common stock of the Company, as discussed above.

The employment agreements provide that if the executive is terminated for any reason, he or she is entitled to receive any accrued benefits, including any earned but unpaid portion of base salary through the date of termination, subject to withholding and other appropriate deductions. In addition, in the event the executive resigns for good reason or is terminated without cause (all as defined in the employment agreement) prior to January 1, 2022, subject to entering into a release, the Company will pay the executive severance equal to (i) two times base salary and average bonus for Mr. Murnane and (ii) one times base salary and average bonus for Ms. Berney.

The employment agreements also provide that the executive shall not divulge confidential information, shall not disparage the Company and/or Lazydays and shall not, during employment and twelve months thereafter, compete with the Company or any of its subsidiaries or solicit their customers or employees.

Ms. Berney resigned as Chief Financial Officer of the Company effective as of May 11, 2018. Ms. Berney continued to be employed by the Company and worked closely with Nicholas Tomashot, the new Chief Financial Officer, through June 15, 2018 to ensure a smooth transition of responsibilities. As a result of her resignation, the Company did not make any severance payments pursuant to the employment agreement.

Offer Letter – Nicholas Tomashot

Lazydays entered into an offer letter with Mr. Tomashot when he was hired as Chief Financial Officer. The offer letter provides for an initial base salary of $325,000 per year. In addition, Mr. Tomashot is eligible to receive an annual cash incentive bonus based on the achievement of performance objectives to be established by the Chief Executive Officer and approved by the Board of Directors. Mr. Tomashot’s target bonus is 75% of his annual base salary (with the potential to earn a maximum of up to 150% of his target bonus). Mr. Tomashot is also eligible to participate in any employee benefit plans as may be adopted by Lazydays from time to time. Mr. Tomashot’s offer letter also provides that he is to be granted an option to acquire shares of common stock of Lazydays. Mr. Tomashot was also provided with a relocation allowance of $100,000. If Mr. Tomashot resigns from the Company or is terminated by the Company for cause within two years of his start date, Mr. Tomashot will be required to repay the pro-rated balance of the relocation allowance. The offer letter also provides that if Mr. Tomashot is terminated without cause, he will, subject to entering into a general release of claims, receive severance equal to twelve months of his base salary and that if such termination is following a change in control, he is also eligible to receive a pro-rated bonus, if the board of directors of Lazydays determines that the performance objectives have been met.

Any new agreements or arrangements with the Named Executive Officers entered into in the future will be subject to approval of the Compensation Committee.

Other Compensation

Holdco expects to continue to maintain various employee benefit plans, including medical and 401(k) plans, in which the Named Executive Officers will participate.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain employees of publicly traded companies. Beginning January 1, 2018, on account of the passage and signing of the Tax Reform Act, this limitation will apply to the chief executive officer, chief financial officer, any other named executive officers and anyone who is such a covered person after December 31, 2016. Prior to January 1, 2018, this limitation only applied to the chief executive officer and the three most highly-paid executive officers of the company (other than the chief executive officer and chief financial officer). In addition, prior to January 1, 2018, compensation that met the requirements of performance-based compensation under Section 162(m) of the Internal Revenue Code was excluded from the deduction limit. Beginning January 1, 2018 (with the exception of certain grandfathered arrangements), a deduction will be denied for any compensation payable to covered employees that exceeds $1.0 million, regardless of whether such compensation is performance-based compensation. To retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that will not be deductible under Section 162(m) or otherwise.

67

Director Compensation

Our non-employee members of the board of directors will receive annual cash compensation of $50,000 for serving on the board of directors, $5,000 for serving on a committee of the board of directors (other than the Chairman of each of the committees) and $10,000 for serving as the Chairman of any of the committees of the board of directors. Additionally, we expect the Compensation Committee will award an annual option grant to the non-employee directors worth $50,000 as calculated under the Black-Scholes model.

Mr. Rich resigned as a member of the Board of Directors of Lazydays effective May 31, 2018. Mr. Rich served on the Company’s Audit Committee and Nominating Committee. Mr. Rich received his pro-rata portion of the annual cash director compensation and committee compensation through May 31, 2018. As a result of his resignation, the options that were granted to him in March of 2018 were forfeited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Policy

Andina’s Code of Ethics required Andina to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Andina or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Andina’s ordinary shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Andina’s audit committee, pursuant to its written charter, was responsible for reviewing and approving related-party transactions to the extent Andina entered into such transactions. The audit committee considered all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director was permitted to participate in the approval of any transaction in which he was a related party, but that director was required to provide the audit committee with all material information concerning the transaction. Additionally, Andina required each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicited information about related party transactions.

These procedures were intended to determine whether any such related party transaction impaired the independence of a director or presented a conflict of interest on the part of a director, employee or officer.

Andina Related Person Transactions

In July 2015, Andina issued 1,150,000 initial shares of Andina to its initial shareholders for an aggregate purchase price of $25,000. The shares of Andina held by the initial shareholders included an aggregate of 150,000 shares of Andina repurchased for an aggregate purchase price of $0.01 and cancelled by Andina in December 2015 upon receiving notice that the underwriters’ over-allotment option was not exercised in full.

Prior to the closing of Andina’s initial public offering, a director advanced an aggregate of approximately $139,000 to cover expenses related to Andina’s formation and the initial public offering. Andina repaid this amount on December 1, 2015 from the proceeds received upon closing of the initial public offering. On April 28, 2017, the Company issued to A. Lorne Weil a $100,000 convertible promissory note. The loan was unsecured, non-interest bearing and is payable upon consummation of a business combination. Upon consummation of the Mergers, the loan was repaid.

In connection with the extensions of time to consummate a business combination, Andina’s officers and directors have loaned to Andina $0.03 for each public share that was not converted for each extension month utilized. Accordingly, an amount of approximately $469,628 has been loaned to Andina and deposited in the Trust Account for the extensions. The loans will not bear interest and will be repayable by Andina to Andina’s officers and directors upon consummation of an initial business combination. If an initial business combination had not been consummated by the required time period, the loans would have been forgiven unless Andina had funds available to it outside of the trust account to repay such loans.

68

Andina maintained its principal executive offices in office space provided to Andina at no cost by a third party affiliated with one of Andina’s directors.

On March 15, 2018, the non-executive Chairman of the Board of Andina was repaid aggregate outstanding notes payable totaling $662,000. In addition, $100,000 was repaid to other employees of Andina.

On March 15, 2018, in connection with the Mergers, the Company paid Hydra Management, LLC, an affiliate of A. Lorne Weil, an initial shareholder of Andina and the father of B. Luke Weil, a member of the Company’s Board of Directors, $500,000 as compensation for advisory services in connection with the Mergers.

Lazydays Related Person Transactions

Awards under Transaction Incentive Plan

Certain of Lazydays’ officers, directors and employees are eligible to receive compensation from Lazydays pursuant to its Transaction Incentive Plan (the “Transaction Incentive Plan”). The Transaction Incentive Plan provides for a bonus based on a formula in the event of a qualifying transaction. The consummation of the Mergers constituted a qualifying transaction under the Transaction Incentive Plan. The following directors of Lazydays (each a “Director Recipient” and collectively, the “Director Recipients”) received compensation under the Transaction Incentive Plan in connection with the consummation of the Mergers: (i) Jim Fredlake, (ii) Peter McDonald and (iii) Ray Nooyi. The aggregate value of the compensation ultimately payable under the Transaction Incentive Plan to the Director Recipients in connection with the consummation of the Mergers is based on the final amount of consideration paid after any applicable adjustments based on Lazydays working capital and debt as of the closing of the Mergers and any payments to the Company in respect of indemnification claims under the Merger Agreement. Assuming the release of all holdbacks and escrows and no adjustment to the purchase price, each Director Recipient is expected to receive an amount of compensation, payable in cash and Company common stock, with an aggregate value of approximately $220,402 under the Transaction Incentive Plan.

Lazydays’ Related-Party Transactions Policy and Procedure

Prior to the Mergers, Lazydays did not have a formal written policy or procedure for the review, approval or ratification of related party transactions and as a result its board of directors reviewed and considered the interests of its directors, executive officers and principal stockholders in its review and consideration of related person transactions.

Following the Mergers, our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director was permitted to participate in the approval of any transaction in which he was a related party, but that director was required to provide the audit committee with all material information concerning the transaction. Additionally, we will require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that will elicit information about related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

As of August 29, 2018, 8,471,608 shares of Common Stock and 600,000 shares of Series A Preferred Stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our Common Stock and Preferred Stock as of August 29, 2018, by (i) each of our directors and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our voting securities. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the voting securities beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the voting securities listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

69

Unless otherwise noted below, the address of each person listed on the table is c/o Lazydays Holdings, Inc., 6130 Lazy Days Blvd., Seffner, Florida 33584.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership (Common Stock)		Percent of Class(1)	Amount and Nature of Beneficial Ownership (Series A Preferred Stock)		Percent of Class(2)	Percent of Total Voting Power(3)
Directors and Executive Officers
William Murnane	206,123	(4)	2.4%	—		—	1.4%
Nicholas Tomashot	—		—	—		—	—
Maura Berney	6,428		*	—		—	*
Ronald Fleming	9,933		*	—		—	*
Jerry Comstock	—		—	—		—	—
James J. Fredlake	5,329		*	—		—	*
Jordan Gnat	—		—	—		—	—
Erika Serow	—		—	—		—	—
Christopher S. Shackelton	496,894	(5)	5.5%	500,000	(6)	83.3%	36.6%
B. Luke Weil	457,663	(7)	5.4%	—		—	3.2%
All directors and executive officers as a group (9 persons)	1,182,370	(8)	13.1%	500,000	(9)	83.3%	40.9%

5% or Greater Securityholders

Coliseum Capital Partners, L.P.	363,241	(10)	4.1%	365,511	(11)	60.9%	27.0%
Wayzata Investment Partners LLC	2,359,905	(12)	27.9%	—		—	16.4%
Park West Asset Management LLC	846,341	(13)	9.99%	100,000	(13)	16.7%	9.99%
Nokomis Capital Master Fund, L.P.	2,185,713	(14)	21.4%	—		—	13.5%
Blackwell Partners LLC – Series A	133,653	(15)	1.6%	134,489	(16)	22.4%	10.1%
Common Pension Fund D	731,627	(17)	8.6%	—		—	5.1%

*	Less than 1 percent

(1)	For purposes of this column, the number of shares of the class outstanding reflects the sum of: (i) 8,471,608 shares of Common Stock that were outstanding as of August 29, 2018 and (ii) the number of shares of Common Stock, if any, which the relevant person could acquire on exercise of options, warrants, pre-funded warrants or conversion of the Series A Preferred Stock within 60 days of August 29, 2018.

(2)	The purchasers of the Series A Preferred Stock in the PIPE Investment are entitled to vote upon all matters upon which holders of Common Stock have the right to vote and are entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted at the then applicable conversion rate.

(3)	The Percentage of Total Voting Power is calculated by dividing (A) the aggregate for the relevant person of (i) the number of outstanding 13D-3 shares of Common Stock and (ii) the number of shares of Common Stock that could be acquired upon the conversion of outstanding shares of Series A Preferred Stock, subject to the beneficial ownership limitations contained therein by (B) the aggregate of (x) the number of shares of Common Stock currently issued and outstanding, (y) the aggregate number of shares of Common Stock that could be acquired upon the conversion of all of the shares of Series A Preferred Stock, subject to the beneficial ownership limitations contained therein and (z) the number of shares of Common Stock, if any, which the relevant person could acquire on exercise of options or warrants within 60 days of August 29, 2018.

(4)	Includes 57,143 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11.50 per share of Common Stock that are or will become exercisable within 60 days of August 29, 2018.

(5)	Based on a Schedule 13D filed March 26, 2018 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Adam Gray, an individual, and Christopher Shackelton, an individual and director of the issuer (together, CCM, CC, CCP, Mr. Gray and Mr. Shackelton, “Coliseum”), which reported that, as of March 15, 2018, Coliseum beneficially owned 5,465,838 shares of Common Stock that consist of (i) 4,968,944 shares of Common Stock issuable upon the conversion of 500,000 shares of Series A Preferred Stock and (ii) 496,894 shares of Common Stock issuable upon the exercise of 496,894 warrants at an exercise price of $11.50 per whole share. CCM is the investment adviser to CCP, which is an investment limited partnership. CC is the general partner of CCP. Mr. Gray and Mr. Shackelton are the managers of CC and CCM. Coliseum has shared voting and dispositive power. The address for Coliseum is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

70

(6)	See clause (i) of footnote (5).

(7)	Includes (i) 9,000 shares held indirectly by a limited liability company controlled by Mr. Weil and (ii) 37,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11.50 per share of common stock that are or will become exercisable within 60 days of August 29, 2018.

(8)	Includes an aggregate of 591,037 shares of Common Stock the directors and executive officers could acquire on the exercise of warrants within 60 days of August 29, 2018.

(9)	Includes an aggregate of 500,000 shares of Series A Preferred Stock of the directors and executive officers that could be converted within 60 days of August 29, 2018 into 4,968,944 shares of Common Stock.

(10)	See footnote (5). With respect to CCP, reflects 363,241 shares of Common Stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable.

(11)	See footnote (5). With respect to CCP, reflects 3,632,407 shares of Common Stock that could be acquired within 60 days upon the conversion of 365,511 shares of Series A Preferred Stock.

(12)	Based on a Schedule 13D filed March 22, 2018 by Wayzata Investment Partners LLC (“Investment Manager”), Patrick J. Halloran, an individual, Wayzata Opportunities Fund II, L.P. (“Opportunities Fund II”), and Wayzata Opportunities Fund Offshore II, L.P. (“Opportunities Offshore” and together with Investment Manager, Mr. Halloran and Opportunities Fund II”, “Wayzata”), which reported that, as of March 15, 2018, Wayzata beneficially owned 2,359,905 shares of Common Stock and shares voting and dispositive power over such shares. The address for Wayzata is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

(13)	Based on a Schedule 13G filed March 26, 2018 by Park West Asset Management LLC (“PWAM”), Park West Investors Master Fund, Limited (“PWIMF”) and Peter S. Park, an individual. The Schedule 13G reported PWAM is the investment manager to PWIMF and Park West Partners International, Limited (“PWPI” and, collectively with PWIMF, the “PW Funds”). Mr. Park is the sole member and manager of PWAM. As of March 15, 2018, (I) PWIMF’s beneficial ownership included (i) 750,000 shares of Common Stock, (ii) an aggregate of 596,707 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11.50 per share, (iii) 266,612 shares of Common Stock issuable upon the exercise of prefunded warrants and (iv) 88,954 shares of Series A Preferred Stock convertible into an aggregate of 884,015 shares of common stock, subject in each case to the limitations described below; and (II) PWPI’s beneficial ownership included (i) 92,500 shares of Common Stock, (ii) an aggregate of 74,100 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11.50 per share, (iii) 33,745 shares of Common Stock issuable upon the exercise of prefunded warrants and (iv) 11,046 shares of Series A Preferred Stock convertible into an aggregate of 109,774 shares of common stock, subject in each case to the limitations described below. The prefunded warrants, warrants and preferred stock are all subject to exercise and conversion limitations prohibiting the exercise or conversion of each security to the extent that it would result in the holder, or any of its affiliates being deemed to beneficially own in excess of 9.99% of the then outstanding shares of common stock. As a result of the foregoing, for purposes of Rule 13d-3 of the Exchange Act, PWAM and Mr. Park may be deemed to beneficially own 846,341 shares of Common Stock deemed held in the aggregate by the PW Funds, or approximately 9.99% of the shares of Common Stock deemed to be issued and outstanding as of the date of this prospectus. PWAM, PWMF and Mr. Park share voting and dispositive power over such shares. The address for PWAM, the Park West Funds and Mr. Park is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(14)	Includes (i) 728,571 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11.50 per share of Common Stock and (ii) 1,039,142 shares of Common Stock issuable upon the exercise of prefunded warrants that are or will become exercisable within 60 days of May 24, 2018. The warrants and prefunded warrants are subject to exercise limitations prohibiting the exercise of each security to the extent that it would result in the holder or any of its affiliates being deemed to beneficially own in excess of 9.99% of the then outstanding shares of common stock. The business address of Nokomis Capital Master Fund, L.P. is 2305 Cedar Springs Road, #420, Dallas, TX 75201.

71

(15)	See footnote (5). With respect to Blackwell Partners LLC - Series A, a separate account investment advisory client of CCM (the “Separate Account”), reflects 133,653 shares of Common Stock that could be acquired within 60 days upon the exercise of warrants that are currently exercisable.

(16)	See footnote (5). With respect to Blackwell Partners LLC - Series A, reflects 1,336,537 shares of Common Stock that could be acquired within 60 days upon the conversion of 134,489 shares of Series A Preferred Stock.

(17)	Based on a Schedule 13G filed on March 22, 2018 by The Division of Investment, Department of the Treasury, State of New Jersey, which reported that, as of March 15, 2018, The Division of Investment beneficially owned 731,627 shares of Common Stock with sole voting and dispositive power over such shares. The Division of Investment is a government entity which manages and invests monies of the Consolidated Police & Firemen Pension Fund, the Judicial Retirement System, the Police & Firemen Retirement System, the Prison Officer Pension Fund, the Public Employee Retirement System, the State Police Retirement System and the Teacher Pension & Annuity Fund, the State of New Jersey Cash Management Fund, Supplemental Annuity Collective Trust (a 403b plan), a portion of the NJBEST Fund (a 529 college savings plan) as well as several funds under the New Jersey State Employees Deferred Compensation Program (a 457 plan). The address of the Division of Investment is 50 West State Street, 9th Floor, PO Box 290, Trenton, New Jersey 08625-0290.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are listed as Exhibit 3.1 and Exhibit 3.2 to this registration statement, respectively.

General

Our constitutional documents provide for the issuance of 100,000,000 shares of common stock, par value $.0001, and 5,000,000 shares of preferred stock, par value $.0001. As of August 29, 2018, we had 8,471,608 shares of common stock outstanding and 600,000 shares of Series A Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of our shares voted for the election of directors can elect all of the directors.

Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Our shares of common stock are listed on the NASDAQ Capital Market under the symbol “LAZY.” We cannot assure you that our common stock will continue to be listed on the NASDAQ Capital Market as we might not in the future meet certain continued listing standards.

Transfer Agent

The transfer agent for our shares of common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus is passed on by Akerman LLP.

EXPERTS

The consolidated financial statements of Lazy Days’ R.V. Center, Inc. and Subsidiaries as of and for the years ended December 31, 2017 and 2016 included in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

72

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form 10 (the “Form 10”). Pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Form 10 went effective on May 20, 2018, 60 days after the filing of the Form 10 on March 21, 2018, and as of that date we are subject to the reporting requirements of the Exchange Act, and the rules and regulations thereunder. As such, we will file reports, proxy statements, information statements, and other information with the SEC.

We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act to register with the SEC the securities described herein. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement. You may read and, for a fee, copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Rooms. Our SEC filings will also be available to the public from commercial document retrieval services, and at the web site maintained by the SEC at http://www.sec.gov.

Our Internet address is www.lazydays.com. We will make available through a link to the SEC’s web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors, and 10% stockholders and amendments to those reports).

If you make a request for copies of our SEC materials in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attn: Investor Relations

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

73

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Financial Statements as of June 30, 2018 and December 31, 2017, and for the Three Month Periods Ended June 30, 2018 and 2017, the Period from March 15, 2018 to June 30, 2018, the Period from January 1, 2018 to March 14, 2018 and the Six Month Period Ended June 30, 2017

Condensed Consolidated Balance Sheets	F-28
Condensed Consolidated Statements of Income	F-30
Condensed Consolidated Statements of Stockholders’ Equity	F-31
Condensed Consolidated Statements of Cash Flows	F-32
Notes to Condensed Consolidated Financial Statements	F-34

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Lazy Days’ R.V. Center, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lazy Days’ R.V. Center, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum LLP

/s/ Marcum LLP

We have served as the Company’s auditor since 2017.

Melville, NY

March 21, 2018

F-2

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	As of December 31,
	2017	2016
ASSETS
Current assets
Cash	$13,292	$4,158
Receivables, net of allowance for doubtful accounts of $1,013 and $705 at December 31, 2017 and December 31, 2016, respectively	19,911	13,686
Inventories	114,170	124,067
Income tax receivable	-	1,327
Prepaid expenses and other	2,062	3,241
Total current assets	149,435	146,479

Property and equipment, net	45,669	48,448
Goodwill	25,216	25,216
Intangible assets, net	25,862	26,606
Deferred tax asset	144	-
Other assets	219	395
Total assets	$246,545	$247,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$25,181	$23,037
Income tax payable	1,536	-
Contingent liability, current portion	667	1,333
Financing liability, current portion	595	465
Floor plan notes payable, net of debt discount	104,976	95,682
Revolving line of credit	-	3,000
Long-term debt, current portion	1,870	1,871
Total current liabilities	134,825	125,388
Long term liabilities
Long term debt, non-current portion, net of debt discount	7,207	8,986
Financing liability, non-current portion, net of debt discount	53,680	54,183
Contingent liability, non-current portion	-	667
Deferred tax liability	-	886
Total liabilities	195,712	190,110

Stockholders’ Equity

Preferred stock, $0.001 par value 150,000 shares authorized: Senior Preferred Stock, convertible and 8% cumulative dividend; 10,000 shares designated; -0- and 10,000 shares issued and outstanding; liquidation preference $0 and $10,000 at December 31, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized; 3,333,331 and 1,000,000 shares issued and 3,333,166 and 999,835 shares outstanding at December 31, 2017 and December 31, 2016, respectively	3	1
Additional paid-in capital	49,756	49,261
Treasury stock, 165 shares, at cost	(11)	(11)
Retained earnings	1,085	7,783
Total stockholders’ equity	50,833	57,034
Total liabilities and stockholders’ equity	$246,545	$247,144

See accompanying notes to consolidated financial statements.

F-3

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Revenues
New and pre-owned vehicles	$546,385	$500,772
Parts, service and other	68,453	64,577
Total revenue	614,838	565,349

Cost of revenues
New and pre-owned vehicles	472,318	435,122
Parts, service and other	15,383	13,045
Total cost of revenues	487,701	448,167

Gross profit	127,137	117,182

Selling, general, and administrative expenses	105,096	97,614
Income from operations	22,041	19,568
Other income/expenses
Gain on sale of property and equipment	98	-
Interest expense	(8,752)	(7,274)
Income before income tax expense	13,387	12,294
Income tax expense	(5,085)	(4,511)
Net income	$8,302	$7,783

See accompanying notes to consolidated financial statements.

F-4

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollar amounts in thousands)

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance - December 31, 2015	10,000	$-	1,000,000	$1	$165	$(11)	$49,248	$-	$49,238
Net income	-	-	-	-	-	-	-	7,783	7,783
Stock-based compensation	-	-	-	-	-	-	13	-	13
Balance - December 31, 2016	10,000	-	1,000,000	1	165	(11)	49,261	7,783	57,034
Net income	-	-	-	-	-	-	-	8,302	8,302
Conversion of preferred stock	(10,000)	-	2,333,331	2	-	-	(2)	-	-
Stock-based compensation	-	-	-	-	-	-	497	-	497
Dividends	-	-	-	-	-	-	-	(15,000)	(15,000)
Balance - December 31, 2017	-	$-	3,333,331	$3	$165	$(11)	$49,756	$1,085	$50,833

See accompanying notes to consolidated financial statements.

F-5

LDRV HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$8,302	$7,783
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock based compensation	497	13
Bad debt expense	422	270
Depreciation and amortization of property and equipment	5,286	4,510
Amortization of intangible assets	744	746
Amortization of debt discount	371	240
Gain on sale of property and equipment	(98)	-
Deferred income taxes	(1,030)	(1,449)
Changes in operating assets and liabilities:
Receivables	(6,647)	1,580
Inventories	9,823	(9,505)
Prepaid expenses and other	1,179	(487)
Income tax receivable/payable	2,863	(11,736)
Other assets	176	(29)
Accounts payable, accrued expenses and other liabilities	2,168	455

Total Adjustments	15,754	(15,392)

Net Cash Provided By (Used In) Operating Activities	24,056	(7,609)

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	249	-
Purchases of property and equipment	(2,584)	(6,476)

Net Cash Used In Investing Activities	(2,335)	(6,476)

Cash Flows From Financing Activities
Net borrowings under floor plan	9,208	195
Net repayments under revolver line of credit	(3,000)	(3,500)
Repayments under long term debt	(1,858)	(1,886)
Repayments of financing liability	(465)	-
Payment of contingent liability - RV America acquisition	(1,333)	-
Loan issuance costs	(139)	(260)
Dividend distribution	(15,000)	(44,498)

Net Cash Used In Financing Activities	(12,587)	(49,949)

Net Increase (Decrease) In Cash	9,134	(64,034)

Cash – Beginning	4,158	68,192

Cash – Ending	$13,292	$4,158

See accompanying notes to consolidated financial statements.

F-6

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

(Continued)

	For the Years Ended,
	December 31,
	2017	2016
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$8,332	$6,966
Cash paid during the year for income taxes net of refunds received	$3,325	$17,664

Non-Cash Investing and Financing Activities
Rental vehicles transferred to inventory, net	$74	$1,164
Conversion of preferred stock into common stock	$2	$-

See accompanying notes to consolidated financial statements.

F-7

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS

Through its subsidiaries, Lazy Days’ R.V. Center, Inc. sells and services new and pre-owned recreational vehicles, sells related parts and accessories, and rents recreational vehicles from five locations, one in the state of Florida, one in the state of Arizona and three in the state of Colorado. It also offers to its customers such ancillary services as extended service contracts, overnight campground and restaurant facilities. The Company also arranges financing for vehicle sales through third-party financing sources.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of Lazy Days’ R.V. Center, Inc. (“Lazy Days”), a Delaware Corporation, and its wholly owned subsidiary LDRV Holdings Corp. LDRV Holdings Corp is the sole owner of Lazydays Arizona, LLC, Lazydays Land Holdings, LLC, Lazydays Tampa Land Holdings, LLC, Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC (collectively, the “Company”). All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assumptions used in the valuation of goodwill and other intangible assets, provision for charge-backs, inventory write-downs and the allowance for doubtful accounts.

Reclassifications

Certain prior year amounts have been reclassified in order to conform to the current year presentation. These reclassifications had no effect on the previously reported net income.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments purchased with a maturity date of three months or less to be cash equivalents. The carrying value amount approximates fair value because of the short-term maturity of these instruments. Cash consists of business checking accounts with its bank, the first $250 of which is insured by the Federal Deposit Insurance Corporation. There are no cash equivalents as of December 31, 2017 or 2016.

Revenue Recognition

The Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of financing arrangements. Revenue from parts sales and service is recognized on delivery of the service or product.

Revenue from rental of vehicles is recognized pro rata over the period of the rental agreement. The rental agreements are generally short-term in nature. Revenue from rentals is included in parts, service, and other revenue on the accompanying statements of income.

F-8

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

The Company receives commissions from the sale of insurance and vehicle service contracts to customers. In addition, the Company arranges financing for customers through various financial institutions and receives commissions. The Company may be charged back (“charge-backs”) for financing fees, insurance or vehicle service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles and an allowance for future charge-backs is established based on historical operating results and the termination provision of the applicable contracts. The Company recognized finance and insurance revenues of $29,848 and $29,044, net of chargebacks of $2,661 and $1,911, during the years ended December 31, 2017 and 2016, respectively. The Company has an accrual for charge-backs which totaled $2,373 and $1,790 at December 31, 2017 and 2016, respectively, and is included in other current liabilities on the accompanying consolidated balance sheets.

Deposits on vehicles received in advance are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

Occupancy Costs

As a retail merchandising organization, the Company has elected to classify occupancy costs as selling, general and administrative expense in the consolidated statements of income.

Shipping and Handling Fees and Costs

The Company reports shipping and handling costs billed to customers as a component of revenues, and related costs are reported as a component of costs applicable to revenues. For the years ended December 31, 2017 and 2016, $2,760 and $3,506 of shipping and handling fees, respectively, were included in revenue.

Receivables

The Company sells to customers and arranges third-party financing, as is customary in its industry. Interest is not normally charged on receivables. Management establishes an allowance for doubtful accounts based on its historic loss experience and current economic conditions. Losses are charged to the allowance when management deems further collection efforts will not produce additional recoveries.

Inventories

Vehicle and parts inventories are recorded at the lower of cost or net realizable value, with cost determined by the last-in, first-out (“LIFO”) method. Cost includes purchase costs, reconditioning costs, dealer-installed accessories, and freight. For vehicles accepted in trades, the cost is the fair value of such used vehicles at the time of the trade-in. Retail parts, accessories, and other inventories primarily consist of retail travel and leisure specialty merchandise. The current replacement costs of LIFO inventories exceeded their recorded values by $11,930 and $8,158 at December 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Useful lives range from 15 to 20 years for buildings and improvements and from 2 to 7 years for vehicles and equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life of the asset or the term of the lease.

Goodwill and Intangibles

The Company’s goodwill, trademarks and tradenames are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated at least annually for impairment and more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates, consideration of the Company’s aggregate fair value, and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

F-9

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

When testing goodwill for impairment, the Company may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If the Company performs the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, the Company would perform an analysis (step 2) to measure such impairment. At December 31, 2017 and 2016, the Company performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units is less than their carrying amounts. Based on the Company’s qualitative assessments, the Company concluded that a positive assertion can be made that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairments were identified at December 31, 2017 and 2016.

Other intangible assets include manufacturer relationships and customer database. Manufacturer relationships are being amortized using the straight-line method over 13 to 18 years. The customer database is fully amortized, and had a net carrying value of $0 at December 31, 2017 and 2016.

Vendor Allowances

As a component of the Company’s consolidated procurement program, the Company frequently enters into contracts with vendors that provide for payments of rebates. These vendor payments are reflected in the carrying value of the inventory when earned or as progress is made toward earning the rebates and as a component of cost of sales as the inventory is sold. Certain of these vendor contracts provide for rebates that are contingent upon the Company meeting specified performance measures such as a cumulative level of purchases over a specified period of time. Such contingent rebates are given accounting recognition at the point at which achievement of the specified performance measures is deemed to be probable and reasonably estimable.

Financing Costs

Debt financing costs are recorded as debt discount and are amortized over the term of the related debt. Amortization of debt discount included in interest expense was $371 and $240 for the years ended December 31, 2017 and 2016, respectively.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value.

Impairment of Long-Lived Assets, continued

The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. Management believes no material impairment of long-lived assets existed at December 31, 2017 and 2016.

F-10

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

Fair Value of Financial Instruments

The carrying amounts of cash, receivables and accounts payable approximate fair value as of December 31, 2017 and 2016 because of the relatively short maturities of these instruments. The carrying amount of the Company’s bank debt approximates fair value as of December 31, 2017 and 2016 because the debt bears interest at a rate that approximates the current market rate at which the Company could borrow funds with similar maturities.

Advertising Costs

Advertising and promotion costs are charged to operations in the year incurred and totaled approximately $11,027 and $10,611 for the years ended December 31, 2017, and 2016, respectively.

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

A SC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest and penalties as income tax (benefit) expense in the consolidated statements of income.

Vendor Concentrations

The Company purchases its new recreational vehicles and replacement parts from various manufacturers. During the year ended December 31, 2017, four major vendors accounted for 28.9%, 27.0%, 21.3% and 15.0% of purchases. During the year ended December 31, 2016, five major vendors accounted for 31.9%, 25.3%, 15.5%, 15.3% and 10.4% of total purchases.

The Company is subject to dealer agreements with each manufacturer. The manufacturer is entitled to terminate the dealer agreement if the Company is in material breach of the agreement terms.

Geographic Concentrations

During the years ended December 31, 2017 and 2016, approximately 77% and 79%, respectively, of revenues were to customers of the Company’s Florida location. During the years ended December 31, 2017 and 2016, approximately 15% and 14%, respectively, of revenues were to customers of the Company’s Colorado location. These geographic concentrations increase the Company’s exposure to adverse developments related to competition, as well as economic, demographic and other changes in these regions.

F-11

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

Leases

For operating leases, rent is recognized on a straight-line basis over the expected lease term, including cancellable option periods where we are reasonably assured to exercise the options. Differences between amounts paid and amounts expensed are recorded as deferred rent. Capital leases are recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments during the lease term. Sale-leasebacks are transactions through which assets are sold at fair value and subsequently leased back from the seller. Failed sale-leaseback transactions result in retention of the “sold” assets within property and equipment, with a financing lease obligation equal to the amount of proceeds received recorded as a financing liability, on the accompanying consolidated balance sheets.

Compensated Absences

The Company recognizes liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, related to rights that vest or accumulate, and for which payment is probable and estimable. As of December 31, 2017 and 2016, the Company’s liability for paid time off earned by permanent employees, but not taken, was approximately $1,244 and $1,180, respectively.

Subsequent Events

Management of the Company has analyzed the activities and transactions subsequent to December 31, 2017 through the date these consolidated financial statements were issued to determine the need for any adjustments to or disclosures within the financial statements. Except as disclosed in Note 15, the Company did not identify any recognized or non-recognized subsequent events that would require disclosure in the consolidated financial statements.

Recently Issued Accounting Standards

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. As the Company is a non-public entity, ASU 2015-11 was effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. As the Company is a non-public entity, the amendments in ASU 2015-17 were effective for the Company’s financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its consolidated financial statements and disclosures.

F-12

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendment addresses several aspects of the accounting for share-based payment award transactions, including: allowing the accounting policy election to record forfeitures as they occur for employee share-based payments; income tax consequences; classification of awards as either equity or liabilities; and classification on the statement of cash flows. As the Company is a non-public entity, this standard was effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendment addresses several specific cash flow issues with the objective of reducing the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the adoption of this ASU to materially impact its consolidated financial statements or results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, a consensus of the FASB Emerging Issues Task Force (“ASU 2016-18”). The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect the adoption of this ASU to materially impact its consolidated financial statements or results of operations.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) – Clarifying the Definition of a Business (“ASU 2017-01”). This ASU clarifies the definition of a business to exclude gross assets acquired (or disposed of) that have substantially all of their fair value concentrated in a single identifiable asset or group of similar identifiable assets. The ASU also updates the definition of the term “output” to be consistent with ASC Topic No. 606. As the Company is a non-public entity, the ASU is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted and the Company adopted ASU 2017-01 as of January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

F-13

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): (“ASU 2017-09”). ASU 2017-09 provides clarity on the accounting for modifications of stock-based awards. ASU 2017-09 requires adoption on a prospective basis in the annual and interim periods for our fiscal year ending December 31, 2019 for share-based payment awards modified on or after the adoption date. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds Securities and Exchange Commission (“SEC”) paragraphs pursuant to the SEC Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The July announcement addresses Transition Related to Accounting Standards Updates No. 2014-09, Revenue from Contracts with Customers (Topic 606), and No. 2016-02, Leases (Topic 842). This Update also supersedes SEC paragraphs pursuant to the rescission of SEC Staff Announcement, “Accounting for Management Fees Based on a Formula,” effective upon the initial adoption of Topic 606, Revenue from Contracts with Customers, and SEC Staff Announcement, “Lessor Consideration of Third-Party Value Guarantees,” effective upon the initial adoption of Topic 842, Leases. The amendments in this Update also rescind three SEC Observer Comments effective upon the initial adoption of Topic 842. One SEC Staff Observer comment is being moved to Topic 842. As the Company is a non-public entity, this standard is required to be implemented effective January 1, 2019. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

In November 2017, the FASB issued ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the new revenue recognition standard. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

As a result of the Mergers described in Note 3 below, on March 15, 2018, the Company became a wholly owned subsidiary of Lazydays Holdings Inc., a public entity. Lazydays Holdings, Inc. qualifies as an emerging growth company pursuant to the provision of the Jumpstart Our Business Startups (“JOBS”) Act. Section 107 of the JOBS Act provides that an emerging growth company can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. Lazydays Holdings, Inc. has elected to take advantage of the extended transition period provided by the JOBS Act for complying with new or revised accounting standards . As a result, the change in the Company from a non-public to a public entity will not result in any change to the ASU effective dates outlined above.

NOTE 3 – MERGER AGREEMENT

On October 27, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among Andina Acquisition Corp. II, a Cayman Islands exempted company (“Andina”), Andina II Holdco Corp., a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”) and Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”).

The Merger Agreement provides for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of the Company with and into Merger Sub with the Company surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). As a result of the Mergers, the Company’s stockholders and the shareholders of Andina will become stockholders of Holdco.

Under the Merger Agreement, upon consummation of the Redomestication Merger, (i) each ordinary share of Andina will be exchanged for one share of common stock of Holdco (“ Holdco Shares”), except that holders of ordinary shares of Andina sold in its initial public offering (“public shares”) shall be entitled to elect instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents, (ii) each Andina right will entitle the holder to receive one-seventh of a Holdco Share and (iii) each Andina warrant will entitle the holder to purchase one-half of one Holdco Share at a price of $11.50 per whole share. Upon consummation of the Transaction Merger, the Company’s stockholders (the “Stockholders”) will receive their pro rata portion of: (i) 2,857,143 Holdco Shares; and (ii) $85,000 in cash, subject to adjustments based on the Company’s working capital and debt as of closing and also subject to any such Holdco Shares and cash that are issued and paid to the Company’s option holders and participants under the Transaction Incentive Plan.

F-14

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

The Mergers were consummated on March 15, 2018 upon shareholder approval and the fulfillment of certain other conditions as described in the Merger Agreement. Holdco is a new public entity and has changed its name to “Lazydays Holdings, Inc.” The Company completed its initial working capital computation, and as a result, $86,741 in cash was paid to the former owners of Lazydays.

NOTE 4 – RECEIVABLES, NET

Receivables consist of the following:

	As of December 31
	2017	2016
Contracts in transit and vehicle receivables	$15,528	$9,350
Manufacturer receivables	3,555	3,900
Finance and other receivables	1,841	1,141
	20,924	14,391

Less: Allowance for doubtful accounts	(1,013)	(705)

	$19,911	$13,686

Contracts in transit represent receivables from financial institutions for the portion of the vehicle sales price financed by the Company’s customers through financing sources arranged by the Company. Manufacturer receivables are due from the manufacturers for incentives, rebates and other programs. These incentives and rebates are treated as a reduction of cost of revenues.

NOTE 5 – INVENTORIES

Inventories consist of the following:

	As of December 31
	2017	2016
New recreational vehicles	$89,668	$91,152
Pre-owned recreational vehicles	31,378	36,642
Parts, accessories and other	5,054	4,431
	126,100	132,225

Less: Excess of current cost over LIFO	(11,930)	(8,158)

	$114,170	$124,067

F-15

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	As of December 31
	2017	2016
Land	$10,366	$10,366
Building and improvements including leasehold improvements	41,890	41,213
Furniture and equipment	14,753	13,565
Company vehicles and rental units	3,612	3,980
Construction in progress	396	268
	71,017	69,392

Less: Accumulated depreciation and amortization	(25,348)	(20,944)

	$45,669	$48,448

For the years ended December 31, 2017 and 2016, depreciation and amortization expense amounted to $5,286 and $4,510 respectively.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets and the related accumulated amortization are summarized as follows:

	As of December 31,
	2017			2016
	Gross Carrying Amount	Accumulated Amortization	Net Asset Value	Gross Carrying Amount	Accumulated Amortization	Net Asset Value
Amortizable intangible assets:
Manufacturer relationships	$11,100	$3,238	$7,862	$11,100	$2,494	$8,606
Customer database	1,300	1,300	-	1,300	1,300	-
	12,400	4,538	7,862	12,400	3,794	8,606
Non-amortizable intangible assets:
Trade names and trademarks	18,000	-	18,000	18,000	-	18,000
	$30,400	$4,538	$25,862	$30,400	$3,794	$26,606

Amortization expense for the years ended December 31, 2017 and 2016 was $744 and $746, respectively. The weighted average remaining amortization period for manufacturer relationships was 10.6 years as of December 31, 2017.

Estimated future amortization expense is as follows:

Years ending December 31,
2018	$746
2019	746
2020	746
2021	746
2022	746
Thereafter	4,132
$7,862

F-16

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 8 – FAILED SALE-LEASEBACK ARRANGEMENT

On December 23, 2015, the Company sold certain land, building and improvements for $56,000 and is leasing back the property from the purchaser over a non-cancellable period of 20 years. The lease contains renewal options at lease termination, with three options to renew for 10 additional years each and contains a right of first offer in the event the property owner intends to sell any portion or all of the property to a third party. These rights and obligations constitute continuing involvement, which results in failed sale-leaseback (financing) accounting. The financing liability has an implied interest rate of 7.4%. The Company incurred financing costs of $1,025 in connection with this transaction.

The financing liability, net of debt discount, is summarized as follows:

	As of December 31,
	2017	2016
Financing liability	$55,158	$55,599
Debt discount	(883)	(951)
Financing liability, net of debt discount	54,275	54,648
Less: current portion	595	465
Financing liability, non-current portion	$53,680	$54,183

The future minimum payments required by the arrangement are as follows:

			Total
Years ending December 31,	Principal	Interest	Payment
2018	$595	$4,065	$4,660
2019	737	4,017	4,754
2020	892	3,956	4,848
2021	1,061	3,885	4,946
2022	1,245	3,800	5,045
Thereafter	42,315	33,235	75,550
	$46,845	$52,958	$99,803

At the conclusion of the 20-year lease period, the financing liability residual will be $8,313, which will correspond to the carrying value of the land. Payments totaling $4,570 were made to the lessor during 2017 of which $4,104 represented payment of interest and $465 reduced the Company’s financing obligation. Payments totaling $4,106 were made to the lessor and interest incurred on the financing liability was $4,131 during 2016, resulting in $25 of accrued interest, which was included on the balance sheet in accounts payable, accrued expenses and other current liabilities during 2016. The Company recorded $68 and $69 of interest expense on the failed sale-leaseback financing related to the amortization of the debt discount during 2017 and 2016, respectively.

NOTE 9 – ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accounts payable, accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2017	2016
Accounts payable	$12,394	$12,013
Other accrued expenses	2,893	2,756
Customer deposits	3,999	3,446
Accrued compensation	3,211	2,801
Accrued charge-backs	2,373	1,790
Accrued interest	311	231
Total	$25,181	$23,037

F-17

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 10 – DEBT

Floor Plan Notes Payable

On February 27, 2017, the Company and Bank of America amended the Floor Plan Notes Payable asset-based borrowing facility to (a) increase the aggregate availability from $120 million to $140 million; (b) modify certain financial covenants; (c) decrease the interest rate applicable to the facility over time until it reaches LIBOR plus 2.25% for the period from November 1, 2017 until the maturity date (November 18, 2018) of the facility; and (d) amend or modify other terms and conditions.

The entire facility may be used to finance new vehicle inventory but only up to $40.0 million may be used to finance pre-owned vehicle inventory, of which a maximum of $5.0 million may be used to finance rental units. Borrowings outstanding under this facility totaled $105,207 and $95,999 at December 31, 2017 and 2016, respectively. For the years ended December 31, 2017 and 2016, respectively, interest was based on LIBOR plus rates ranging between 2.25% and 3.25% (3.63% and 4.03% at December 31, 2017 and 2016, respectively). Principal is due upon the sale of the respective vehicle. Interest expense on the floor plan notes payable was approximately $3,739 and $2,270 for the years ended December 31, 2017 and 2016, respectively.

During the years ended December 31, 2017 and 2016, respectively, the Company incurred financing costs of $139 and $260, respectively, in connection with amendments of the floor plan financing agreement, which have been recorded as debt discount.

Floor plan notes payable consist of the following:

	As of December 31,
	2017	2016
Floor plan notes payable, gross	$105,207	$95,999
Debt discount	(231)	(317)
Floor plan notes payable, net of debt discount	$104,976	$95,682

Revolving Line of Credit

On November 18, 2015, the Company entered into a credit agreement with Bank of America for an aggregate commitment amount of $20,000, which includes two facilities (the “BOA Credit Agreement”). One of the two facilities under the BOA Credit Agreement is a $7,000 revolving line of credit (“Revolver”) which matures on November 18, 2020. The Revolver bears interest at LIBOR plus 3.5% per annum and has no minimum payment requirements. The principal balance on the Revolver was $0 and $3,000 and the availability on the Revolver was $7,000 and $4,000 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Revolver was $78 and $159 for the years ended December 31, 2017 and 2016, respectively.

Long-Term Debt

The second of two facilities under the BOA Credit Agreement is a $13,000 term note payable (“Term Loan”) which is collateralized by accounts receivable, inventory and equipment and matures on November 18, 2020 with a balloon payment due of $3,867. The Term Loan bears interest at LIBOR plus 3.50% (4.84% and 4.73% at December 31, 2017 and 2016, respectively) per annum and requires monthly payments equal to $155 of principal, plus interest. The principal balance on the Term Loan was $9,130 and $10,988 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Term Loan was $491 and $474 for the years ended December 31, 2017 and 2016, respectively.

F-18

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

Long term debt consists of the following:

	As of December 31,
	2017			2016
	Gross Principal Amount	Debt Discount	Total Debt, Net of Debt Discount	Gross Principal Amount	Debt Discount	Total Debt, Net of Debt Discount

Term loan	$9,130	$(65)	$9,065	$10,988	$(143)	$10,845
Capital lease obligation-equipment	12	-	12	12	-	12
Total long-term debt	9,142	(65)	9,077	11,000	(143)	10,857
Less: current portion	1,870	-	1,870	1,871	-	1,871
Long term debt, non-current	$7,272	$(65)	$7,207	$9,129	$(143)	$8,986

The maturities of the long-term debt are as follows:

Years ending December 31,
2018	1,870
2019	1,859
2020	5,413
$9,142

Other Debt Terms

The Revolver, the Term Loan and the Floor Plan Notes Payable, collectively known as (the “BOA Debt”) are collateralized by substantially all of the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement between the Company and the lender. The BOA Debt is subject to certain financial and restrictive covenants including current ratio as defined. The Company was in compliance with all covenants at December 31, 2017 and 2016.

As of December 31, 2017, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted pursuant to the terms of the BOA Debt, so long as at the time of the payment of any such dividend, no event of default existed under the BOA Debt or would result from the payment of such dividend, and so long as any such dividend was permitted under the BOA Debt (including any event of default that would result from failure to comply with the current ratio test under the BOA Debt). As of December 31, 2017, the maximum amount of cash dividends that the Company could make, from legally available funds, to its stockholders was limited to $6,620 (pursuant to a calculation as defined in the BOA Credit Agreement and the floor plan facility).

F-19

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 11 – INCOME TAXES

The components of the Company’s income tax expense (benefit) are as follows:

	Years Ended
	December 31,
	2017	2016
Current:
Federal	$5,253	$4,994
State	862	966
	6,115	5,960
Deferred:
Federal	(859)	(1,172)
State	(171)	(277)
	(1,030)	(1,449)
	$5,085	$4,511

A reconciliation of income taxes calculated using the statutory federal income tax rate (34% in 2017 and 2016) to the Company’s income tax expense for the years ended December 31 is as follows:

	Years Ended
	December 31,
	2017		2016
	Amount	%	Amount	%
Income taxes at statutory rate	$4,540	34.0%	$4,181	34.0%
Non-deductible expense	48	0.4%	38	0.3%
State income taxes, net of federal tax effect	450	3.4%	454	3.7%
Effect of increase in statutory rate for current year	80	0.6%	56	0.5%
Tax rate adjustments	(12)	(0.1%)	-	0.0%
Other credits and changes in estimate	(21)	(0.2%)	(218)	(1.8%)
Income tax expense	$5,085	38.0%	$4,511	36.7%

Deferred tax assets and liabilities were as follows:

	As of December 31,
	2017	2016
Deferred tax assets:
Accounts receivable	$253	$282
Accrued charge-backs	594	660
Other accrued liabilities	424	1,110
Goodwill	274	563
Financing liability	13,574	20,628
Transaction costs	579	-
Stock based compensation	165	62
Other, net	215	386
	16,078	23,691

Deferred tax liabilities:
Prepaid expenses	(202)	(181)
Inventories	(1,531)	(2,042)
Property and equipment	(9,178)	(14,807)
Intangible assets	(5,023)	(7,547)
	(15,934)	(24,577)

Net deferred tax assets/ (liabilities)	$144	$(886)

F-20

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

No significant increases or decreases in the amounts of unrecognized tax benefits are expected in the next 12 months.

The Company is subject to U.S. federal income tax and income tax in the states of Florida, Arizona and Colorado. The Company is no longer subject to the examination by Federal and state taxing authorities for years prior to 2014. The Company recognizes interest and penalties related to income tax matters in income tax (benefit) expense. Interest and penalties recorded in the Statements of Income for the periods presented were insignificant.

New Tax Legislation

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes to U.S. tax laws including a reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. corporate tax rate from the current top rate of 35% to 21%. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. This revaluation resulted in a benefit of $12 to income tax expense.

NOTE 12 - EMPLOYEE BENEFIT PLANS

The Company has a profit sharing plan with 401(k) provisions (the “Plan”). The Plan covers substantially all employees. The Plan allows employee contributions to be made on a salary reduction basis under Section 401(k) of the Internal Revenue Code. Under the 401(k) provisions, the Company makes discretionary matching contributions to employees’ 401(k). The Company made contributions to the Plan in the amount of $481 and $537 for the years ended December 31, 2017 and 2016, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Employment Agreements and Separation Agreements

Effective October 27, 2016, the Company entered into a separation agreement with a former CEO which entitles him to contractual termination benefits, including all accrued compensation, seven months of post-separation payments, seven months of health insurance continuation and eligibility for certain bonus payments, beginning on his December 1, 2016 termination date. As of December 31, 2017, the Company has paid all post-separation payments to the former CEO.

Effective December 2, 2016, the Company entered into an employment agreement with a new CEO (the “CEO Agreement”) pursuant to which the new CEO will receive an initial base salary of $465 and is eligible for bonus payments upon the attainment of certain performance targets. The CEO Agreement provides for severance benefits such that if the CEO’s employment is terminated by the Company without cause, or by the CEO for Good Reason, as defined, the CEO is entitled to severance salary continuation equal to the annual base salary for twenty-four months following termination (aggregate payments of $930) if the CEO’s employment is terminated before June 30, 2018, or eighteen months following termination (aggregate payments of $697) if the CEO’s employment is terminated on or after June 30, 2018. In addition, upon or following a Change of Control, the termination benefits for this executive officer described above shall be in the form of a lump-sum payment rather than as salary continuation.

F-21

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

Effective December 20, 2016, the Company entered into an at-will employment agreement with its new Vice President of Operations, which provides for a starting base salary of $265 per annum, and has contractual termination benefits pursuant to which the Vice President of Operations is entitled to severance salary continuation for six months (aggregate payments of $132), if he is terminated without cause.

Effective May 10, 2017, the Company entered into a separation agreement with a former CFO which entitles him to contractual termination benefits, including all accrued compensation, twelve months of post-separation payments, twelve months of health insurance continuation and eligibility for certain bonus payments, beginning on his June 30, 2017 termination date. As of December 31, 2017, the Company accrued $155 for the estimated remaining aggregate liability to the former CFO.

Effective June 6, 2017, the Company entered into an agreement with its new CFO, which provides for a starting base salary of $325 per annum, and has contractual termination benefits pursuant to which the CFO is entitled to severance salary continuation for twelve months (aggregate payments of $325), if she is terminated without cause.

Legal Proceedings

The Company is a party to numerous legal proceedings that arise in the ordinary course of business. The Company has certain insurance coverage and rights of indemnification. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s business, results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s business, results of operations, financial condition, and/or cash flows.

Operating Leases

The Company leases various land, office and dealership equipment under non-cancellable operating leases. These leases have terms ranging from 36 months to 4 years and expire through 2022. Future minimum payments under operating leases are as follows:

Year Ending December 31,
2018	$2,509
2019	2,215
2020	1,741
2021	1,482
2022	15
Total	$7,962

Rent expense on operating leases for the years ended December 31, 2017 and 2016 was $3,026 and $2,953, respectively.

Transaction Incentive Plan

On January 30, 2017, the Company’s Board of Directors approved the Company’s Transaction Incentive Plan, which provides incentives to eight directors and employees of the Company upon the consummation of a qualifying sale transaction. The Transaction Incentive Plan expires on October 31, 2020. To the extent the proceeds received in a qualifying sale transaction exceed certain specified thresholds (the “Excess Amount”), participants in the Transaction Incentive Plan who meet the specified service requirements are entitled to a cash and stock award on the closing date of the qualifying sale transaction equal to their awarded percentage of the Excess Amount. The cash and stock awards will be paid from the consideration of the qualifying sale transaction. The Contemplated Mergers (see Note 3 – Merger Agreement) represented a qualifying sale transaction that, if consummated with no purchase price adjustments, would result in the payment to plan participants an aggregate of approximately $1,510 of cash (including amounts held in escrow) and approximately 51,893 shares of Holdco’s common stock with a value of $454 based on an assumed closing price of $8.75 per Holdco share. An additional $250 will be paid in cash and stock upon the release of amounts held in escrow under the Merger Agreement.

F-22

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

NOTE 14 – STOCKHOLDERS’ EQUITY

Authorized Capital

As of December 31, 2017, the Company was authorized to issue 4,500,000 shares of common stock, $0.001 par value, and 150,000 shares of preferred stock, $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The preferred stock is designated as follows: 10,000 shares to Senior Preferred Stock; and 140,000 shares undesignated. The holders of Senior Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which the holder’s shares are convertible.

Equity Incentive Plans

The Company’s 2010 Equity Incentive Plan (“2010 Plan”) provided for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock restricted stock units, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The Company believes that such awards better align the interests of its employees with those of its shareholders. The common stock that may have been issued pursuant to awards was not to exceed 100,000 shares in the aggregate, provided that, no more than 14,000 shares shall be incentive stock options. The 2010 Plan became effective on October 19, 2010. The 2010 Plan required the exercise price of stock options to be greater than or equal to the fair value of the Company’s common stock on the date of grant.

On January 30, 2017, the Company cancelled its 2010 Plan. See Stock Options, below, for details on the stock options previously granted under the 2010 Plan that were cancelled on January 30, 2017.

On January 30, 2017, the Company’s Board of Directors approved the Company’s 2017 Equity Incentive Plan (“2017 Plan”), which provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The common stock that may be issued pursuant to awards shall not exceed 333,333 shares in the aggregate, provided that, no more than ten percent (10%) of such shares shall be incentive stock options. The 2017 Plan shall terminate on January 30, 2027. The 2017 Plan requires the exercise price of stock options to be greater than or equal to the fair value of the Company’s common stock on the date of grant. As of the date these consolidated financial statements were issued, there were 50,000 shares available for future issuance under the 2017 Plan.

Senior Preferred Stock

At any time, the Company, at its option and with prior notice provided, may redeem outstanding shares of Senior Preferred Stock for an amount equal to 102% of the then liquidation value as of the applicable redemption date, which is defined as an amount equal to $1,000 per share of Senior Preferred Stock plus all accumulated and unpaid dividends. The redemption price shall be paid in cash. The holders of Senior Preferred Stock have the right, at their option at any time, to convert such shares into shares of common stock at the Conversion Price, which is computed by dividing an amount in cash equal to $1,000 per share of Senior Preferred Stock by the then Conversion Price (initially $4.285715 per share of common stock). The Conversion Price may be reduced on a weighted average basis in the event of any sales of common stock for a price less than the Conversion Price. Each share of Senior Preferred Stock shall automatically be converted into common stock upon the sale of common stock by the Company in an underwritten public offering that results in gross cash proceeds to the Company of at least $50,000. The holders of Senior Preferred Stock are entitled to vote together with the shares of common stock on an as-converted basis. So long as any shares of Senior Preferred Stock remain outstanding, the Company shall not, without the written consent of the requisite holders of Senior Preferred Stock, perform certain actions such as issuing shares of the Company, amend the Certificate of Designation or approve the merger of the Company, as specified in the Certificate of Designation. The holders of Senior Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 8% of the liquidation value, which is defined as an amount equal to $1,000 per share of Senior Preferred Stock plus all accumulated and unpaid dividends. Such dividends are compounded quarterly and, to the extent declared, are payable in cash by the Company on a quarterly basis. If undeclared, dividends continue to accumulate. At liquidation, after payment of debts and liabilities, the holders of Senior Preferred Stock shall be entitled to receive an amount in cash equal to $1,000 per share of Senior Preferred Stock plus all unpaid dividends, whether or not declared, before any distribution is made to holders of shares of any junior securities.

F-23

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

The Senior Preferred Stock was redeemable at the Company’s option and an analysis of its features determined that it was more akin to equity and, therefore, it was classified within stockholders’ equity on the consolidated balance sheets. While the embedded conversion option (“ECO”) was subject to an anti-dilution price adjustment, since the ECO was clearly and closely related to the equity host, it was not required to be bifurcated and was not accounted for as a derivative liability under ASC 815.

In December 2009, the Company issued 10,000 shares of Senior Preferred Stock to certain investors for consideration of $1,000 per share or $10,000 in the aggregate. On March 2, 2017, the Company issued a Notice of Redemption to the holders of all of the then designated, issued and outstanding shares of Senior Preferred Stock, after which the holders surrendered all 10,000 shares of Senior Preferred Stock for conversion into 2,333,331 shares of common stock. As of December 31, 2017 and 2016, there were 0 and 10,000 shares of Senior Preferred Stock outstanding, respectively.

Dividends

The Company declared dividends totaling $54,498 in 2015. The first distribution, in an aggregate amount of $10,000, was made on December 22, 2015 in the form of a cash dividend to the stockholders of record on December 17, 2015. This dividend was allocated first to payment of accumulated and current cumulative dividends in the aggregate amount of $6,085 on Senior Preferred Stock for all periods ending on and before December 21, 2015, and then to payment of a cash dividend in the aggregate amount of $3,915 to the holders of common stock and the holders of Senior Preferred Stock on an as-if converted basis.

The second distribution, in an aggregate amount of $44,498, was made on January 5, 2016 in the form of cash dividends to the stockholders of record on December 24, 2015. This dividend was allocated first to payment of current cumulative dividends in the aggregate amount of $29 on Senior Preferred Stock for the period of December 22, 2015 through January 4, 2016, and then to payment of a cash dividend in the aggregate amount of $44,469 to the holders of common stock and the holders of Senior Preferred Stock on an as-if converted basis.

On April 10, 2017, the Company declared dividends totaling $15,000, which were distributed on April 19, 2017 in the form of a cash dividend to the common stockholders of record on April 10, 2017.

Stock Options

The Company recognized stock-based compensation expense related to stock options for the years ended December 31, 2017 and 2016 of $497 and $13, respectively which is included within operating expenses on the consolidated statements of income. As of December 31, 2017, there was $1,801 of unrecognized stock-based compensation expense that will be recognized over the weighted average remaining vesting period of 3.1 years.

On January 30, 2017, holders of options to purchase an aggregate of 75,561 shares of common stock under the 2010 Plan with exercise prices of both $68.80 and $137.60 per share agreed to cancel their option awards in exchange for new awards under the Company’s Transaction Incentive Plan (see Note 13 – Commitments and Contingencies – Transaction Incentive Plan for details of the Transaction Incentive Plan awards). As a result of the option cancellation, the Company derecognized aggregate compensation expense of $14 related to the cancelled options that were unvested at the time of the cancellation.

On January 30, 2017, the Company granted ten-year, non-statutory stock options to purchase an aggregate of 216,667 shares of common stock with an aggregate grant date fair value of $1,562 under the 2017 Plan to two Company executives with an exercise price of $26.00 per share. The options vest in equal installments of 25% on each of the next four anniversary dates from the date of grant. Upon a change of control, vesting of all then unvested shares is accelerated. During April 2017, concurrent with the declaration of the stockholder dividend, the exercise prices of the options were reduced to $21.77 per share, resulting in a $269 increase in the fair value of the options. The $1,831 fair value of the options, as modified, is being recognized ratably over the vesting term of the options.

F-24

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

On June 12, 2017, the Company granted a ten-year, non-statutory stock option to purchase an aggregate of 66,666 shares of common stock under the 2017 Plan to a new Company executive with an exercise price of $26.00 per share. The options vest in equal installments of 25% on each of the next four anniversary dates from the date of grant. Upon a change of control, vesting of all then unvested shares is accelerated. The estimated aggregate grant date fair value of $466 is being recognized ratably over the vesting term of the options.

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options is estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method.

The grant date value of options granted during year ended December 31, 2017 was determined using the Black Scholes method with the following assumptions used:

For the Year Ended
December 31, 2017
Risk free interest rate	1.90% - 2.11%
Expected term (years)	6.17 - 6.25
Expected volatility	36%
Expected dividends	0.00%

A summary of the option activity during the year ended December 31, 2017 is presented below:

	Number of Options	Weighted Average Exercise Price		Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding, December 31, 2016	75,561	$98.69
Granted	283,333	26.00
Forfeited	(75,561)	98.69
Outstanding, December 31, 2017	283,333	$22.77	(1)	9.2	$-

Exercisable, December 31, 2017	-	$-		-	$-

(1)	In April 2017, options for the purchase of 216,667 common shares were modified such that the exercise price was reduced from $26.00 per share to $21.77 per share (see Note 14), reducing the weighted average exercise price from $26.00 per share to $22.77 per share.

F-25

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

The following table presents information related to stock options at December 31, 2017:

Options Outstanding		Options Exercisable
Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$21.77	216,667	-	-
$26.00	66,666	-	-
	283,333	-	-

On March 15, 2018, as a result of the consummation of the Mergers (see Note 3 – Merger Agreement), the existing option-holders were entitled to receive an aggregate of $2,636, of which $1,500 was distributable in cash and $450 was distributable in the form of 51,529 shares of common stock. An additional amount of $686 will be paid to the option-holders in cash and stock upon the release of amounts held in escrow under the Merger Agreement.

NOTE 15 – SUBSEQUENT EVENTS

M&T Financing Agreement

On March 15, 2018, the Company replaced the BOA Debt (See Note 10) with a $200,000 Senior Secured Credit Facility with M&T Bank (the “M&T Facility”). The M&T Facility includes a $175,000 Floor Plan Facility (the “M&T Floor Plan Line of Credit”), a $20,000 Term Loan (the “M&T Term Loan”), and a $5,000 Revolving Credit Facility (the “M&T Revolver”). The M&T Facility will mature on March 15, 2021. The M&T facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Term Loan will be repaid in equal monthly principal installments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

2018 Long-Term Equity Incentive Plan

On March 15, 2018, Holdco adopted the 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The 2018 Plan reserves up to 13% of the Holdco Shares outstanding on a fully diluted basis. If the fair market value per share of Holdco Share immediately following the closing of the Merger is greater than $8.75 per Holdco Share the number of Holdco Shares authorized for awards under the 2018 Plan shall be increased by a formula (as defined in the 2018 Plan) not to exceed 18% of Holdco Shares then outstanding on a fully diluted basis.

F-26

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
December 31, 2017 and 2016

On March 16, 2018, Holdco granted 3,573,113 stock options to employees under the 2018 Plan, including 1,458,414 to the CEO and 583,366 to the CFO. The options have an exercise price of $11.10 and a contractual life of five years. The options shall vest as follows and shall be exercisable only to the extent that it has vested: 30% of the option shall vest once the volume weighted average price (“VWAP”), as defined in the options agreement, is equal to or greater than $13.125 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the options shall vest once the VWAP is equal to or greater than $17.50 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the Option shall vest once the VWAP is equal to or greater than $21.875 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; and an additional 10% of the Option shall vest once the VWAP is equal to or greater than $35 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; provided that the option-holder remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting.

On March 16, 2018, Holdco granted options for the purchase of an aggregate of 99,526 Holdco Shares to the non-employee directors of the Company. The options issued to the non-employee directors of the Company have an exercise price of $11.10, vest over 3 years, and have a 5-year contractual life.

F-27

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2018 and December 31, 2017
(Dollar amounts in thousands)

	Successor	Predecessor
	As of	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash	$35,569	$13,292
Receivables, net of allowance for doubtful accounts of $152 and $1,013 at June 30, 2018 and December 31, 2017, respectively	22,586	19,911
Inventories	115,267	114,170
Income tax receivable	3,188	-
Prepaid expenses and other	2,656	2,062
Total current assets	179,266	149,435

Property and equipment, net	71,952	45,669
Goodwill	28,513	25,216
Intangible assets, net	67,274	25,862
Deferred tax asset	-	144
Other assets	275	219
Total assets	$347,280	$246,545

See the accompanying notes to the unaudited condensed consolidated financial statements

F-28

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED
June 30, 2018 and December 31, 2017
(Dollar amounts in thousands)

	Successor	Predecessor
	As of	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$21,438	$25,181
Income tax payable	-	1,536
Dividends payable	1,425	-
Contingent liability, current portion	-	667
Financing liability, current portion	631	595
Floor plan notes payable, net of debt discount	95,270	104,976
Long-term debt, current portion	2,905	1,870
Total current liabilities	121,669	134,825

Long term liabilities
Long term debt, non-current portion, net of debt discount	16,324	7,207
Financing liability, non-current portion, net of debt discount	55,400	53,680
Deferred tax liability	20,370	-
Total liabilities	213,763	195,712

Commitments and Contingencies

Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding as of June 30, 2018; liquidation preference of $61,425 as of June 30, 2018	54,983	-

Stockholders’ Equity

Successor:
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized;
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,471,608 shares issued and outstanding at June 30, 2018	-	-
Additional paid-in capital	78,534	-
Accumulated deficit	-	-

Predecessor:
Preferred stock, $0.001 par value 150,000 shares authorized:
Senior Preferred Stock, convertible and 8% cumulative dividend; 10,000 shares designated; -0- issued and outstanding; liquidation preference $0 at December 31, 2017	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized; 3,333,331 and 3,333,166 shares issued and outstanding at December 31, 2017	-	3
Additional paid-in capital	-	49,756
Treasury stock, 165 shares, at cost	-	(11)
Retained earnings	-	1,085
Total stockholders’ equity	78,534	50,833
Total liabilities and stockholders’ equity	$347,280	$246,545

See the accompanying notes to the unaudited condensed consolidated financial statements

F-29

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six Month Periods Ended June 30, 2018 and 2017
(Dollar amounts in thousands except for per share and per share data)
(Unaudited)

	Three Months		Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017
Revenues
New and pre-owned vehicles	$144,361	$146,742	$183,528	$119,111	$297,573
Other	17,753	18,019	22,491	14,828	37,153
Total revenue	162,114	164,761	206,019	133,939	334,726

Cost of revenues
New and pre-owned vehicles	122,329	126,662	156,012	101,830	257,507
Other	4,039	4,294	4,577	3,047	7,753
Total cost of revenues	126,368	130,956	160,589	104,877	265,260

Gross profit	35,746	33,805	45,430	29,062	69,466

Transaction costs	252	68	3,058	438	114
Selling, general, and administrative expenses	30,253	25,609	35,306	23,552	52,642
Income from operations	5,241	8,128	7,066	5,072	16,710
Other income/expenses
Gain on sale of property and equipment	10	25	10	1	25
Interest expense	(2,233)	(2,293)	(2,918)	(2,019)	(4,455)
Total other expense	(2,223)	(2,268)	(2,908)	(2,018)	(4,430)
Income before income tax expense	3,018	5,860	4,158	3,054	12,280
Income tax expense	(1,176)	(2,232)	(1,625)	(718)	(4,677)
Net income	$1,842	$3,628	$2,533	$2,336	$7,603
Dividends on Series A Convertible Preferred Stock	(1,215)		(1,425)
Deemed dividend on Series A Convertible Preferred Stock	-		(3,392)
Net income (loss) attributable to common stock and participating securities	$627		$(2,284)

Successor EPS:
Basic and diluted earnings per share	$0.04		$(0.24)
Weighted average shares outstanding - basic and diluted	9,668,250		9,668,250

See the accompanying notes to the unaudited condensed consolidated financial statements

F-30

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
(SUCCESSOR)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
MARCH 15, 2018 THROUGH JUNE 30, 2018
(Unaudited)
(Dollar amounts in thousands except for share and per share data)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	Equity
Balance at March 15, 2018	1,872,428	$-	$6,139	$(1,536)	$4,603
Conversion of Andina rights into shares of Lazydays Holdings, Inc.	615,436	-	-	-	-
Reclassification shares of Andina common stock subject to redemption	472,571	-	4,910	-	4,910
Issuance of common stock and warrants in PIPE transaction, net	2,653,984	-	32,718	-	32,718
Issuance of shares in acquisition of Lazy Days’ R.V. Center, Inc.	2,857,189	-	29,400		29,400
Beneficial conversion feature of Series A convertible preferred stock	-	-	3,392	-	3,392
Deemed dividend related to immediate accretion of beneficial conversion	-	-	(3,392)	-	(3,392)
Issuance of warrants issued to Series A preferred stockholders and placement agent	-	-	2,666	-	2,666
Stock-based compensation	-	-	3,129	-	3,129
Accrued dividends on Series A preferred stock			(428)	(997)	(1,425)
Net income	-	-	-	2,533	2,533
Balance at June 30, 2018	8,471,608	$-	$78,534	$-	$78,534

See the accompanying notes to the unaudited condensed consolidated financial statements

F-31

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three and Six Month Periods Ended June 30, 2018 and 2017
(Unaudited)
(Dollar amounts in thousands)

	Successor	Predecessor
	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017
Cash Flows From Operating Activities
Net income	$2,533	$2,336	$7,603
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation	3,129	140	241
Bad debt expense	152	-	171
Depreciation and amortization of property and equipment	2,166	1,058	2,696
Amortization of intangible assets	926	154	372
Amortization of debt discount and paid-in-kind interest	449	136	286
Gain on sale of property and equipment	(10)	(1)	(25)
Deferred income taxes	-	630	-
Changes in operating assets and liabilities:
Receivables	(7,970)	5,143	(9,828)
Inventories	9,154	1,435	28,224
Prepaid expenses and other	(638)	44	752
Income tax receivable/payable	(1,151)	(3,573)	1,722
Other assets	(74)	18	39
Accounts payable, accrued expenses and other liabilities	(5,490)	2,463	(1,954)

Total Adjustments	643	7,647	22,696

Net Cash Provided By Operating Activities	3,176	9,983	30,299

Cash Flows From Investing Activities
Cash paid for purchase of Lazy Days’ R.V. Center, Inc.	(86,178)	-	-
Cash acquired in the purchase of Lazy Days’ R.V. Center, Inc.	9,188	-	-
Proceeds from sales of property and equipment	35	-	122
Purchases of property and equipment	(568)	(694)	(1,396)

Net Cash Used In Investing Activities	(77,523)	(694)	(1,274)

Cash Flows From Financing Activities
Net borrowings under M&T bank floor plan	96,677	-	-
Repayment of Bank of America floor plan	(96,740)	-	-
Net (repayments)/borrowings under floor plan	-	(12,272)	(7,681)
Repayments of line of credit	-	-	(3,000)
Repayments under long term debt with Bank of America	(8,820)	(310)	(929)
Borrowings under long term debt with M&T bank	20,000	-	-
Repayment of long term debt with M&T bank	(725)	-	-
Net proceeds from the issuance of Series A preferred stock and warrants	57,650	-	-
Net proceeds from the issuance of common stock and warrants	32,719	-	-
Repayments of financing liability	(140)	(144)	(228)
Dividend payments	-	-	(15,000)
Repayments of notes payable to Andina related parties	(761)	-	-
Payment of contingent liability - RV America acquisition	-	(667)	(1,333)
Loan issuance costs	(615)	-	(139)

Net Cash Provided by (Used In) Financing Activities	99,245	(13,393)	(28,310)

Net Increase (Decrease) In Cash	24,898	(4,104)	715

Cash - Beginning	10,671	13,292	4,158

Cash - Ending	$35,569	$9,188	$4,873

See the accompanying notes to the unaudited condensed consolidated financial statements

F-32

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
For the Three and Six Month Periods Ended June 30, 2018 and 2017
(Unaudited)
(Dollar amounts in thousands)

	Successor	Predecessor
	March 15, 2018 June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$2,484	$2,182	$4,372
Cash paid during the year for income taxes net of refunds received	$2,776	$3,587	$3,059

Non-Cash Investing and Financing Activities
Rental vehicles transferred to inventory, net	$67	$89	$-
Conversion of Andina redeemable common stock to common stock of Lazydays Holdings, Inc.	$4,910	$-	$-
Rental equipment purchased under floor plan	$-	$2,911	$-
Accrued dividends on Series A Preferred Stock	$1,425	$-	$-
Beneficial conversion feature on Series A Preferred Stock	$3,392	$-	$-
Warrants issued to Series A Preferred stockholders and investment bank	$2,660	$-	$-
Common stock issued to former stock holders of Lazy Days’ R.V. Center, Inc.	$29,400	$-	$-
Net assets acquired in the acquisition of Lazy Days’ R.V. Center, Inc.	$106,391	$-	$-

See the accompanying notes to the unaudited condensed consolidated financial statements

F-33

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share amounts)
(unaudited)

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Lazydays Holdings, Inc. (“Holdings”), a Delaware corporation, which was originally formed on October 24, 2017, as a wholly owned subsidiary of Andina Acquisition Corp. II (“Andina”), an exempted company incorporated in the Cayman Islands on July 1, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more business targets. On October 27, 2017, a merger agreement was entered into by and among Andina, Andina II Holdco Corp., a Delaware corporation and wholly-owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a Delaware corporation, and a wholly-owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc. (and its subsidiaries), a Delaware corporation (“Lazydays RV”), and solely for certain purposes set forth in the merger agreement, A. Lorne Weil (the “Merger Agreement”). The Merger Agreement provided for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving, changing its name to Lazydays Holdings, Inc. and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of Lazydays RV with and into Merger Sub with Lazydays RV surviving and becoming a direct wholly-owned subsidiary of Holdings (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). On March 15, 2018, the Mergers were consummated.

Through its subsidiaries, Lazydays RV sells and services new and pre-owned recreational vehicles, sells related parts and accessories, and rents recreational vehicles from five locations, one in the state of Florida, one in the state of Arizona and three in the state of Colorado. It also offers to its customers such ancillary services as extended service contracts, overnight campground and restaurant facilities. The Company also arranges financing for vehicle sales through third-party financing sources.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For additional information, these condensed consolidated financial statements should be read in conjunction with Lazydays R.V, Center Inc.’s consolidated financial statements and notes as of December 31, 2017 and 2016 and for the years then ended, included in the Report on Form 8-K filed with the SEC on March 21, 2018. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Principles of Consolidation

Successor

The condensed consolidated financial statements in the period from March 15, 2018 to June 30, 2018 include the accounts of Holdings, Lazydays RV and its wholly owned subsidiary LDRV Holdings Corp. LDRV Holdings Corp is the sole owner of Lazydays Land Holdings, LLC, Lazydays Tampa Land Holdings, LLC, Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC (collectively, the “Company”, “Lazydays” or “Successor”). All significant inter-company accounts and transactions have been eliminated in consolidation.

Predecessor

The condensed consolidated financial statements in the periods from January 1, 2018 to March 14, 2018 and January 1, 2017 through June 30, 2017 include the accounts of Lazydays RV and its wholly owned subsidiary LDRV Holdings Corp. LDRV Holdings Corp is the sole owner of Lazydays Arizona, LLC, Lazydays Land Holdings, LLC, Lazydays Tampa Land Holdings, LLC, Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC (collectively, the “Predecessor”). All significant inter-company accounts and transactions have been eliminated in consolidation.

F-34

Predecessor and Successor Periods

As a result of the Mergers, Holdings is the acquirer for accounting purposes and Lazydays R.V. Center, Inc. is the acquiree and the accounting predecessor. The financial statement presentation distinguishes the results into two distinct periods, the period up to March 15, 2018 (the “Acquisition Date”) (“Predecessor Periods”) and the period including and after that date (the “Successor Period”). The Mergers were accounted for as a business combination using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

As a result of the application of the acquisition method of accounting as of the effective time of the Transaction Merger, the accompanying condensed consolidated financial statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are presented on a different basis and are, therefore, not directly comparable.

The historical financial information of Andina, (which was a special purpose acquisition company) prior to the business combination has not been reflected in the Predecessor financial statements as these historical amounts have been considered immaterial. Accordingly, no other activity in the Company was reported in the Predecessor Period other than the activity of Lazydays RV.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assumptions used in the valuation of the net assets acquired in business combinations, goodwill and other intangible assets, provision for charge-backs, inventory write-downs, the allowance for doubtful accounts and stock-based compensation.

Revenue Recognition

The Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of financing arrangements. Revenue from parts, sales, and service is recognized on delivery of the service or product. Revenue from parts, sales, and service is recognized in other revenue in the accompanying condensed consolidated statements of income.

Revenue from the rental of vehicles is recognized pro rata over the period of the rental agreement. The rental agreements are generally short-term in nature. Revenue from rentals is included in other revenue in the accompanying condensed consolidated statements of income.

The Company receives commissions from the sale of insurance and vehicle service contracts to customers. In addition, the Company arranges financing for customers through various financial institutions and receives commissions. The Company may be charged back (“charge-backs”) for financing fees, insurance or vehicle service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles and an allowance for future charge-backs is established based on historical operating results and the termination provision of the applicable contracts. The Company recognized finance and insurance revenues, net of chargebacks, which is included in other revenue as follows (unaudited):

	Three Months			Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017

Gross finance and insurance revenues	$9,060	$8,292	$11,576	$7,483	$17,243
Chargebacks	(841)	(699)	(921)	(622)	(1,126)
Net Finance Revenue	$8,219	$7,593	$10,655	$6,861	$16,117

F-35

The Company has an accrual for charge-backs which totaled $2,745 and $2,373 at June 30, 2018 and December 31, 2017, respectively, and is included in accounts payable, accrued expenses, and other current liabilities in the accompanying condensed consolidated balance sheets.

Deposits on vehicles received in advance are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

Occupancy Costs

As a retail merchandising organization, the Company has elected to classify occupancy costs as selling, general and administrative expense in the condensed consolidated statements of income.

Inventories

Vehicle and parts inventories are recorded at the lower of cost or net realizable value, with cost determined by the last-in, first-out (“LIFO”) method. Cost includes purchase costs, reconditioning costs, dealer-installed accessories, and freight. For vehicles accepted in trades, the cost is the fair value of such used vehicles at the time of the trade-in. Retail parts, accessories, and other inventories primarily consist of retail travel and leisure specialty merchandise. The current replacement costs of LIFO inventories exceeded their recorded values by $0 and $11,930 as of June 30, 2018 and December 31, 2017, respectively. The amount by which current replacement costs of LIFO inventories exceeded their recorded values as of June 30, 2018 was considered to be immaterial.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense in the period incurred. Improvements and additions are capitalized. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life of the asset or the term of the lease.

Successor

Useful lives range from 2 to 26 years for buildings and improvements and from 2 to 12 years for vehicles and equipment.

Predecessor

Useful lives range from 15 to 20 years for buildings and improvements and from 2 to 7 years for vehicles and equipment.

Goodwill and Intangible Assets

The Company’s goodwill, trade names and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated at least annually for impairment and more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. The Company’s manufacturer and customer relationships are amortized over their estimated useful lives on a straight-line basis.

Successor

The estimated useful lives are 12 years for both the manufacturer and customer relationships.

Predecessor

The estimated useful lives were 13 to 18 years for the manufacturer relationships. The customer relationships were fully amortized and had a net carrying value of $0 at December 31, 2017.

Cumulative Redeemable Convertible Preferred Stock

The Company’s Series A Preferred Stock (See Note 13 – Preferred Stock) is cumulative redeemable convertible preferred stock. Accordingly, it is classified as temporary equity and is shown net of issuance costs and the relative fair value of warrants issued in conjunction with the issuance of the Series A Preferred Stock. Unpaid preferred dividends are accumulated, compounded at each quarterly dividend date and presented within the carrying value of the Series A Preferred Stock until a dividend is declared by the Board of Directors.

F-36

Stock Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with Accounting Standards Codification (“ASC”) 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite or derived service period. In accordance with ASC 718, excess tax benefits realized from the exercise of stock-based awards are classified as cash flows from operating activities. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) are recognized as income tax expense or benefit in the condensed consolidated statements of income.

Earnings Per Share

The Company computes basic and diluted earnings/(loss) per share (“EPS”) by dividing net earnings/(loss) by the weighted average number of shares of common stock outstanding during the period.

The Company is required, in periods in which it has net income, to calculate EPS using the two-class method. The two-class method is required because the Company’s Series A Preferred Stock have the right to receive dividends or dividend equivalents should the Company declare dividends on its common stock. Under the two-class method, earnings for the period are allocated on a pro-rata basis to the common and preferred stockholders. The weighted-average number of common and preferred shares outstanding during the period is then used to calculate basic EPS for each class of shares.

In periods in which the Company has a net loss, basic loss per share is calculated by dividing the loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. The two-class method is not used, because the preferred stock does not participate in losses.

During the Successor Period from March 15, 2018 to June 30, 2018, basic and diluted net loss per common share are the same since the inclusion of common stock issuable pursuant to the exercise of the Company’s Series A Convertible Preferred Stock (utilizing the if converted method), plus unit purchase options, stock options and warrants on the calculation of diluted net loss per common share would have been anti-dilutive.

The following table summarizes net income (loss) attributable to common stockholders used in the calculation of basic and diluted loss per common share:

	Successor
	Three Months Ended June 30, 2018	Period From March 15, 2018 to June 30, 2018
(Dollars in thousands - except per share amounts)
Distributed earnings allocated to common stock	$-	$-
Undistributed earnings (loss) allocated to common stock	388	(2,284)
Net earnings (loss) allocated to common stock	388	(2,284)
Net earnings allocated to participating securities	239	-
Net income (loss) allocated to common stock and participating securities	$627	$(2,284)
Weighted average shares outstanding for basic earnings per common share	9,668,250	9,668,250
Dilutive effect of warrants and options	0	0
Weighted average shares outstanding for diluted earnings per common share	9,668,250	9,668,250
Basic earnings (loss) per common share	$0.04	$(0.24)
Diluted earnings (loss) per common share	$0.04	$(0.24)

F-37

During the Successor Periods from April 1, 2018 to June 30, 2018 and March 15, 2018 to June 30, 2018, the denominator of the basic and dilutive EPS was calculated as follows:

	April 1, 2018 to June 30, 2018	March 15, 2018 to June 30, 2018

Basic Earnings/(Loss) per Share
Weighted average outstanding common shares	8,471,608	8,471,608
Weighted average shares held in escrow	(142,857)	(142,857)
Weighted average prefunded warrants	1,339,499	1,339,499
Weighted shares outstanding - basic	9,668,250	9,668,250

For the Successor period, the following common stock equivalent shares were excluded from the computation of the diluted loss per share, since their inclusion would have been anti-dilutive:

	April 1, 2018 to June 30, 2018	March 15, 2018 to June 30, 2018

Shares underlying Series A Convertible Preferred Stock	-	5,962,733
Shares underlying warrants	4,677,458	4,677,458
Stock options	3,658,421	3,658,421
Shares underlying unit purchase options	657,142	657,142
Share equivalents excluded from EPS	8,993,021	14,955,754

Advertising Costs

Advertising and promotion costs are charged to operations in the period incurred and totaled approximately $2,996 and $2,521 for the three months ended June 30, 2018 and 2017, respectively. Advertising and promotion costs totaled approximately $3,353 for the period from March 15, 2018 to June 30, 2018 (Successor Period). Advertising and promotion charges were $2,624 and $5,776 for the Predecessor periods from January 1, 2018 to March 14, 2018 and January 1, 2017 to June 30, 2017, respectively.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carry forwards will result in a benefit based on expected profitability by tax jurisdiction.

In its interim financial statements, the Company follows the guidance in ASC 270, “Interim Reporting” and ASC 740 “Income Taxes”, whereby the Company utilizes the expected annual effective tax rate in determining its income tax provisions for the interim periods.

Seasonality

The Company’s operations generally experience modestly higher vehicle sales in the first half of each year due in part to consumer buying trends and the hospitable warm climate during the winter months at the Company’s largest location (Tampa).

Vendor Concentrations

The Company purchases its new recreational vehicles and replacement parts from various manufacturers. From April 1, 2018 to June 30, 2018, four major manufacturers accounted for 33.2%, 26.8%, 16.7%, and 15.9% of RV purchases. During the Successor period from March 15, 2018 to June 30, 2018, four major manufacturers accounted for 32.7%, 29.3%, 16.0% and 13.8% of RV purchases. During the Predecessor Period from January 1, 2018 to March 14, 2018, four major manufacturers accounted for 36.1%, 21.4%, 18.2%, and 16.1% of RV purchases.

F-38

During the Predecessor period from April 1, 2017 to June 30, 2017, four major manufacturers accounted for 29.3%, 28.6%, 20.1%, and 13.0% of RV purchases. During the Predecessor period from January 1, 2017 to June 30, 2017, four major manufacturers accounted for 30.9%, 25.7%, 20.8%, and 15.1% of RV purchases.

The Company is subject to dealer agreements with each manufacturer. The manufacturer is entitled to terminate the dealer agreement if the Company is in material breach of the agreement terms.

Geographic Concentrations

Revenues generated by customers of the Florida location and the Colorado locations were as follows (unaudited):

	Three Months			Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017
Florida	74%	76%	75%	81%	79%
Colorado	19%	17%	18%	11%	14%

These geographic concentrations increase the exposure to adverse developments related to competition, as well as economic, demographic, weather and other changes in these regions.

Subsequent Events

Management of the Company has analyzed the activities and transactions subsequent to June 30, 2018 through the date these condensed consolidated financial statements were issued to determine the need for any adjustments to or disclosures within the financial statements. Except as disclosed in Note 15 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would require disclosure in the condensed consolidated financial statements.

Recently Issued Accounting Standards

The Company qualifies as an emerging growth company pursuant to the provision of the Jumpstart Our Business Startups (“JOBS”) Act. Section 107 of the JOBS Act provides that an emerging growth company can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period provided by the JOBS Act for complying with new or revised accounting standards.

NOTE 3 – BUSINESS COMBINATION

On March 15, 2018, the Company consummated the Mergers. Under the Merger Agreement, upon consummation of the Redomestication Merger, (i) each ordinary share of Andina was exchanged for one share of common stock of Holdings (“Holdings Shares”), except that holders of ordinary shares of Andina sold in its initial public offering (“public shares”) were entitled to elect instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents, (ii) each Andina right entitled the holder to receive one-seventh of a Holdings Share and (iii) each Andina warrant entitled the holder to purchase one-half of one Holdings Share at a price of $11.50 per whole share. Upon consummation of the Transaction Merger, the Lazydays RV’s stockholders received their pro rata portion of: (i) 2,857,189 Holdings Shares; and (ii) $86,741 in cash, subject to adjustments based on the Predecessor’s finalization of working capital and debt as of closing and also subject to any such Holdings Shares and cash that was issued and paid to the Predecessor’s option holders and participants under the transaction incentive plan (the “Transaction Incentive Plan”). During the three months ended June 30, 2018, the Company received $563 as a result of the settlement of the working capital adjustment and the amount was reflected as an adjustment to goodwill.

F-39

The Company accounted for the Mergers as a business combination using the purchase method of accounting. As a result, the Company determined its preliminary allocation of the fair value of the assets acquired and the liabilities assumed of the Predecessor as follows:

Cash	$9,188
Receivables	14,768
Inventories	124,354
Prepaid expenses and other	4,054
Property and equipment	73,642
Intangible assets	68,200
Other assets	200
Total assets acquired	294,406

Accounts payable, accrued expenses and other current liabilities	26,527
Floor plan notes payable	95,663
Financing liability	56,000
Deferred tax liability	20,370
Long-term debt	8,781
Total liabilities assumed	207,341

Net assets acquired	$87,065

The fair value of the consideration paid was as follows:

Purchase Price:
Cash consideration paid	$86,178

Common stock issued to former stockholders, option holders, and bonus recipients of Lazy Days’ R.V. Center, Inc.	29,400
$115,578

The common stock was valued at $10.29 per share, the closing price of Andina’s common stock on the date of the Mergers.

Goodwill represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from the Predecessor. Goodwill associated with the Mergers is detailed below:

As of March 15, 2018
Total consideration	$115,578
Less net assets acquired	$87,065
Goodwill	$28,513

The following table summarizes the Company’s preliminary allocation of the purchase price to the identifiable intangible assets acquired as of the date of the closing of the Mergers.

	Gross Asset Amount at Acquisition Date	Weighted Average Amortization Period in Years
Trade Names, Service Marks and Domain Names	$30,100	N/A
Customer Lists	9,100	12 years
Dealer Agreements	29,000	12 Years
Total intangible assets	$68,200

Trade names and trademarks are indefinite-lived assets and are not subject to amortization. The value of trade names, trademarks, and customer relationships was determined utilizing the relief from royalty method. The Company determined the fair value of the manufacturer relationships utilizing a discounted cash flow model.

Direct transaction related costs consist of costs incurred in connection with the Merger Agreement. These costs totaled $2,730 for the period from March 15, 2018 to June 30, 2018 which primarily consisted of the business combination expenses of Andina that were contingent upon the completion of the Mergers. These costs total $381 for the period from January 1, 2018 to March 14, 2018.

F-40

The following unaudited pro forma financial information summarizes the combined results of operations for the Company as though the Mergers had been consummated on January 1, 2017.

	Pro Forma Combined Statements of Income
	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenue	$162,114	$164,761	$339,958	$334,726
Income before income taxes	$3,018	$4,967	$9,129	$10,378
Net income	$1,842	$3,075	$6,038	$6,424

The Company adjusted the combined income of Lazydays RV with Andina and adjusted net income to add back business combination expenses as well as the incremental depreciation and amortization associated with the preliminary purchase price allocation to determine pro forma net income.

Goodwill that is deductible for tax purposes was determined to be $6,089.

NOTE 4 – INVENTORIES

Inventories consist of the following:

	Successor	Predecessor
	As of	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
New recreational vehicles	$81,956	$89,668
Pre-owned recreational vehicles	29,209	31,378
Parts, accessories and other	4,102	5,054
	115,267	126,100
Less: excess of current cost over LIFO	-	(11,930)
	$115,267	$114,170

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	Successor	Predecessor
	As of	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
Land	$13,775	$10,366
Building and improvements including leasehold improvements	51,331	41,890
Furniture and equipment	3,677	14,753
Company vehicles and rental units	4,725	3,612
Construction in progress	610	396
	74,118	71,017

Less: Accumulated depreciation and amortization	(2,166)	(25,348)
	$71,952	$45,669

F-41

Depreciation and amortization expense is set forth in the table below (unaudited):

	Three months		Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017

Depreciation and amortization	$1,897	$1,349	$2,166	$1,058	$2,696

NOTE 6 – INTANGIBLE ASSETS

Intangible assets and the related accumulated amortization are summarized as follows:

	Successor			Predecessor
	As of June 30, 2018 (Unaudited)			As of December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Asset Value	Gross Carrying Amount	Accumulated Amortization	Net Asset Value
Amortizable intangible assets:
Manufacturer relationships	$29,000	$705	$28,295	$11,100	$3,238	$7,862
Customer relationships	9,100	221	8,879	1,300	1,300	-
	38,100	926	37,174	12,400	4,538	7,862
Non-amortizable intangible assets:
Trade names and trademarks	30,100	-	30,100	18,000	-	18,000
	$68,200	$926	$67,274	$30,400	$4,538	$25,862

Amortization expense is set forth in the table below (unaudited):

	Three Months		Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017

Amortization	$794	$185	$926	$154	$372

Estimated future amortization expense is as follows:

Years ending
2018 (6 months)	$1,588
2019	3,175
2020	3,175
2021	3,175
2022	3,175
Thereafter	22,886
$37,174

As of June 30, 2018, the weighted average remaining amortization period was 11.7 years.

NOTE 7 – FINANCING LIABILITY

On December 23, 2015, the Predecessor sold certain land, building and improvements for $56,000 and is leasing back the property from the purchaser over a non-cancellable period of 20 years. The lease contains renewal options at lease termination, with three options to renew for 10 additional years each and contains a right of first offer in the event the property owner intends to sell any portion or all of the property to a third party. These rights and obligations constitute continuing involvement, which resulted in failed sale-leaseback (financing) accounting.

F-42

The financing liability, net of debt discount, is summarized as follows:

	Successor	Predecessor
	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)
Financing liability	$56,000	$55,158
Interest added to principal amount	31
Debt discount	-	(883)
Financing liability, net of debt discount	56,031	54,275
Less: current portion	631	595
Financing liability, non-current portion	$55,400	$53,680

The future minimum payments required by the arrangement are as follows:

Years ending December 31,	Principal	Interest	Payment
2018 (6 months)	$286	$2,043	$2,329
2019	702	4,052	4,754
2020	853	3,995	4,848
2021	1,018	3,927	4,945
2022	1,198	3,847	5,045
Thereafter	40,974	34,574	75,548
	$45,031	$52,438	$97,469

The financing liability has an implied interest rate of 7.3%. At the conclusion of the 20-year lease period, the financing liability residual will be $11,000, which will correspond to the carrying value of the land.

NOTE 8 – ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accounts payable, accrued expenses and other current liabilities consist of the following:

	Successor	Predecessor
	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)
Accounts payable	$9,476	$12,394
Other accrued expenses	2,506	2,893
Customer deposits	3,179	3,999
Accrued compensation	3,218	3,211
Accrued charge-backs	2,745	2,373
Accrued interest	314	311
Total	$21,438	$25,181

NOTE 9 – DEBT

M&T Financing Agreement

On March 15, 2018, the Company terminated and replaced the Bank of America (“BOA”) credit facility with a $200,000 Senior Secured Credit Facility with M&T Bank (the “M&T Facility”). The M&T Facility includes a Floor Plan Facility (the “M&T Floor Plan Line of Credit”), a Term Loan (the “M&T Term Loan”), and a Revolving Credit Facility (the “M&T Revolver”). The M&T Facility will mature on March 15, 2021. The M&T Facility requires the Company to meet certain financial and other covenants and is secured by substantially all the assets of the Company. The costs of the M&T Facility were recorded as a debt discount.

F-43

On March 15, 2018, the Company repaid $96,740 outstanding under the BOA floor plan notes payable and $8,820 outstanding under the BOA term loan.

As of June 30, 2018, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted under the M&T Facility, so long as at the time of payment of any such dividend, no event of default existed under the M&T Facility, or would result from the payment of such dividend, and so long as any such dividend was permitted under the M&T Facility. As of June 30, 2018, the maximum amount of cash dividends that the Company could make from legally available funds to its stockholders was limited to an aggregate of $9,982 pursuant to a trailing twelve month calculation as defined in the M&T Facility.

Floor Plan Line of Credit

The $175,000 M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and $4,500 may be used to finance rental units. Principal becomes due upon the sale of the related vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility). The Base Rate is defined in the M&T Facility as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Floor Plan Line of Credit consists of the following as of June 30, 2018:

Successor
As of June 30, 2018
(unaudited)
Floor plan notes payable, gross	$95,781
Debt discount	(511)
Floor plan notes payable, net of debt discount	$95,270

Term Loan

The $20,000 M&T Term Loan will be repaid in equal monthly principal installments of $242 plus accrued interest through the maturity date of March 15, 2021. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.00% based on the total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the M&T Facility).

Long-term debt consists of the following as of June 30, 2018:

	Successor
	As of June 30, 2018
	(Unaudited)
	Gross Principal Amount	Debt Discount	Total Debt, Net of Debt Discount

Term loan	$19,275	$(51)	$19,224
Capital lease obligation-equipment	5	-	5
Total long-term debt	19,280	(51)	19,229
Less: current portion	2,905	-	2,905
Long term debt, non-current	$16,375	$(51)	$16,324

F-44

Revolver

The $5,000 M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.00% based on the total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the M&T Facility). The M&T Revolver is also subject to unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined in the M&T Facility). During the Successor period ended June 30, 2018, there were no outstanding borrowings under the M&T Revolver.

NOTE 10 – INCOME TAXES

The Company recorded a provision for federal and state income taxes of $1,176 and $2,232 for the three months ended June 30, 2018 and June 30, 2017, respectively which represents effective tax rates of approximately 39% and 38%, respectively.

The Company recorded a provision for federal and state income taxes of $1,625 for the Successor Period from March 15, 2018 to June 30, 2018, $718 for the Predecessor periods from January 1, 2018 to March 14, 2018 and 4,677 for the six months months ended June 30, 2017, respectively, which represent effective tax rates of approximately 39%, 24%, and 38%, respectively.

The Company’s 2018 effective tax rates differ from the federal statutory rate of 21% primarily due to local and state income tax rates, net of the federal tax effect as well as the non-deductibility of certain transaction costs and stock-based compensation expense. The Company’s 2017 effective tax rates differ from the federal statutory rate of 35% primarily due to local and state income tax rates, net of the federal tax effect. Due to the Tax Cuts and Jobs Act, the Company’s federal income tax rate decreased from 35% in 2017 to 21% in 2018.

Deferred tax assets and liabilities were as follows:

	Successor	Predecessor
	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)
Deferred tax assets:
Accounts receivable	$253	$253
Accrued charge-backs	634	594
Other accrued liabilities	527	424
Goodwill	-	274
Financing liability	14,005	13,574
Transaction costs	-	579
Stock based compensation	-	165
Other, net	(65)	215
	15,354	16,078

Deferred tax liabilities:
Prepaid expenses	(118)	(202)
Inventories	(4,605)	(1,531)
Property and equipment	(15,349)	(9,178)
Intangible assets	(15,652)	(5,023)
	(35,724)	(15,934)

Net deferred tax assets/ (liabilities)	$(20,370)	$144

NOTE 11 – RELATED PARTY TRANSACTIONS

On March 15, 2018, the non-executive Chairman of the Board of Andina was repaid aggregate outstanding notes payable totaling $661. In addition, $100 was repaid to other employees of Andina.

On March 15, 2018, in connection with the Mergers, the Company paid Hydra Management, LLC, an affiliate of A. Lorne Weil, an initial shareholder of Andina and the father of B. Luke Weil, a member of the Company’s Board of Directors, $500 as compensation for advisory services in connection with the Mergers.

F-45

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company entered into employment agreements with the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) of the Company effective as of the consummation of the Mergers. The employment agreements with the CEO and the CFO provide for initial base salaries of $540 and $325, respectively, subject to annual discretionary increases. In addition, each executive is eligible to participate in any employee benefit plans adopted by the Company from time to time and is eligible to receive an annual cash bonus based on the achievement of performance objectives. The CEO’s target bonus is 100% of his base salary and the CFO’s target bonus is 75% of her base salary. The employment agreements also provide that each executive is to be granted an option to purchase shares of common stock of the Company (See Note 14 – Stockholders’ Equity).

The employment agreements provide that if the executive is terminated for any reason, he or she is entitled to receive any accrued benefits, including any earned but unpaid portion of base salary through the date of termination, subject to withholding and other appropriate deductions. In addition, in the event the executive resigns for good reason or is terminated without cause (all as defined in the employment agreement) prior to January 1, 2022, subject to entering into a release, the Company will pay the executive severance equal to (i) two times base salary and average bonus for the CEO and (ii) one times base salary and average bonus for the CFO.

On April 30, 2018, the former CFO announced her voluntary resignation from the Company, effective May 11, 2018.

Subsequent to March 31, 2018, the Company entered into an offer letter with the new Chief Financial Officer (the “new CFO”) of the Company. The offer letter provides for an initial base salary of $325 per year subject to annual discretionary increases. In addition, the executive is eligible to participate in any employee benefit plans adopted by the Company from time to time and is eligible to receive an annual cash bonus based on the achievement of performance objectives. The new CFO’s target bonus is 75% of his annual base salary (with a potential to earn a maximum of up to 150% of his target bonus). The offer letter also provides that the executive is to be granted an option to purchase shares of common stock of the Company. He is also being provided with a relocation allowance of $100 which the new CFO will be required to repay if he resigns from the Company or is terminated by the Company for cause within two years of his start date. If he is terminated without cause, he will receive twelve months of his base salary as severance. If he is terminated following a change in control, he is also eligible to receive a pro-rated bonus, if the board of directors determines that the performance objectives have been met. He also was granted an option to purchase shares of common stock of the Company (See Note 14- Stockholders’ Equity).

Director Compensation

The Company’s non-employee members of the board of directors will receive annual cash compensation of $50 for serving on the board of directors, $5 for serving on a committee of the board of directors (other than the Chairman of each of the committees) and $10 for serving as the Chairman of any of the committees of the board of directors.

Legal Proceedings

The Company is a party to numerous legal proceedings that arise in the ordinary course of business. The Company has certain insurance coverage and rights of indemnification. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s business, results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s business, results of operations, financial condition, and/or cash flows.

Operating Leases

The Company leases various land, office and dealership equipment under non-cancellable operating leases. These leases have terms ranging from 36 months to 4 years and expire through 2022.

F-46

Rent expense associated with operating leases was as follows (unaudited):

	Three Months		Six Months
	Successor	Predecessor	Successor	Predecessor
	April 1, 2018 to June 30, 2018	April 1, 2017 to June 30, 2017	March 15, 2018 to June 30, 2018	January 1, 2018 to March 14, 2018	January 1, 2017 to June 30, 2017

Rent expense	$507	$509	$586	$394	$963

Transaction Incentive Plan

On January 30, 2017, the Company’s Board of Directors approved the Company’s Transaction Incentive Plan, which provided incentives to eight directors and employees of the Company upon the consummation of a qualifying sale transaction. The Transaction Incentive Plan expires on October 31, 2020. To the extent the proceeds received in a qualifying sale transaction exceed certain specified thresholds (the “Excess Amount”), participants in the Transaction Incentive Plan who met the specified service requirements were entitled to a cash and stock award on the closing date of the qualifying sale transaction equal to their awarded percentage of the Excess Amount. The cash and stock awards were paid from the consideration of the qualifying sale transaction. The Mergers (see Note 3 – Business Combination) represented a qualifying sale transaction that resulted in the payment to plan participants of an aggregate of $1,510 of cash (including amounts held in escrow) and 51,896 shares of Holdings’ common stock with a value of $534 based on the March 15, 2018 closing price of $10.29 per Andina share. As of the date of the Mergers, an additional $250 will be paid in cash and stock upon the release of amounts held in escrow under the Merger Agreement. On May 15, 2018, $40 was released from escrow pursuant to the working capital adjustment.

NOTE 13 – PREFERRED STOCK

Simultaneous with the closing of the Mergers, the Company consummated a private placement with institutional investors for the sale of convertible preferred stock, common stock, and warrants for an aggregate purchase price of $94,800 (the “PIPE Investment”). At the closing, the Company issued an aggregate of 600,000 shares of Series A Preferred Stock for gross proceeds of $60,000. The investors in the PIPE Investment were granted certain registration rights as set forth in the securities purchase agreements. The holders of the Series A Preferred Stock include 500,000 shares owned by funds managed by a member of the Company’s Board of Directors.

The Series A Preferred Stock ranks senior to all outstanding stock of the Company. Holders of the Series A Preferred Stock are entitled to vote on an as-converted basis together with the holders of the Common Stock, and not as a separate class, at any annual or special meeting of stockholders. Each share of Series A Preferred Stock is convertible at the holder’s election at any time, at an initial conversion price of $10.0625 per share, subject to adjustment (as applicable, the “Conversion Price”). Upon any conversion of the Series A Preferred Stock, the Company will be required to pay each holder converting shares of Series A Preferred Stock all accrued and unpaid dividends, in either cash or shares of common stock, at the Company’s option. The Conversion Price will be subject to adjustment for stock dividends, forward and reverse splits, combinations and similar events, as well as for certain dilutive issuances.

Dividends on the Series A Preferred Stock accrue at an initial rate of 8% per annum (the “Dividend Rate”), compounded quarterly, on each $100 of Series A Preferred Stock (the “Issue Price”) and are payable quarterly in arrears. Accrued and unpaid dividends, until paid in full in cash, will accrue at the then applicable Dividend Rate plus 2%. The Dividend Rate will be increased to 11% per annum, compounded quarterly, in the event that the Company’s senior indebtedness less unrestricted cash during any trailing twelve-month period ending at the end of any fiscal quarter is greater than 2.25 times earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Dividend Rate will be reset to 8% at the end of the first fiscal quarter when the Company’s senior indebtedness less unrestricted cash during the trailing twelve-month period ending at the end of such quarter is less than 2.25 times EBITDA.

If, at any time following the second anniversary of the issuance of the Series A Preferred Stock, the volume weighted average price of the Company’s common stock equals or exceeds $25.00 per share (as adjusted for stock dividends, splits, combinations and similar events) for a period of thirty consecutive trading days, the Company may elect to force the conversion of any or all of the outstanding Series A Preferred Stock at the Conversion Price then in effect. From and after the eighth anniversary of the issuance of the Series A Preferred Stock, the Company may elect to redeem all, but not less than all, of the outstanding Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends. From and after the ninth anniversary of the issuance of the Series A Preferred Stock, each holder of Series A Preferred Stock has the right to require the Company to redeem all of the holder’s outstanding shares of Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends.

F-47

In the event of any liquidation, merger, sale, dissolution or winding up of the Company, holders of the Series A Preferred Stock will have the right to (i) payment in cash of the Issue Price plus all accrued and unpaid dividends, or (ii) convert the shares of Series A Preferred Stock into common stock and participate on an as-converted basis with the holders of common stock.

So long as the Series A Preferred Stock is outstanding, the holders thereof, by the vote or written consent of the holders of a majority in voting power of the outstanding Series A Preferred Stock, shall have the right to designate two members to the board of directors.

In addition, five-year warrants to purchase 596,273 shares of common stock at an exercise price of $11.50 per share were issued in conjunction with the issuance of the Series A Preferred Stock. The warrants may be exercised for cash or, at the option of the holder, on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The warrants may be called for redemption in whole and not in part, at a price of $0.01 per share of common stock, if the last reported sales price of the Company’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, if there is a current registration statement in effect with respect to the shares underlying the warrants.

The Series A Preferred Stock, while convertible into common stock, is also redeemable at the holder’s option and, as a result, is classified as temporary equity in the condensed consolidated balance sheets. An analysis of its features determined that the Series A Preferred Stock was more akin to equity. While the embedded conversion option (“ECO”) was subject to an anti-dilution price adjustment, since the ECO was clearly and closely related to the equity host, it was not required to be bifurcated and it was not accounted for as a derivative liability under ASC 815.

After factoring in the relative fair value of the warrants issued in conjunction with the Series A Preferred Stock, the effective conversion price is $9.72 per share, compared to the market price of $10.29 per share on the date of issuance. As a result, a $3,392 beneficial conversion feature was recorded as a deemed dividend in the condensed consolidated statement of income because the Series A Preferred Stock is immediately convertible, with a credit to additional paid-in capital. The relative fair value of the warrants issued with the Series A Preferred Stock of $2,035 was recorded as a reduction to the carrying amount of the preferred stock in the condensed consolidated balance sheet. In addition, aggregate offering costs of $2,981 consisting of cash and the value of five-year warrants to purchase 178,882 shares of common stock at an exercise price of $11.50 per share issued to the placement agent were recorded as a reduction to the carrying amount of the preferred stock. The $632 value of the warrants was determined utilizing the Black-Scholes option pricing model using a term of 5 years, a volatility of 39%, a risk-free interest rate of 2.61%, and a 0% rate of dividends.

The discount associated with the Series A Preferred Stock wasn’t accreted during the Successor period because redemption was not currently deemed to be probable.

On June 19, 2018, the Company’s Board of Directors declared a dividend payment on the Series A Preferred Stock of $1,425 for the period from March 15, 2018 to March 31, 2018 and for the period from April 1, 2018 to June 30, 2018. The dividend was paid on July 2, 2018 to the holders.

NOTE 14 – STOCKHOLDERS’ EQUITY

Successor

Authorized Capital

The Company is authorized to issue 100,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. The holders of the Company’s common stock are entitled to one vote per share. The holders of Series A Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which the holder’s shares are convertible. These holders of Series A Preferred Stock also participate in dividends if they are declared by the Board. See Note 13 – Preferred Stock for additional information associated with the Series A Preferred Stock.

2018 Plan

On March 15, 2018, the Company adopted the 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The 2018 Plan reserves up to 13% of the shares outstanding on a fully diluted basis. The 2018 Plan is administered by the Compensation Committee of the board of directors, and provides for awards of options, stock appreciation rights, restricted stock, restricted stock units, warrants or other securities which may be convertible, exercisable or exchangeable for or into common stock. Due to the fact that the fair market value per share immediately following the closing of the Mergers was greater than $8.75 per share, the number of shares authorized for awards under the 2018 Plan was increased by a formula (as defined in the 2018 Plan) not to exceed 18% of shares then outstanding on a fully diluted basis. As of June 30, 2018 there were 166,145 shares available to be issued under the 2018 Plan.

F-48

Common Stock

On March 15, 2018, the Company had 1,872,428 shares of common stock outstanding prior to the consummation of the Mergers.

On March 15, 2018, Andina rights holders converted their existing rights at a ratio of one share of common stock for seven Andina rights. As a result, 615,436 shares of common stock of the Company were issued to former Andina rights holders.

On March 15, 2018, holders of 472,571 shares of Andina common stock, which had been subject to redemption prior to the Mergers, were reclassified from temporary equity to stockholders’ equity at their carrying value of $4,910.

On March 15, 2018, 2,857,189 shares of common stock at a price per share of $10.29 were issued to the former stockholders of Lazydays RV in conjunction with the Mergers for a total value of $29,400.

Simultaneous with the Mergers, in addition to the Series A Preferred Stock and warrants issued in the PIPE investment, the Company sold 2,653,984 shares of common stock, perpetual non-redeemable pre-funded warrants to purchase 1,339,499 shares of common stock at an exercise price of $0.01 per share, and five-year warrants to purchase 1,630,927 shares of common stock at an exercise price of $11.50 per share for gross proceeds of $34,783. The Company incurred offering costs of $2,065 which was recorded as a reduction to additional paid-in capital in the condensed consolidated balance sheet.

The five-year warrants may be exercised for cash or, at the option of the holder, on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act by surrendering the warrants for that number of shares of common stock as determined under the warrants. These warrants may be called for redemption in whole and not in part, at a price of $0.01 per share if the last reported sales price of the Company’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, if there is a current registration statement in effect with respect to the common stock underlying the warrants. In addition, five-year warrants to purchase 116,376 shares of common stock at an exercise price of $11.50 per share were issued to the placement agent.

Unit Purchase Options

On November 24, 2015, Andina sold options to purchase an aggregate of 400,000 units (collectively, the “Unit Purchase Options”) to an investment bank and its designees for $100. The Unit Purchase Options are exercisable at $10.00 per unit, as a result of the Merger described in Note 3 – Business Combination and they expire on November 24, 2020. The Unit Purchase Options represent the right to purchase an aggregate of 457,142 shares of common stock (which includes 57,142 shares of common stock issuable for the rights included in the units, as well as warrants to purchase 200,000 shares of common stock for $11.50 per share). The Unit Purchase Options grant to the holders “demand” and “piggy back” registration rights for periods of five and seven years, respectively, with respect to the securities directly and indirectly issuable upon exercise of the Unit Purchase Options. The Unit Purchase Options may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the Unit Purchase Options (the difference between the exercise price of the Unit Purchase Option and the market price of the Unit Purchase Options and the underlying shares of common stock) to exercise the Unit Purchase Options without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the Unit Purchase Options or the underlying rights or warrants.

Warrants

As of March 15, 2018, holders of Andina warrants exchanged their existing warrants to purchase 2,155,000 shares of common stock for warrants to purchase 2,155,000 shares of Company common stock at an exercise price of $11.50 per share and a contractual life of five years from the date of the Mergers. If a registration statement covering the 2,000,000 of the shares issuable upon exercise of the public warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. The warrants may be called for redemption in whole and not in part, at a price of $0.01 per warrant, if the last reported sales price of the Company’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, if there is a current registration statement in effect with respect to the shares underlying the warrants. Of the warrants to purchase 2,155,000 shares of common stock originally issued by Andina, 155,000 are not redeemable and are exercisable on a cashless basis at the holder’s option.

F-49

Additionally, warrants to purchase 2,522,458 shares of common stock were issued with the PIPE Investment, including warrants issued to the investment bank but excluding prefunded warrants.

The Company had the following activity related to shares underlying warrants:

	Shares Underlying Warrants	Weighted Average Exercise Price
Warrants outstanding March 15, 2018	-	$-
Granted	4,677,458	$11.50
Cancelled or Expired	-	$-
Exercised	-	$-
Warrants outstanding June 30, 2018	4,677,458	$11.50

The table above excludes perpetual non-redeemable prefunded warrants to purchase 1,339,499 shares of common stock with an exercise price of $0.01 per share. The table also excludes warrants to purchase 200,000 shares of common stock which are issuable upon exercise of the Unit Purchase Options.

Stock Options

Stock option activity is summarized below:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding at March 15, 2018	-	$-
Granted	4,271,128	$11.10
Cancelled or terminated	(612,707)	$11.08
Exercised	-	$-
Options outstanding at June 30, 2018	3,658,421	$11.10	4.74	$-
Options vested at June 30, 2018	-	$-	-	$-

Awards with Market Conditions

On March 16, 2018, the Company granted five-year incentive stock options to purchase 3,573,113 shares of common stock at an exercise price of $11.10 per share to employees pursuant to the 2018 Plan, including 1,458,414 shares underlying the CEO’s stock options and 583,366 shares underlying the former CFO’s stock options. A set percentage of the stock options shall vest upon the volume weighted average price (“VWAP”) of the common stock, as defined in the option agreements, being equal to or greater than a specified price per share for at least thirty (30) out of thirty-five (35) consecutive trading days, as follows and are exercisable only to the extent that they are vested: 30% of the options shall vest upon exceeding $13.125 per share; an additional 30% of the options shall vest upon exceeding $17.50 per share; an additional 30% of the options shall vest upon exceeding $21.875 per share; and an additional 10% of the options shall vest upon exceeding $35.00 per share; provided that the option holder remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting. On May 7, 2018, the Company hired a new CFO who received 583,366 shares underlying options under the same terms as the former CFO. On June 15, 2018, the former CFO forfeited her existing 583,366 options.

The fair value of the awards issued on March 16, 2018 of $15,004 was determined using a Monte Carlo simulation based on a 5-year term, a risk-free rate of 2.62%, an annual dividend yield of 0%, and an annual volatility of 42.8%. The expense is being recognized over the derived service period of each vesting tranche which was determined to be 0.74 years, 1.64 years, 2.24 years, and 3.13 years.

The fair value of the awards issued on May 7, 2018 of $2,357 was determined using a Monte Carlo simulation based on a 5- year term, a risk-free rate of 2.74%, an annual volatility of 54.70%, and an annual dividend yield of 0%. The expense is being recognized over the derived service period of each vesting tranche which was determined to be 0.97 years, 1.75 years, 2.15 years, and 2.96 years.

F-50

The expense recorded for awards with market conditions was $2,621 during the three months ended June 30, 2018 and $3,100 during the Successor period from March 15, 2018 to June 30, 2018, which is included in operating expenses in the condensed consolidated statements of income.

Awards with Service Conditions

On March 16, 2018, the Company granted five-year stock options to purchase an aggregate of 99,526 shares at an exercise price of $11.10 per share to the non-employee directors of the Company, pursuant to the 2018 Plan. These options vest over three years with one-third vesting on each of the respective anniversary dates.

On March 23, 2018, stock options to purchase 14,218 shares of common stock that had been issued to one non-employee director were canceled, while new five-year options to purchase 15,123 shares of common stock at an exercise price of $10.40 per share were issued to certain investment funds pursuant to an arrangement between the same non-employee director and the investment adviser to the funds. The new options vest over three years with one-third vesting on each of the respective anniversary dates. On May 31, 2018, a non-employee director resigned and options to purchase 15,123 shares of common stock were forfeited.

The $350 fair value of these awards was determined using the Black-Scholes option pricing model based on a 3.5 year expected life, a risk-free rate of 2.42%, an annual dividend yield of 0%, and an annual volatility of 39%. The expense is being recognized over the three-year vesting period. The expense recorded for these awards was $25 during the three months ended June 30, 2018 and $29 during the Successor period from March 15, 2018 to June 30, 2018, which is included in operating expenses in the condensed consolidated statements of income. The expected life was determined using the simplified method as the awards were determined to be plain-vanilla options.

As of June 30, 2018, total unrecorded compensation cost related to non-vested awards was $12,078 which is expected to be amortized over a weighted average service period of approximately 1.44 years. The weighted average grant date fair value of awards issued during the Successor period was $4.16 per share.

Predecessor

Stock Options

The Company recognized stock-based compensation expense of $140 and $122 related to the 2017 Stock Option Plan for the period from January 1, 2018 to March 14, 2018 and the period from April 1, 2017 to June 30, 2017, respectively, which is included within operating expenses on the condensed consolidated statements of income. The Company recorded $241 related to the 2017 Stock Option Plan for the six months ended June 30, 2017 which is included within operating expenses on the condensed consolidated statements of operations.

On March 15, 2018, as a result of the consummation of the Mergers (see Note 3 – Business Combination), the vesting of the existing options accelerated and the option holders of the Predecessor became entitled to receive an aggregate of $2,636, of which $1,500 was distributable in cash and $530 was distributable in the form of 51,529 shares of common stock. An additional amount will be paid to the option holders in cash and stock upon the release of the amounts held in escrow under the Merger Agreement. These payments were allocated from the purchase consideration due to the sellers being associated with the Business Combination. On May 15, 2018, $109 was released from escrow as part of the working capital adjustment.

NOTE 15 – SUBSEQUENT EVENTS

On August 7, 2018, the Company consummated its asset purchase agreement with Shorewood RV Center, a Minnesota business corporation. Simultaneous with execution of the asset purchase agreement, the Company executed a real estate purchase agreement with the owner of Shorewood RV Center. The purchase price consists of cash and a note payable to the seller of Shorewood RV Center. In addition, the Company has acquired the inventory of Shorewood RV Center and has added the inventory to the M&T Floor Plan Line of Credit. The Company entered into a sales arrangement with a third party for the assets purchased in the real estate purchase agreement and simultaneously leased the property back from the third party. The Company is evaluating the accounting effect of the transaction.

F-51

Index for Pro Forma Financial Statement

Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	PF-2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF NOVEMBER 30, 2017	PF-4

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED NOVEMBER 30, 2017	PF-7

PF-1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Lazydays Holdings, Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Mergers.

The following unaudited pro forma condensed combined balance sheet as of November 30, 2017 combines the audited historical consolidated balance sheet of Lazydays as of December 31, 2017 with the audited historical consolidated balance sheet of Andina as of November 30, 2017, giving effect to the Mergers as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended November 30, 2017 combines the audited historical consolidated statement of income of Lazydays for the year ended December 31, 2017 with the audited historical consolidated statement of operations of Andina for the year ended November 30, 2017, giving effect to the Mergers as if they had occurred on December 1, 2016.

The historical financial information of Lazydays was derived from the audited consolidated financial statements of Lazydays for the year ended December 31, 2017 and 2016, included as an Exhibit in this Form 8-K. The historical financial information of Andina was derived from the audited consolidated financial statements of Andina for the years ended November 30, 2017 and 2016, included in the proxy statement/prospectus/information statement filed with the Securities and Exchange Commission on February 15, 2018. This information should be read together with Lazydays’ and Andina’s audited and unaudited financial statements and related notes, “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations ,” and other financial information included elsewhere in this Form 8-K.

Description of the Merger

Pursuant to the Merger Agreement, the aggregate consideration paid in the Mergers consisted of (i) 2,857,143 shares of Holdco’s common stock and (ii) $86,741,000 in cash, subject to adjustments based on Lazydays’ working capital and debt as of the closing date (“Merger Consideration Cash”).

Andina also entered into a series of securities purchase agreements with institutional investors for a $94.8 million PIPE Investment which closed simultaneously with the consummation of the Mergers. As a result of the PIPE Investment, on the closing, Andina issued an aggregate of 600,000 shares of Series A Preferred Stock (with a stated value of $60.0 million), 3,993,479 shares of common stock (the “Holdco Shares”) and five-year warrants to purchase an additional 2,503,934 Holdco Shares exercisable at $11.50 per share.

Accounting for the Merger

The Mergers will be accounted for in accordance with the acquisition method of accounting. Under this method, the excess of the purchase price of the assets acquired over the book value as of the date of acquisition will be allocated first to the identifiable intangible assets, then any remaining excess to goodwill. All other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. In addition, a deferred tax liability will be provided on the difference between the value allocated and their tax basis.

The unaudited pro forma condensed combined financial statements give effect to Andina’s extension of the date by which it had to consummate a business combination. As a result of the extension amendments, an aggregate of 1,868,121 ordinary shares were redeemed for $19,111,274, which was released from the trust account. In addition, the pro forma condensed combined financial statements give effect to the monthly contribution of $0.03 per share, or $469,628 in the aggregate, to the trust account for each public share that was not redeemed in connection with the extension amendments.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Mergers, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Mergers.

PF-2

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Lazydays and Andina have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 2,857,143 Holdco Shares issued to Lazydays stockholders.

Upon consummation of the Mergers, 4,310,000 rights converted into 615,713 Holdco Shares.

As a result of the Mergers, after 1,096,880 shares were redeemed for cash at a redemption price of $10.30 per share (which is the full pro rata share of the trust account as of March 15, 2018), Former shareholders of Lazydays own approximately 29.1% of Holdco Shares outstanding immediately after the Mergers, Andina public shareholders own approximately 16.4% of Holdco Shares, Andina’s initial founders own approximately 13.3% of Holdco Shares, EarlyBirdCapital owns approximately 0.5% of Holdco shares and the PIPE investors own approximately 40.7% of Holdco Shares, based on the number of Andina shares outstanding as of November 30, 2017.

PF-3

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF NOVEMBER 30, 2017

(UNAUDITED)

(in thousands, except share amounts)

	(A) Lazydays	(B) Andina	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$13,292	$31	$21,986	(3)
			(8,907	)(4)
			(722	)(5)
			(11,298	)(6)
			60,000	(7)
			34,797	(8)
			(86,741	)(10)	$22,438
Receivables, net	19,911	-	-		19,911
Inventories	114,170	-	11,930	(10)	126,100
Prepaid expenses and other	2,062	279	-		2,341
Total Current Assets	149,435	310	21,045		170,790

Cash and marketable securities held in Trust Account	-	29,194	(7,293	)(1)
			85	(2)
			(21,986	)(3)	-
Property and equipment, net	45,669	-	5,378	(10)	51,047
Goodwill	25,216	-	(10,238	)(10)
			12,190	(11)	27,168
Deferred tax asset	144	-	(144	)(10)	-
Intangible assets, net	25,862	-	58,238	(10)	84,100
Other assets	219	-	-		219
Total Assets	$246,545	$29,504	$57,275		$333,324

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$25,181	$454	$(1,200	)(4)	$24,435
Notes payable - related parties	-	637	85	(2)
			(722	)(5)	-
Income taxes payable	1,536	-	-		1,536
Contingent liability, current portion	667	-	-		667
Financing liability, current portion	595	-	-		595
Floor plan notes payable, net of debt discount	104,976	-	-		104,976
Long-term debt, current portion	1,870	-	-		1,870
Total Current Liabilities	134,825	1,091	(1,837)		134,079

Long-term debt, non-current portion, net of debt discount	7,207	-	-		7,207
Financing liability, net of debt discount	53,680	-	-		53,680
Deferred tax liability	-	-	(144	)(10)
			12,190	(11)	12,046
Total Liabilities	195,712	1,091	10,209		207,012

Commitments and Contingencies
Ordinary shares subject to redemption	-	23,413	(7,293	)(1)
			(16,120	)(6)	-
Redeemable Series A Preferred Stock	-	-	(2,100	)(4)
			58,152	(7)	56,052
Stockholders’ Equity
Common stock	3	-	(3	)(10)	-
Ordinary shares	-	-	-		-
Additional paid-in capital	49,756	6,139	(2,065	)(4)
			4,822	(6)
			1,848	(7)
			34,797	(8)
			3,204	(9)
			(49,756	)(10)
			30,910	(10)
			1,801	(12)	81,456
Treasury stock	(11)	-	11	(10)	-
Retained earnings (Accumulated deficit)	1,085	(1,139)	(3,542	)(4)
			(3,204	)(9)
			(2,595	)(10)
			(1,801	)(12)	(11,196)
Total Stockholders’ Equity	50,833	5,000	14,427		70,260
Total Liabilities and Stockholders’ Equity	$246,545	$29,504	$57,275		$333,324

PF-4

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of Lazydays as of December 31, 2017.

(B)	Derived from the consolidated audited balance sheet of Andina as of November 30, 2017.

(1)	To reflect the redemption of 708,052 ordinary shares at approximately $10.30 per share in connection with Andina’s shareholder meetings held on January 31, 2018, pursuant to which the shareholders approved the date by which the company has to consummate a Business Combination (“Extension Vote”).

(2)	To reflect the funding of $0.03 per share for each public share of Andina’s ordinary shares that were not redeemed in connection with the Extension Vote.

(3)	To reflect the release of cash from investments held in the trust account.

(4)	To reflect the payment of legal, financial advisory and other professional fees related to the Mergers.

(5)	To record repayment of notes payable from related parties.

(6)	To reflect (a) the cancellation of 1,096,880 ordinary shares for shareholders who elected cash conversion for cash payment of $11,298 and (b) reclassification of 472,571 ordinary shares subject to redemption to permanent equity for those shareholders who did not exercise their redemption rights.

(7)	To reflect the PIPE Investment issuance of 600,000 shares of Series A Preferred Stock for proceeds of $60,000. The proceeds from the PIPE Investment were allocated based on the relative fair values of the Series A Preferred Stock and the warrants. As a result, the relative fair value of the warrants amounting to $1,848 is recorded as a discount to the Series A Preferred Stock, with a corresponding credit to additional paid in capital.

(8)	To reflect the PIPE Investment issuance of 3,993,479 shares of common stock for proceeds of $34,797.

(9)	To reflect the beneficial conversion feature associated with the Series A Preferred Stock as a result of the effective conversion price being less than the commitment date fair value.

(10)	Reflects the allocation, on a preliminary basis, of cost associated with the Mergers under the acquisition method of accounting as though the acquisition occurred on November 30, 2017. The final allocation of the purchase consideration for the Mergers will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Mergers. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Mergers due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The preliminary allocation of the purchase price is as follows:

PF-5

Fair value of common stock issued (2,857,143 shares)	$29,400
Cash paid	86,741
Total consideration	116,141

Allocated to:
Cash	$13,292
Receivables	19,911
Inventories	126,100
Prepaid expenses and other	2,062
Property and equipment	51,047
Other assets	219
Accounts payable, accrued expenses and other current liabilities	(25,181)
Income taxes payable	(1,536)
Contingent liability	(667)
Floor plan notes payable	(104,976)
Long-term debt	(9,077)
Financing liability	(54,275)
Deferred tax liability	(12,046)
Net assets acquired	4,873

Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	$118,814

An increase or decrease of 1% of Andina’s share price will result in an approximate $286 increase or decrease to the amount recorded as goodwill.

The fair value of the common stock was determined using the closing market price of Andina’s ordinary shares on March 15, 2018, which was $10.29 per share. Cash paid represents $85,000 in cash, plus adjustments of $1,741 based on Lazydays’ working capital and debt as of March 15, 2018.

The fair value of finished goods and merchandise inventory was determined based on estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of the acquiring entity. The fair value of property and equipment was determined using the indirect cost approach which utilizes fixed asset record information including historical costs, acquisition dates, and asset descriptions and applying asset category specific nationally recognized indices to the historical cost of each asset to derive replacement cost new less depreciation. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $84,100 of the excess of the purchase price over the net assets acquired should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill.

	Amount	Estimated Useful Life (Years)
Trade Name, Service Marks and Domain Names	$35,500	Indefinite
Dealer Agreements	38,200	12
Customer Lists	10,400	12
Intangible Assets	84,100
Goodwill	27,168
	111,268

(11)	Represents the income tax effect of the acquisition date differences between the financial reporting and income tax bases of assets acquired and liabilities assumed, excluding goodwill. The deferred tax liability was calculated using a 21% tax rate.

(12)	To record a one-time stock-based compensation expense for options vested upon consummation of the Mergers.

PF-6

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED NOVEMBER 30, 2017
(UNAUDITED)
(in thousands, except share and per share amounts)

	(A) Lazydays	(B) Andina	Pro Forma Adjustments		Pro Forma Income Statement

Total revenue	$614,838	$-	$-		$614,838
Cost of revenues	487,701	-	-		487,701
Gross profit	127,137	-	-		127,137

Selling, general and administrative expenses	105,096	1,001	(2,315	)(1)
			4,050	(2)	107,832
Income (loss) from operations	22,041	(1,001)	(1,735)		19,305

Other income (expense):
Gain on sale of property and equipment	98	-	-		98
Interest income	-	279	(279	)(3)	-
Interest expense	(8,752)	-	-		(8,752)
Income (loss) before income tax expense	13,387	(722)	(2,014)		10,651
Income tax expense	(5,085)	-	1,464	(4)	(3,621)
Net income (loss)	8,302	(722)	(550)		7,030
Deemed dividends on preferred stock	-	-	(4,800	)(5)	(4,800)
Net income (loss) attributable to the Company’s common stockholders	$8,302	$(722)	$(5,350)		$2,230

Weighted average shares outstanding, basic and diluted		1,783,593	7,938,906	(6)	9,722,499
Basic and diluted net income (loss) per share		$(0.40)			$0.23

PF-7

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the audited consolidated statements of income of Lazydays for the year ended December 31, 2017.

(B)	Derived from the audited consolidated statements of operations of Andina for the year ended November 30, 2017.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Mergers which are reflected in the historical financial statements Lazydays and Andina in the amount of $2,098 and $217 as of November 30, 2017, respectively.

(2)	To reflect the amortization of the values assigned to the dealer agreements acquired over an estimated useful life of 12 years and customer lists acquired over an estimated useful life of 12 years.

(3)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(4)	To record normalized blended statutory income tax benefit rate of 34.0% for pro forma financial presentation purposes.

(5)	To record deemed dividends on the Series A Preferred Stock for the purpose of determining income (loss) attributable to common stockholders.

(6)	As the Mergers are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Mergers and the PIPE Investment have been outstanding for the entire period presented. The calculation is retroactively adjusted to eliminate the 1,096,880 shares redeemed for the entire period. For purposes of presenting diluted net income (loss) per share in the pro forma statement of operations for all securities, the Company assumed that the dilutive securities are not dilutive for the periods presented and, therefore, weighted average common shares outstanding for basic and diluted purposes are the same.

The following presents the calculation of basic and fully diluted weighted average common shares outstanding. Fully diluted weighted average common shares outstanding assumes the conversion of all convertible securities, the exercise of all warrants for cash proceeds and the exercise of the unit purchase options and securities underlying such unit purchase options for cash proceeds. If all securities were converted and exercised for cash, this would result in proceeds of approximately $62,449.

Year Ended November 30, 2017
Weighted average shares calculation, basic
Andina weighted average public shares outstanding	1,783,593
Andina rights converted to shares	615,713
Andina shares subject to redemption reclassified to equity	472,571
Shares issued to PIPE investors	3,993,479
Andina shares issued in Mergers	2,857,143
Weighted average shares outstanding	9,722,499

Percent of shares owned by Lazydays’ holders	29.4%
Percent of shares owned by Andina public shareholders	15.6%
Percent of shares owned by Andina founders	13.4%
Percent of shares owned by EarlyBirdCapital	0.5%
Percent of shares owned by PIPE investors	41.1%

PF-8

Year Ended November 30, 2017
Weighted average shares calculation, basic
Existing Lazydays holders	2,857,143
PIPE investors	3,993,479
Andina public shareholders	1,517,592
Andina founders	1,302,856
EarlyBirdCapital	51,429
Weighted average shares, basic	9,722,499

Year Ended November 30, 2017
Weighted average shares calculation, fully diluted
Andina public shareholders	1,517,592
Andina founders	1,302,856
EarlyBirdCapital	51,429
Shares issued to PIPE investors	3,993,479
Convertible preferred stock	5,962,733
Warrants underlying PIPE Investment	2,503,934
Andina shares issued in Mergers	2,857,143
Andina warrants underlying public shares	2,155,000
Unit purchase options	657,142
Weighted average shares outstanding	21,001,308

Percent of shares owned by Lazydays’ holders	13.6%
Percent of shares owned by Andina public shareholders	17.4%
Percent of shares owned by Andina founders	6.2%
Percent of shares owned by EarlyBirdCapital	3.5%
Percent of shares owned by PIPE investors	59.3%

Year Ended November 30, 2017
Weighted average shares calculation, fully diluted
Existing Lazydays holders	2,857,143
PIPE investors	12,460,146
Andina public shareholders	3,650,092
Andina founders	1,302,856
EarlyBirdCapital	731,071
Weighted average shares, fully diluted	21,001,308

PF-9

Part II

Information Not Required In Prospectus

Item 20. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, as amended from time to time (“DGCL”), which the Company is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL and the Company’s Bylaws empower the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under Section 145.

According to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and the Bylaws, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of Article Eighth of the Certificate by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company with respect to events occurring prior to the time of such repeal or modification.

II-1

The Certificate also permits the Company, to the full extent permitted by Section 145 of DGCL, to indemnify all persons whom it may indemnify pursuant thereto. The Certificate and Bylaws provide that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding for which such officer or director may be entitled to indemnification under the Certificate shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.

According to the Bylaws, the indemnification and advancement of expenses provided by, or granted pursuant to the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

2.1	Agreement and Plan of Merger, dated as of October 27, 2017, by and among Andina Acquisition Corp. II, Andina II Holdco Corp., Andina II Merger Sub Inc., Lazy Days’ R.V. Center, Inc. and A. Lorne Weil (included as Annex A to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
3.1	Form of Amended and Restated Certificate of Incorporation of Lazydays Holdings, Inc. (included as Annex B to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
3.2	Form of Bylaws of Lazydays Holdings, Inc. (included as Annex B to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
3.3	Certificate of Designations of Series A Preferred Stock of Lazydays Holdings, Inc. (included as Annex D to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
4.1	Specimen Common Stock Certificate of Lazydays Holdings, Inc. (filed as Exhibit 4.5 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
4.2	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.5 of Andina’s Form S-1/A filed on November 6, 2015).
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Andina (incorporated by reference to Exhibit 4.7 of Andina’s Form S-1/A filed on November 6, 2015).
4.4	Form of Specimen Series A Preferred Stock Certificate (filed as Exhibit 4.4 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on March 30, 2018 and incorporated herein by reference).
4.5	Form of Common Stock purchase warrant (filed as Exhibit 4.5 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on March 30, 2018 and incorporated herein by reference).
4.6	Form of Pre-Funded Common Stock Purchase warrant (filed as Exhibit 4.6 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on March 30, 2018 and incorporated herein by reference).
5.1	Opinion of Akerman LLP*
10.1	Registration Rights Agreement between Andina and certain security holders of Andina (incorporated by reference to Exhibit 10.1 of Andina’s Current Report on Form 8-K filed on December 1, 2015).
10.2	2018 Long-Term Incentive Plan+ (included as Annex C to the Proxy Statement/Prospectus/Information Statement and incorporated herein by reference).
10.3	Employment Agreement between Lazydays Holdings, Inc. and William Murnane+ (filed as Exhibit 10.11 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.4	Employment Agreement between Lazydays Holdings, Inc. and Maura Berney+ (filed as Exhibit 10.12 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.5.1	Form of Securities Purchase Agreement (Preferred) (filed as Exhibit 10.13.1 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.5.2	Form of Securities Purchase Agreement (Unit) (filed as Exhibit 10.13.2 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.6	Lease Agreement by and between Cars MTI-4 L.P., as Landlord, and LDRV Holdings Corp., as Tenant (filed as Exhibit 10.14 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).

II-2

10.7	Lease Agreement between Chambers 3640, LLC, as Landlord, and Lazydays Mile HI RV, LLC, as Tenant (filed as Exhibit 10.15 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.8	Lease Agreement between 6701 Marketplace Drive, LLC, as Landlord, and Lazydays RV America, LLC, as Tenant (filed as Exhibit 10.16 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.9	Lease Agreement between DS Real Estate, LLC, as Landlord, and Lazydays RV Discount, LLC, as Tenant (filed as Exhibit 10.17 to the Registration Statement on Form S-4 (SEC File No. 333-221723) and incorporated herein by reference).
10.10	Credit Agreement, dated March 15, 2018, among LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC and Lazydays Mile HI RV, LLC, and various other affiliated entities thereafter parties thereto, as Borrowers, Manufacturers and Traders Trust Company, as Administrative Agent, Swingline Lender, Issuing Bank and Lender, and various other financial institutions who may become lender parties thereto (filed as Exhibit 10.10 to the Form 8-K filed on March 21, 2018).
10.11	Security Agreement, dated March 15, 2018, by and between LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile HI RV, LLC, as Borrowers, Lazydays Holdings Inc., Lazy Days’ R.V. Center, Inc., Lazydays RV America, LLC, and Lazydays Land Holdings, LLC, as Guarantors, and Manufacturers and Traders Trust Company, as administrative agent under the Credit Agreement of even date therewith (filed as Exhibit 10.11 to the Form 8-K filed on March 21, 2018).
10.12	Guaranty Agreement, dated March 15, 2018, by certain parties named therein (filed as Exhibit 10.12 to the Form 8-K filed on March 21, 2018).
10.13	Form of Registration Rights Agreement between Lazydays Holdings, Inc. and the PIPE investors (filed as Exhibit 10.13 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on March 30, 2018 and incorporated herein by reference).
10.14	Form of Registration Rights Agreement between Lazydays Holdings, Inc. and the PIPE investors (filed as Exhibit 10.14 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on March 30, 2018 and incorporated herein by reference).
10.15	Employment Offer Letter between Lazydays Holdings, Inc. and Nicholas Tomashot.+(filed as Exhibit 10.15 to Amendment No. 2 to the Registration Statement on Form S-1 (SEC File No. 333-224063) filed with the SEC on May 22, 2018 and incorporated herein by reference).
21.1	Subsidiaries of the Company*
23.1	Consent of Marcum LLP*
23.2	Consent of Akerman LLP (included with Exhibit 5.1)*
24.1	Power of Attorney (included with the signature page of this Form S-4).
101.INS	XBRL Instance Document.*
101.SCG	XBRL Taxonomy Extension Schema.*
101.CAL	XBRL Taxonomy Calculation Linkbase.*
101.DEF	XBRL Taxonomy Definition Linkbase.*
101.LAB	XBRL Taxonomy Extension Label Linkbase.*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase.*

*	Filed herewith.
+	Management compensatory plan or arrangement.

II-3

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes

(1) as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-4

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seffner, State of Florida on August 31, 2018.

LAZYDAYS HOLDINGS, INC.

By:	/s/ William P. Murnane
Name:	William P. Murnane
Title:	Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Murnane and Nicholas Tomashot, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Murnane	Chief Executive Officer and Chairman (Principal Executive Officer)	August 31, 2018
William P. Murnane

/s/ Nicholas Tomashot	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2018
Nicholas Tomashot

/s/ James Meehan	Corporate Controller	August 31, 2018
James Meehan

/s/ Jerry Comstock	Director	August 31, 2018
Jerry Comstock

/s/ James J. Fredlake	Director	August 31, 2018
James J. Fredlake

/s/ Jordan Gnat	Director	August 31, 2018
Jordan Gnat

/s/ Erika Serow	Director	August 31, 2018
Erika Serow

/s/ Christopher S. Shackelton	Director	August 31, 2018
Christopher S. Shackelton

/s/ B. Luke Weil	Director	August 31, 2018
B. Luke Weil

II-5